Exhibit 99.1

Conformed Copy

CREDIT AGREEMENT

DATED AS OF JULY 9, 2010

among

HEXCEL CORPORATION,

and

HEXCEL HOLDINGS SASU,

as Borrowers,

THE LENDERS LISTED HEREIN,

as Lenders,

BANC OF AMERICA SECURITIES LLC,

as Joint Book Manager and Joint Lead Arranger,

RBS CITIZENS, N.A.,

as Syndication Agent, Joint Book Manager and Joint Lead Arranger,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

HSBC BANK USA, NATIONAL ASSOCIATION,
TD BANK, N.A.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule 24b-2.  The location of an omitted portion is indicated by a set of asterisks within brackets (“[***]”).

		Page

Section 1.	DEFINITIONS	2
1.1	Certain Defined Terms	2
1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	37
1.3	Other Definitional Provisions and Rules of Construction	37
1.4	Exchange Rates; Currency Equivalents	38
1.5	Additional Alternative Currencies	38
1.6	Change of Currency	39
1.7	Letter of Credit Amounts	40
Section 2.	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS	40
2.1	Commitments; Making of Loans; the Register; Optional Notes	40
2.2	Interest on the Loans	48
2.3	Fees	53
2.4	Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties	54
2.5	Use of Proceeds	64
2.6	Special Provisions Governing Eurocurrency Rate Loans	64
2.7	Increased Costs; Taxes; Capital Adequacy	68
2.8	Statement of Lenders; Obligation of Lenders and Issuing Lender to Mitigate	74
2.9	Replacement of a Lender	75
2.10	Incremental Term Loan Commitments and Revolving Loan Commitments	76
2.11	Cash Collateral	78
2.12	Defaulting Lenders	79
Section 3.	LETTERS OF CREDIT	81
3.1	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein	81
3.2	Letter of Credit Fees	83
3.3	Drawings and Reimbursement of Amounts Paid Under Letters of Credit	84

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS

I	FORM OF NOTICE OF BORROWING

II	FORM OF NOTICE OF CONVERSION/CONTINUATION

III	FORM OF TRANCHE A TERM NOTE

IV	FORM OF REVOLVING NOTE

V	FORM OF SWING LINE NOTE

VI	FORM OF COMPLIANCE CERTIFICATE

VII	FORM OF ASSIGNMENT AGREEMENT

VIII	FORM OF FINANCIAL CONDITION CERTIFICATE

IX	FORM OF COMPANY GUARANTY

X	FORM OF SUBSIDIARY GUARANTY

XI	FORM OF SECURITY AGREEMENT

XII	FORM OF MORTGAGE

SCHEDULES

1.1A	CERTAIN LITIGATION

1.1B	CERTAIN MATTERS

1.1C	MANDATORY COSTS

2.1A	COMMITMENTS AND PRO RATA SHARES

4.1C	CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP

4.1K	CLOSING DATE MORTGAGED PROPERTIES

5.1	SUBSIDIARIES OF COMPANY

5.3	FINANCIAL STATEMENTS AND INFORMATION

5.5B	REAL PROPERTY

5.5C	INTELLECTUAL PROPERTY

5.11	CERTAIN EMPLOYEE BENEFIT PLANS

6.13	POST CLOSING DELIVERIES

7.1	CERTAIN EXISTING INDEBTEDNESS

7.2	CERTAIN EXISTING LIENS

7.3A	CERTAIN EXISTING INVESTMENTS

7.3B	CERTAIN EXISTING JOINT VENTURE INVESTMENTS

7.4	CERTAIN EXISTING CONTINGENT OBLIGATIONS

7.7	CERTAIN ASSET SALES

7.9	CERTAIN TRANSACTIONS WITH AFFILIATES

10.8	FUNDING AND PAYMENT OFFICE; CERTAIN ADDRESSES FOR NOTICE

HEXCEL CORPORATION

CREDIT AGREEMENT

This CREDIT AGREEMENT is dated as of July 9, 2010 and entered into by and among HEXCEL CORPORATION, a Delaware corporation (“Company”), HEXCEL HOLDINGS SASU, a société par actions simplifiée organized under the laws of France (“Co-Borrower” and together with Company, the “Borrowers” and each a “Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO (each individually referred to herein as a “Lender” and collectively as “Lenders”), RBS CITIZENS, N.A. (“RBS”), as syndication agent for Lenders (in such capacity, “Syndication Agent”), as a joint book manager and as a joint lead arranger, BANC OF AMERICA SECURITIES LLC (“BAS”), as a joint book manager (in such capacity, together with RBS in such capacity, “Joint Book Managers”) and as a joint lead arranger (in such capacity, together with RBS in such capacity, “Joint Lead Arrangers”), HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), as a documentation agent, TD BANK, N.A. (“TD”), as a documentation agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a documentation agent (in such capacity, together with HSBC and TD, “Documentation Agents”), and BANK OF AMERICA, N.A., as administrative agent for Lenders (in such capacity, “Administrative Agent”).

R E C I T A L S

WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to the Borrowers, the proceeds of which will be used (i) to repay in full all Indebtedness outstanding under the Existing Credit Agreement and the payment of fees and expenses in connection therewith, and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries (capitalized terms used herein without definition are defined in subsection 1.1 of this Agreement);

WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of the Secured Parties, a First Priority Lien on substantially all of its real and personal property, all of the Capital Stock of its Material Domestic Subsidiaries (other than any Domestic Foreign Holding Companies) and first-tier Material Foreign Subsidiaries (other than any Foreign Corporations) and 65% of the Capital Stock of its Domestic Foreign Holding Companies and first-tier Foreign Corporations; and

WHEREAS, Subsidiary Guarantors have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of the Secured Parties, a First Priority Lien on substantially all of their real and personal property, all of the Capital Stock of their Material Domestic Subsidiaries (other than any Domestic Foreign Holding Companies) and first-tier Material Foreign Subsidiaries (other than any Foreign Corporations) and 65% of the Capital Stock of their Domestic Foreign Holding Companies and first-tier Foreign Corporations subject to the terms and conditions set forth in the Loan Documents:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, Lenders, Syndication Agent, Joint Book Managers, Joint Lead Arrangers, Documentation Agents and Administrative Agent agree as follows:

Section 1.              DEFINITIONS

1.1          Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Additional Mortgaged Property” has the meaning set forth in subsection 6.9.

“Additional Mortgages” has the meaning set forth in subsection 6.9.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

“Administrative Agent Fee Letter” has the meaning assigned to that term in the definition of “Fee Letters”.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Funds” means Funds that are administered, advised or managed by (i) a single entity or (ii) entities that are Affiliates of each other.

“Agents” means Administrative Agent, Syndication Agent, Joint Book Managers, Joint Lead Arrangers, Documentation Agents, Supplemental Collateral Agents and Related Parties.

“Aggregate Amounts Due” has the meaning assigned to that term in subsection 10.5.

“Agreement” means this Credit Agreement dated as of July 9, 2010.

“Agreement Currency” has the meaning set forth in subsection 10.21.

“Alabama Property” means that certain Real Property Asset located at 3300 Mallard Fox Drive, Decatur, Alabama.

“Alternative Currency” means each of Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.5.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the aggregate Commitments and $75,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Loan Commitment Amount.

“Applicable Foreign Obligor Documents” has the meaning set forth in subsection 5.19.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by Administrative Agent or Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any direct or indirect sale, lease, transfer, conveyance and other disposition (or series of related sales, leases, transfers, conveyances or other dispositions) by Company or any of its Subsidiaries to any Person other than Company or any of its wholly owned Subsidiaries of (i) any of the stock of any of Company’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) sales, assignments, discounts, transfers or dispositions of accounts or notes (including for less than the face value thereof) in the ordinary course of business for purposes of compromise or collection and (d) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,500,000 or less).

“Assignment Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit VII annexed hereto.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” or any successor statute.

“BAS” means Banc of America Securities LLC and its successors.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurocurrency Rate for a Eurocurrency Rate Loan denominated in Dollars with a one-month interest period commencing on such day plus 1.0%.  Any change in the Base Rate due to a change in the Prime Rate shall be effective as of the opening of business on the day specified in the public announcement of such change in the Prime Rate.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.  All Base Rate Loans shall be denominated in Dollars.

“Base Rate Margin” means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

“Borrower” and “Borrowers” have the meaning assigned to each such term in the introduction to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Funding and Payment Office with respect to Obligations denominated in Dollars is located and,

(a)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, “Business Day” means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, “Business Day” means a TARGET Day;

(c)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, “Business Day” means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)           if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), “Business Day” means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means the capital stock of or other equity interests in a Person.  “Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Administrative Agent, Issuing Lender or Swing Line Lender (as applicable) and the Revolving Lenders, as collateral for Obligations in respect of Letters of Credit, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if Issuing Lender or Swing Line Lender benefitting from such collateral shall agree in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) Administrative Agent and (b) Issuing Lender or Swing Line Lender (as applicable) (which documents are hereby consented to by the Lenders).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments (determined at the time such Investment was made), (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit, bankers’ acceptances and money market deposits maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) Investments in repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (iv) above at the time such Investment is made.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (a) at the time that it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) is party to a Cash Management Agreement on the date that such Person or its Affiliate becomes a Lender, in each case in such Person’s capacity as a party to such Cash Management Agreement.

“Change in Control” means any of the following: (i) any Person, either individually or acting in concert with one or more other Persons as a “group,” shall have acquired beneficial ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 40% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency; (ii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body during any period of two consecutive years are not Continuing Members; and (iii) the occurrence of any “Change of Control” as defined in (to the extent then-outstanding) the Senior Subordinated Note Indenture or any Permitted Debt Securities.  As used herein, the term “group”, “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (iii) any determination of a court or other Government Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority.

“Charges” has the meaning set forth in subsection 2.2G.

“Closing Date” means the date on which the initial Loans are made.

“Closing Date Mortgage Policies” has the meaning assigned to that term in subsection 4.1K.

“Closing Date Mortgaged Property” has the meaning set forth in subsection 4.1K.

“Closing Date Mortgages” has the meaning set forth in subsection 4.1K.

“Co-Borrower” has the meaning assigned to that term in the introduction to this Agreement.

“Co-Borrower Sublimit” means an amount equal to the lesser of the aggregate Commitments and $75,000,000.  The Co-Borrower Sublimit is part of, and not in addition to, the Revolving Loan Commitment Amount.

“Collateral” means, collectively, all of the real and personal property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account” has the meaning assigned to that term in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Foreign Pledge Agreements, the Mortgages, the Control Agreements and all other agreements, instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of the Secured Parties, a Lien on any real or personal property of that Loan Party as security for the Obligations and any obligation or liability arising under any Secured Hedge Agreement or Secured Cash Management Agreement (as applicable), each of which shall be in form and substance reasonably satisfactory to Administrative Agent.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

“Commitments” means the commitments of Lenders to make Loans as set forth in subsections 2.1A and 3.3.

“Communications” has the meaning assigned to that term in subsection 10.8.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Company Guaranty” means the Company Guaranty executed and delivered by Company on the Closing Date in favor of the Secured Parties, substantially in the form of Exhibit IX.

“Compliance Certificate” means a certificate substantially in the form of Exhibit VI annexed hereto.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June 2010 prepared by Company, BAS and RBS relating to the credit facilities evidenced by this Agreement.

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in “property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii) through (vi), to the extent deducted in the calculation of Consolidated Net Income, less non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of revolving credit facilities (including the Revolving Loans) except to the extent the revolving commitments in respect thereof (including the Revolving Loan Commitment Amount) are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Interest Expense, (d) current taxes based on income of Company and its Subsidiaries and paid in cash with respect to such period and (e) the amount of any Investments made by Company or any of its Subsidiaries in, or in respect of, Joint Ventures and third parties, not to exceed (1) $10,000,000 annually in any Fiscal Year and (2) $40,000,000 in the aggregate.

“Consolidated Interest Expense” means, for any period, total interest expense of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness for such period, including, to the extent not otherwise included in such interest expense, and to the extent incurred by Company or its Subsidiaries in such period, without duplication, (a) interest expense attributable to Capital Lease obligations; (b) amortization of debt discount and debt issuance cost; (c) non-cash interest expense; (d) accrued interest; (e) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (f) interest actually paid by Company or any such Subsidiary under any guaranty of Indebtedness of any other Person; (g) net payments, if any, made pursuant to Interest Rate Agreements (including amortization of fees) and (h) amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 payable on or before the Closing Date.

“Consolidated Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt as at such date to (ii) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, however, that the following shall not be included in the calculation of Consolidated Net Income: (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales not made in the ordinary course of business or attributable to returned surplus assets of any Pension Plan, (v) the cumulative effect of a change in accounting principles, (vi) non-cash compensation expense related to the issuance of stock incentives pursuant to any equity incentive plans, (vii) restructuring charges and reserves (to the extent not included in clause (iv) above) taken by Company or its Subsidiaries; provided, that the aggregate amount of any such charges or reserves excluded pursuant to this clause (vii) shall not exceed $5,000,000 in any Fiscal Year and any such amounts in excess of $5,000,000 in any Fiscal Year shall be included in the calculation of Consolidated Net Income for the period when such amounts are expensed, (viii) goodwill impairment write-downs, (ix) the reversal of any reserve originally taken by Company or its Subsidiaries pursuant to clause (vii) above, (x) gains or losses from the early retirement or extinguishment of Indebtedness, (xi) judgments and costs of settlement in the matters and in the amounts set forth on Schedule 1.1A, (xii) transaction expenses related to a secondary offering of Company’s common stock; provided, that the aggregate amount of all such transaction expenses incurred for all secondary offerings of Company’s common stock excluded pursuant to this clause (xii) shall not exceed $2,500,000 per Fiscal Year and any such amounts in excess of $2,500,000 per Fiscal Year shall be included in the calculation of Consolidated Net Income for the period when such amounts are expensed; (xiii) judgments and costs of settlement and cleanup in the environmental matters specifically disclosed by Company with particularity in any filing on Form 10-K, 10-Q or 8-K made with the Securities and Exchange Commission since December 31, 2009 and prior to the Closing Date in an aggregate amount not to exceed $10,000,000 at any time, and (xiv) (to the extent not included in clauses (i) through (xiii) above) any net extraordinary gain or loss.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess (or deficit) of accounts receivable and inventory over accounts payable.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated

Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) with respect to net payment obligations of such Person under Hedge Agreements.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person obligated in respect of such Contingent Obligation.

“Continuing Member” means, as of any date of determination any member of the Governing Body of Company who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

“Contractual Obligation”, as applied to any Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument or other material Security to which that Person is a party or to which such Person or any of its properties is subject.

“Control Agreement” means an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent’s security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Defaulting Lender” means, subject to subsection 2.12B, any Lender that, as determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Company or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (d) has failed, within three (3) Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Government Authority.

“Deposit Account” means a “deposit account” as defined in Article 9 of the UCC.

“Disclosed Matter” means any matter that has been (i) disclosed by Company on Schedule 1.1B hereto or (ii) specifically disclosed by Company with particularity in (a) any filing on Form 10-K, 10-Q or 8-K made with the Securities and Exchange Commission since December 31, 2009 and prior to the Closing Date or (b) in the Confidential Information Memorandum; provided, that, with respect to the foregoing clause (ii), no matter shall constitute a “Disclosed Matter” to the extent it shall prove to be, or shall become, materially more adverse to Company and its Subsidiaries taken as whole or to the Lenders than it would have reasonably appeared to be on the basis of the disclosure contained in any of the documents referred to in the foregoing clause (ii).

“Documentation Agents” has the meaning assigned to that term in the introduction to this Agreement.

“Dollar” and the sign “$” mean the lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by Administrative

Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Foreign Holding Company” means any Domestic Subsidiary of Company that owns, directly or indirectly, the stock of one or more Foreign Subsidiaries of Company, provided that the fair market value of the gross assets of such Domestic Subsidiary (not including the portion of such fair market value which is attributable to (x) the stock of any Foreign Subsidiary owned, directly or indirectly, by such Domestic Subsidiary and (y) any asset held directly by such Domestic Subsidiary for less than 31 calendar days) does not exceed $1,000,000.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“EDGAR Website” means a publicly available website maintained by or on behalf of the Securities and Exchange Commission for access to documents filed in the EDGAR database.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender (other than any Defaulting Lender or any of its Subsidiaries) which is not incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction; and (ii)(a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is a “qualified institutional buyer” (as defined under Rule 144A promulgated under the Securities Act) that extends credit or buys loans in the ordinary course including insurance companies, mutual funds and lease financing companies; all provided that such bank or other entity is not incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or has been maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future federal, state, foreign, or local laws, statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, codes, binding and enforceable guidelines, binding and enforceable written policy or rule of common law, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Safe Drinking Water Act, 42 USC. § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.  § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC.  § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.  §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials), all rules are regulations related thereto; and any state and local counterparts, equivalents or similar laws.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor thereto.

“ERISA Affiliate”, as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with

Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii)(A) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or (B) the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, or that it is in endangered or critical status, within the meaning of Section 305 of ERISA; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 4 12(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (x) a determination that any Pension Plan is in “at-risk” status (as defined in Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Internal Revenue Code).

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or any successor thereto, or if such page or service shall not be available, such other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on such date in Same Day Funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at approximately 11:00 a.m., London time determined two Business Days prior to such date at their request at the date and time of determination.

“Eurocurrency Rate Loans” means Loans bearing interest at rates determined by reference to clause (a) of the definition of “Eurocurrency Rate” as provided in subsection 2.2A.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Eurocurrency Rate Margin” means the margin over the Eurocurrency Rate used in determining the rate of interest of Eurocurrency Rate Loans pursuant to subsection 2.2A.

“Event of Default” means each of the events set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of a Borrower under this Agreement or any other Loan Document (i) taxes that are imposed on the overall net income (however denominated) and franchise taxes imposed in lieu thereof (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Borrower is located, (iii) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (e) of subsection 2.7B(iv), (iv) in the case of a Foreign Lender (other than an assignee pursuant to a request of Company under subsection 2.9), Administrative Agent or other recipient of payment hereunder, any United States withholding tax that (x) is imposed on amounts payable to such Person at the time it becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding tax pursuant to subsection 2.7B,  (y) is attributable to such Person’s failure or inability (other than as a result of a Change in Law) to comply with its obligations under subsection 2.7B(iv) or (z) is required to be deducted under applicable law from any payment hereunder on the basis of information provided by such Person pursuant to clause (d) of subsection 2.7(B)(iv), and (v) any tax that is imposed as a result of such Person’s failure to comply with Section 1471 through 1474 of the Internal Revenue Code and any regulations or official guidance thereunder.

“Existing Credit Agreement” means the Credit Agreement, dated as of May 21, 2009, by and among Company, the lenders from time to time party thereto, Deutsche Bank Securities Inc., as joint book manager and joint lead arranger, Banc of America Securities LLC, as syndication agent, joint bank manager and a joint lead arranger, Deutsche Bank Trust Company Americas, as administrative agent, and other agents party thereto.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  termination of the Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Counterparty shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to Administrative Agent and Issuing Lender shall have been made).

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or, if such rate is not so published on such next succeeding Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Fee Letters” means (i) the letter agreement, dated June 4, 2010, among Company, Administrative Agent, and Joint Lead Arrangers, (ii) the letter agreement, dated June 4, 2010, among Company, Administrative Agent and BAS (the “Administrative Agent Fee Letter”), and (iii) the letter agreement, dated June 4, 2010, between Company and RBS.

“Financial Officer” means the chief executive officer, chief financial officer, treasurer or controller of Company.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A)

and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Corporation” means any Foreign Subsidiary of Company that is treated as a corporation for United States federal income tax purposes.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Pledge Agreement” means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by Company or any Subsidiary Guarantor that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent.

“Foreign Subsidiary” means any Subsidiary of Company that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Revolving Lender that is a Defaulting Lender, (a) with respect to Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Usage (other than Letter of Credit Usage as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof), and (b) with respect to Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans (other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by Company or Cash Collateralized in accordance with the terms hereof).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding and Payment Office” means, with respect to any currency, the office of Administrative Agent, Issuing Lender and Swing Line Lender as set forth on Schedule 10.8 with respect to such currency, or such other office of Administrative Agent, Issuing Lender and Swing Line Lender with respect to such currency as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender; provided, however, that no Funding and Payment Office shall be located on a Non-Cooperative Jurisdiction.

“Funding Date” means the date of funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, or notice to, any Government Authority.

“Granting Lender” has the meaning assigned to that term in subsection 10.1B(iv).

“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means (i) any Currency Agreement designed to hedge against fluctuations in currency values, exchange rates or forward rates, or any similar agreement designed to hedge against fluctuations in commodity prices and (ii) any Interest Rate Agreement.

“Hedge Counterparty” means any Person that (a) at the time that it enters into any Hedge Agreement, is a Lender or an Affiliate of a Lender, or (b) is party to a Hedge Agreement on the date that such Person or its Affiliate becomes a Lender, in each case in such Person’s capacity as a party to such Hedge Agreement.

“Increased Amount Date” has the meaning assigned to such term in subsection 2.10.

“Incremental Amount” means, at any time, the excess, if any, of (a) $150,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Loan Commitments established prior to such time pursuant to subsection 2.10.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to Administrative Agent, among the Borrowers, Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Loan Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan Commitment” means the commitment of any Lender, established pursuant to subsection 2.10, to make Incremental Revolving Loans to Company.

“Incremental Revolving Loan Commitment Termination Date” means the final maturity date of any Incremental Revolving Loan, as set forth in the applicable Incremental Assumption Agreement.

“Incremental Revolving Loans” means Revolving Loans made by one or more Lenders to Company pursuant to subsection 2.1A(iv).  Incremental Revolving Loans may be made in the form of additional Revolving Loans or, to the extent permitted by subsection 2.10 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to subsection 2.10, to make Incremental Term Loans to Company.

“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” means Term Loans made by one or more Lenders to Company pursuant to subsection 2.1A(iv).  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by subsection 2.10 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (excluding any such notes payable and drafts relating to trade accounts payable or accrued liabilities (other than accrued liabilities in respect of the items described in the other clauses of this definition) arising in the ordinary course of business and payable in accordance with customary practice or which are being contested in good faith), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and excluding trade accounts payable or accrued liabilities (other than accrued liabilities in respect of the items described in the other clauses of this definition) arising in the ordinary course of business and payable in accordance with customary practice or which are being contested in good faith), which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, (v) Synthetic Lease Obligations, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.  Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in subsection 10.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” and “Indemnitees” has the meaning assigned to that term in subsection 10.3.

“Intellectual Property” means all issued patents, pending patent applications, trademarks, tradenames, copyrights, software, service-marks and trade secrets, including those in know-how, technology and processes, used in the conduct of the business of Company and its Subsidiaries.

“Interest Payment Date” means (i) with respect to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include the date that is three (3) months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees, officers and directors for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, and other advances in respect of customary indemnification obligations owed to employees, officers and directors) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original amount of any such Investment).

“IP Collateral” means, collectively, the Intellectual Property of Company or a Subsidiary Guarantor that constitutes Collateral under the Security Agreement.

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on, or evidence the interest of Administrative Agent and the Secured Parties in, any IP Collateral.

“Issuing Lender” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Joint Book Managers” has the meaning assigned to that term in the introduction to this Agreement.

“Joint Lead Arrangers” has the meaning assigned to that term in the introduction to this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Judgment Currency” has the meaning set forth in subsection 10.21.

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term “Lenders” shall include Swing Line Lender unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Letter of Credit” or “Letters of Credit” means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Company pursuant to subsection 3.1.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Expiration Date” means the day that is five (5) days prior to the Revolving Loan Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” or “Loans” means one or more of the Loans made by Lenders to Company pursuant to subsection 2.1A.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), Company Guaranty, the Subsidiary Guaranty, the Collateral Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.11 and the Fee Letters.

“Loan Party” means each of Company, the Co-Borrower and any of Company’s Subsidiaries from time to time executing a Loan Document, and “Loan Parties” means all such Persons, collectively.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1C.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform the Obligations or (iii) the rights, remedies and benefits available to Administrative Agent or any Lender under any Loan Documents.

“Material Domestic Subsidiary” means a Material Subsidiary of Company that is a Domestic Subsidiary.

“Material Foreign Subsidiary” means a Material Subsidiary of Company that is a Foreign Subsidiary.

“Material Subsidiary” means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries.

“Maturity Date” means the Revolving Loan Commitment Termination Date, the Tranche A Term Loan Maturity Date, the Incremental Revolving Loan Commitment Termination Date and the Incremental Term Loan Maturity Date, as the context may require.

“Maximum Consolidated Capital Expenditures Amount” has the meaning assigned to that term in subsection 7.8.

“Maximum Rate” has the meaning set forth in subsection 2.2G.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XII annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage.  “Mortgages” means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or a Subsidiary from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes paid or payable, or reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid in connection with the receipt of such cash payment to a Person that is not an Affiliate of any Loan Party, (iii) reasonable brokerage fees and legal expenses incurred in connection with such Asset Sale and (iv) any reasonable reserves established against liabilities reasonably anticipated and attributable to such Asset Sale, including, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received by Company or any Subsidiary Guarantor (i) under any casualty insurance policy in respect of a covered loss thereunder and (ii) as a result of the taking of any assets of Company or any Subsidiary Guarantor by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of (x) any actual and reasonable documented costs incurred by Company or any Subsidiary Guarantor in connection with the adjustment or settlement of any claims of Company or such Subsidiary Guarantor in respect thereof, (y) any bona fide direct costs incurred in connection with any such taking or sale of such assets, including (A) income or gains taxes paid or payable, or reasonably estimated to be actually payable within two years of the date of such sale as a result of any gain recognized in connection therewith and (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on such assets in question and that is required to be repaid under the terms thereof as a result of such taking or asset sale.

“Net Securities Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock (other than to Company or any of its Subsidiaries or pursuant to any employee, officer or director stock, stock option or other compensation plan) of or incurrence of Indebtedness by Company or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Company.

“Non-Consenting Lender” has the meaning assigned to that term in subsection 2.9.

“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (État ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French tax code (Code Général des Impôts), as such list may be amended from time to time. Notwithstanding anything to the contrary herein, the United States shall under no circumstance be deemed to be a Non-Cooperative Jurisdiction with respect to this Agreement.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Notes” means one or more of the Tranche A Term Notes, Revolving Notes or Swing Line Note, or any promissory notes issued to evidence Incremental Term Loans or Incremental Revolving Loans, or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officer” means the president, chief executive officer, a vice president, chief financial officer, chief accounting officer, the controller, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“OID” has the meaning assigned to that term in subsection 2.10B.

“Organizational Documents” means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Other Revolving Loans” shall have the meaning assigned to such term in subsection 2.10.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges, fees, expenses or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Loans” shall have the meaning assigned to such term in subsection 2.10.

“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to Letters of Credit on any date, the Dollar Equivalent amount of the aggregate outstanding amount of Letter of Credit Usage on such date after giving effect to any issuance, extension or increase in the amount of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Usage as of such date, including as a result of any reimbursements by Company of any amount of unreimbursed drawings under any Letter of Credit.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by Administrative Agent, Issuing Lender, or Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1 C.

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act) Act of 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means the acquisition of all or any portion of the business and assets, or Capital Stock, of any Person which acquisition is permitted pursuant to clause (vi) of subsection 7.3.

“Permitted Debt Securities” shall mean unsecured senior, senior subordinated or subordinated notes contemplated to be issued by Company (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months after the final maturity date of the Term Loans, (ii) the covenants, events of default, Subsidiary guarantees and other material terms of which, taken as a whole, are, on customary market terms or terms more favorable to Company at the time of incurrence thereof as reasonably determined by a responsible officer of Company in good faith, (iii) in respect of which no Subsidiary of Company that is not an obligor under the Loan Documents is an obligor and (iv) after giving effect to the incurrence of which and the application of the proceeds therefrom Company would be in Pro Forma Compliance.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

(i)            Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(ii)           statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(iii)          deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure liability to insurance carriers under insurance or self-insurance arrangements, the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, or in connection with the payment of the exercise price and withholding taxes in respect of the exercise by employees of stock options, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(iv)          any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(v)           licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries and licenses permitted under subsection 7.7 hereof;

(vi)          easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(vii)         any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(viii)        Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(ix)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)            any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(xi)           Liens granted pursuant to the Collateral Documents; and

(xii)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

“Permitted Refinancings” shall mean the issuance of any Indebtedness (“Permitted Refinancing Indebtedness”) in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and discounts, fees, commissions and expenses in connection therewith),

(b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness (i) with respect to any Loan Party, shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (ii) with respect to any Subsidiary that is not a Loan Party, shall have no obligor that is a Loan Party, or greater guarantees or security, than the Indebtedness being Refinanced, (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, Administrative Agent on behalf of the Lenders or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable, taken as whole, to Administrative Agent on behalf of the Lenders than those contained in the documentation governing the Indebtedness being Refinanced; and provided further, that with respect to a Refinancing of Permitted Debt Securities, such Permitted Refinancing Indebtedness shall meet the requirements of clauses (i), (ii) and (iii) of the definition of “Permitted Debt Securities.”

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Platform” means an electronic delivery system (which may be provided by Administrative Agent, an Affiliate of Administrative Agent or any Person that is not an Affiliate of Administrative Agent), such as IntraLinks or a substantially similar electronic delivery system.

“Potential Event of Default” means a condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Prime Rate” means the rate that Bank of America publicly announces from time to time as its prime lending rate, as in effect from time to time.  The Prime Rate is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Bank of America or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such test or covenant after giving effect to (a) any proposed Permitted Acquisition, (b) any Asset Sale of a Subsidiary or operating entity for which historical financial statements for the relevant period are available or (c) any incurrence of Indebtedness (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, Asset Sale or incurrence of Indebtedness, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Staff of the Securities and Exchange Commission, and such other adjustments as are reasonably satisfactory to Administrative Agent, in each case as certified by the chief financial officer of Company) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of Company and its Subsidiaries, which shall be reformulated as if such Permitted Acquisitions or Asset Sale, and all other Permitted Acquisitions or Asset Sales that have been consummated during the period, and any Indebtedness or other liabilities to be incurred or repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred during such measurement period bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Pro Forma Compliance” means, at any date of determination, that Company shall be in pro forma compliance with any or all of the covenants set forth in subsections 7.6A and 7.6B, as applicable, as of the date of such determination or the last day of the most recently completed Fiscal Quarter, as the case may be (computed on the basis of (a) balance sheet amounts as of such date and (b) income statement amounts for the most recently completed period of four consecutive Fiscal Quarters for which financial statements shall have been delivered to Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.  The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence will be set forth in an allocation letter delivered to such Lender (with a copy to Company).

“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“RBS” has the meaning assigned to that term in the introduction to this Agreement.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party in any real property.

“Refunded Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iii).

“Register” has the meaning assigned to that term in subsection 2.1D.

“Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Related Parties” has the meaning assigned to that term in subsection 9.1A.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Request for Issuance” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Issuing Lender.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Loan Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders and (ii) the aggregate Revolving Loan Exposure; provided that, as set forth in subsection 2.12, the Term Loan Exposure and Revolving Loan Exposure, as applicable, held by any Defaulting Lender (other than any Voting Defaulting Lender) shall be excluded for the purposes of making a determination of Requisite Lenders.

“Requisite Revolving Lenders” means one or more Revolving Lenders having or holding Revolving Loan Exposure and representing more than 50% of the aggregate Revolving Loan Exposure; provided that, as set forth in subsection 2.12, the Revolving Loan Exposure, as applicable, held by any Revolving Lender that is a Defaulting Lender shall be excluded for the purposes of making a determination of Requisite Revolving Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or of common stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or fees with respect to, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to subsection 2.1, and (iii) such additional dates as Administrative Agent shall determine or the Requisite Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as Administrative Agent or Issuing Lender shall determine or the Requisite Lenders shall require.

“Revolving Lender” means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

“Revolving Loan Commitment” means the commitment of a Revolving Lender to make Revolving Loans to the applicable Borrower pursuant to subsections 2.1A(ii) and (iv), and “Revolving Loan Commitments” means such commitments of all Revolving Lenders in the aggregate.

“Revolving Loan Commitment Amount” means, at any date, the aggregate amount of the Revolving Loan Commitments of all Revolving Lenders.

“Revolving Loan Commitment Termination Date” means July 9, 2015; provided that if on or before November 15, 2014, the Senior Subordinated Notes have not been extended, defeased, renewed, repaid or otherwise satisfied or refinanced to a date that is no less than six months following July 9, 2015, the “Revolving Loan Commitment Termination Date” means November 15, 2014; provided further, in each case, if such date is not a Business Day, the Revolving Loan Commitment Termination Date shall be the preceding Business Day.

“Revolving Loan Exposure”, with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, the amount of that Lender’s Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof deemed purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments deemed purchased by that Lender in any outstanding Swing Line Loans.

“Revolving Loans” means, collectively, the Loans made by Revolving Lenders to Borrowers pursuant to subsections 2.1A(ii) and (iv) (including Incremental Revolving Loans).

“Revolving Notes” means any promissory notes of any Borrower issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit IV annexed hereto.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Secured Cash Management Agreement” means any Cash Management Agreement permitted by Section 6 or 7 that is entered into by and between any Loan Party or any Subsidiary of any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Hedge Agreement permitted by Section 6 or 7 that is entered into by and between any Loan Party or any Subsidiary of any Loan Party and any Hedge Counterparty.

“Secured Parties” means, collectively, with respect to the Collateral Documents, Administrative Agent, the Lenders, Issuing Lender, each Cash Management Bank and each Hedge Counterparty.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” as defined in Article 8 of the UCC.

“Securities Act” means the Securities Act of 1933 and any successor statute.

“Security Agreement” means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XI annexed hereto.

“Senior Subordinated Notes” means 6.75% Senior Subordinated Notes due 2015 issued by Company pursuant to the Senior Subordinated Note Indenture.

“Senior Subordinated Note Indenture” means the Indenture, dated as of February 1, 2005, between Company, as issuer, and The Bank of New York, as trustee, relating to the Senior Subordinated Notes.

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of debts and liabilities (including unmatured liabilities and contingent liabilities but without duplication of any underlying liability related thereto) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning assigned to that term in subsection 10.1B(iv).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by Administrative Agent or the Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that Administrative Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by Administrative Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standby Letter of Credit” means any letter of credit or similar instrument other than a Commercial Letter of Credit.

“Subject Lender” has the meaning assigned to that term in subsection 2.9.

“Subordinated Indebtedness” means (i) the Senior Subordinated Notes, (ii) Permitted Debt Securities and (iii) any other Indebtedness of Company incurred from time to time and subordinated in right of payment to the Obligations.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” means any Material Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8, or any other Subsidiary of Company that elects to execute and deliver a counterpart of the Subsidiary Guaranty and otherwise comply with the provisions of subsection 6.8.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by existing Material Domestic Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Material Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8 and any other Subsidiary of Company that elects to comply with the provisions of subsection 6.8, substantially in the form of Exhibit X annexed hereto.

“Supplemental Collateral Agent” has the meaning assigned to that term in subsection 9.1B.

“Swing Line Lender” means Bank of America, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

“Swing Line Loan Commitment” means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).  The Swing Line Loan Commitment is part of, and not in addition to, the Revolving Credit Commitments.

“Swing Line Loans” means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

“Swing Line Note” means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender, substantially in the form of Exhibit V annexed hereto.

“Syndication Agent” has the meaning assigned to that term in the introduction to this Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term Loan Commitment” means a Tranche A Term Loan Commitment or an Incremental Term Loan Commitment.

“Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, the sum, without duplication, of (i) the amount of that Lender’s unfunded Tranche A Term Loan Commitment, plus (ii) the outstanding principal amount of any Tranche A Term Loan of that Lender, plus (iii) the amount of that Lender’s unfunded Incremental Term Loan Commitment, plus, (iv) the outstanding principal amount of any Incremental Term Loan.

“Term Loans” means, collectively, the Tranche A Term Loans and Incremental Term Loans.

“Title Company” means one or more title insurance companies reasonably satisfactory to Administrative Agent.

“Total Domestic Assets” has the meaning set forth in subsection 6.8A.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the Outstanding Amount of Revolving Loans plus (ii) the Outstanding Amount of Swing Line Loans plus (iii) the Letter of Credit Usage.

“Tranche A Term Loan Commitment” means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche A Term Loan Maturity Date” means July 9, 2015; provided that if on or before November 15, 2014, the Senior Subordinated Notes have not been defeased, renewed, repaid or otherwise satisfied or refinanced to a date that is no less than six months following July 9, 2015, the “Tranche A Term Loan Maturity Date” means November 15, 2014; provided further, in each case, if such date is not a Business Day, the Tranche A Term Loan Maturity Date shall be the preceding Business Day.

“Tranche A Term Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

“Tranche A Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of Exhibit III annexed hereto.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, at any time, obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Voting Defaulting Lender” means a Lender that is a Defaulting Lender solely by virtue of such Lender’s direct or indirect parent having taken an action, or become subject to a proceeding or appointment, that is described in clause (e) of the definition of “Defaulting Lender”.

1.2                               Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii), (v) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)).  Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

1.3                               Other Definitional Provisions and Rules of Construction.

A.            Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.            References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C.            The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

D.            Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

E.             Unless the context requires otherwise, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

1.4                               Exchange Rates; Currency Equivalents.

A.            Administrative Agent or Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of credit extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by Administrative Agent or Issuing Lender, as applicable.

B.            Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Administrative Agent or the Issuing Lender, as the case may be.

1.5                               Additional Alternative Currencies.

A.            Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of Administrative Agent and Issuing Lender.

B.            Any such request shall be made to Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such earlier time or date as may be agreed by Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Lender, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, Administrative Agent shall promptly notify the Issuing Lender thereof.  Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

C.            Any failure by a Lender or Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Lender, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, Administrative Agent shall so notify Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowing of Eurocurrency Rate Loans; and if Administrative Agent and Issuing Lender consent to the issuance of Letters of Credit in such requested currency, Administrative Agent shall so notify Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If Administrative Agent shall fail to obtain consent to any request for an additional currency under this subsection 1.5, Administrative Agent shall promptly so notify Company.

1.6                               Change of Currency.

A.            Each obligation of Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

B.            Each provision of this Agreement shall be subject to such reasonable changes of construction as Administrative Agent may from time to time specify in a written notice to Company to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

Each provision of this Agreement also shall be subject to such reasonable changes of construction as Administrative Agent may from time to time specify in a written notice to Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.7                               Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any application or other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 2.              AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1                               Commitments; Making of Loans; the Register; Optional Notes.

A.            Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i), 2.1A(ii) and, as applicable, 2.1A(iv) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iii).

(i)            Tranche A Term Loans.  Each Lender that has a Tranche A Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A.  The initial amount of each Lender’s Tranche A Term Loan Commitment is set forth opposite the name of such Lender on Schedule 2.1A and the aggregate amount of the Tranche A Term Loan Commitments is $100,000,000; provided that the amount of the Tranche A Term Loan Commitment of each Lender shall be adjusted to give effect to any assignment of such Tranche A Term Loan Commitment pursuant to subsection 10.1B (in which case, the initial amount of such Lender’s Tranche A Term Loan Commitment is set forth in the Assignment Agreement).  Company may make only one borrowing under the Tranche A Term Loan Commitments.  Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

(ii)           Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the period from and including the Closing Date to the earliest of (1) the Revolving Loan Commitment Termination Date, (2) the date of the termination of the Revolving Loan Commitments pursuant to subsection 2.4B(ii) and (3) the date of the termination of the commitment of each Revolving Lender to make Revolving Loans and Issuing Lender to issue, increase or extend Letters of Credit pursuant to Section 8, an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B.  The original amount of each Revolving Lender’s Revolving Loan Commitment is set forth opposite the name of such Lender on Schedule 2.1A and the original Revolving Loan Commitment Amount is $150,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B (in which case, the amount of such Lender’s Revolving Loan Commitment is set forth in the Assignment Agreement) and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B.  Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.  Notwithstanding the foregoing, any Other Revolving Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall (w) the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitment Amount then in effect or (x) the aggregate principal amount of all outstanding Revolving Loans of any Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all Letters of Credit plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Loan Commitment, or (y) the aggregate Outstanding Amount of all Revolving Loans made to Co-Borrower shall not exceed the Co-Borrower Sublimit, or (z) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies plus the Outstanding Amount of all Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.

(iii)          Swing Line Loans.

(a)           General Provisions.  Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this subsection 2.1A(iii) and subject to the limitations set forth in the last paragraph of subsection 2.1A(ii) and set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, may in its sole discretion make a portion of the Revolving Loan Commitments available to Company from time to time on any Business Day from and including the Closing Date to the earliest of (1) the Revolving Loan Commitment Termination Date, (2) the date of the termination of the Revolving Loan Commitments pursuant to subsection 2.4B(ii) and (3) the date of the termination of the commitment of each Revolving Lender to make Revolving Loans and Issuing Lender to issue, increase or extend Letters of Credit pursuant to Section 8, by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender’s outstanding Revolving Loans and Swing Line Lender’s Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender’s Revolving

Loan Commitment.  The original amount of the Swing Line Loan Commitment is $10,000,000; provided that any reduction of the Revolving Loan Commitment Amount made pursuant to subsection 2.4 that reduces the Revolving Loan Commitment Amount to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the amount of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender.  The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

(b)           Swing Line Loan Prepayment with Proceeds of Revolving Loans.  With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given.  Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans.  Each Revolving Lender shall make an amount equal to its Pro Rata Share of the Refunded Swing Line Loans to Administrative Agent in immediately available funds at the Funding and Payment Office for Dollar-denominated payments not later than 1:00 P.M. (New York City time) on the Funding Date, whereupon, subject to subsection 2.1A(iii)(c), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to Company in such amount.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender.  Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay

Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  Administrative Agent shall promptly notify Company of any such charges.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

(c)           Swing Line Loan Participations.  On the Funding Date of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, purchase a risk participation in such Swing Line Loan in an amount equal to its Pro Rata Share.  If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of such Swing Line Loan or (2) the Revolving Loan Commitments are terminated at a time when such Swing Line Loan is outstanding, the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender pursuant to subsection 2.1A(iii)(b) shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to subsection 2.1A(iii)(b) shall be deemed payment in respect of such participation (such Revolving Lender’s Pro Rata Share calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments).  In the event any Revolving Lender fails to make available to Swing Line Lender any amount as provided in subsections 2.1A(iii)(b) and (c), Swing Line Lender shall be entitled to recover (acting through Administrative Agent) such amount on demand from such Revolving Lender together with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Refunded Swing Line Loan or funded participation in the relevant Swing Line Loan as the case may be.  In the event Swing Line Lender receives a payment of any amount with respect to which other Revolving Lenders have funded the purchase of risk participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.  A certificate of the Swing Line Lender submitted to any Revolving Lender (through

Administrative Agent) with respect to any amounts owing under this paragraph shall be conclusive absent manifest error.

(d)           Revolving Lenders’ Obligations.  Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iii)(b) and each Revolving Lender’s obligation to purchase and fund a risk participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the limitations set forth in the last paragraph of subsection 2.1A(ii) and the condition that (x) all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing Company for interest on Swing Line Loans.  Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this subsection 2.1A(iii) to refinance such Revolving Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(iv)          Each Lender having an Incremental Term Loan Commitment or an Incremental Revolving Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans and/or Incremental Revolving Loans to Company, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment or Incremental Revolving Loan Commitment, as the case may be.

B.            Borrowing Mechanics.  Loans made on any Funding Date (other than Swing Line Loans, Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount; provided that Loans made as Eurocurrency Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount.  Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount.  Whenever a Borrower desires that Lenders make Term Loans or Revolving Loans, the applicable Borrower shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) at least (i) three (3) Business Days in advance of the proposed Funding Date (in the case of a Eurocurrency Rate Loan denominated in Dollars), (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) in advance of the proposed Funding Date in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency, and (iii) on the proposed Funding Date (in the case of a Base Rate Loan) or, in the case of clauses (i), (ii) and (iii), such shorter period as approved by the Administrative Agent.  Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date.  Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurocurrency Rate Loans in the manner provided in subsection 2.2D.  If a Borrower fails to specify in the Notice of Borrowing whether the requested Loan shall be a Base Rate Loan or Eurocurrency Rate Loan, then the applicable Loans shall be made as Base Rate Loans.  In lieu of delivering a Notice of Borrowing, the applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

Neither Administrative Agent nor any Lender shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurocurrency Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

During the existence of an Event of Default, no Loan may be requested as a Eurocurrency Rate Loan (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders.

For the avoidance of doubt, Co-Borrower shall not have any liability for any obligations of Company under the Loan Documents.

C.            Disbursement of Funds.  Subject to subsection 2.12, all Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall the amount of the Commitment of any Lender to make the particular type of Loan requested or Pro Rata Share of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan or Swing Line Lender, as the case may be, of the proposed borrowing (including amount and currency and the applicable Borrower).  Each such Lender (other than Swing Line Lender) shall make the amount of its Loan available to Administrative Agent on the applicable Funding Date in Same Day Funds at the Funding and Payment Office for the applicable currency (i) not later than 1:00 P.M. (New York City time) for any Loan denominated in Dollars and (ii) not later than the Applicable Time specified by Administrative Agent in the case of any Loan in an Alternative Currency.  Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 P.M. (New York City time) on the applicable Funding Date (i) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the last paragraph of subsection 2.1A(ii) or (ii) that one or more of the applicable conditions specified in Section 4 is not then satisfied, Swing Line Lender shall make the amount of its Swing Line Loan available to Company not later than 3:00 P.M. (New York City time) on the applicable Funding Date by crediting the account of Company at the Funding and Payment Office.  Except as provided in subsection 2.1A(iii) and subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make all funds so received by Administrative Agent available to the applicable Borrower on the applicable Funding Date either by (a) causing an amount of Same Day Funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Funding and Payment Office or (b) wire transfer of such funds, in each case in accordance with instructions provided to Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Notice of Borrowing is given by a Borrower, there are unreimbursed drawings under any Letter of Credit outstanding that have not been refinanced as Revolving Loans, then the proceeds of such requested Loans, first, shall be applied to the payment in full of any such unreimbursed drawings, and second, shall be made available to the applicable Borrower as provided above.

Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date (or, in the case of a Notice of Borrowing for Base Rate Loans, prior to 12:00 Noon (New York City time) on such Funding Date) that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to

Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent and if such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to Administrative Agent in immediately available funds together with interest thereon, for each day from and including such Funding Date until but excluding the date such amount is paid to Administrative Agent, at (1) in the case of payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (2) in the case of payment made by the Borrowers, at the rate payable under this Agreement for Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.  Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

D.            The Register.  Administrative Agent, acting solely for these purposes as an agent of Company (and such agency being solely for tax purposes) (it being acknowledged that Administrative Agent (and any sub-agent), in such capacity, its Affiliates and its and its Affiliates’ partners, officers, directors, employees, agents, trustees and advisors shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company and Lenders upon reasonable prior notice at reasonable times at its address referred to in subsection 10.8) a register for the recordation of, and shall record, the names and addresses of Lenders and the respective amounts of the Tranche A Term Loan Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Incremental Term Loan Commitments, Incremental Revolving Loan Commitments, Tranche A Term Loans, Revolving Loans, Swing Line Loans, Incremental Term Loans and Incremental Revolving Loans of each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive (absent manifest error), Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records.  Failure to make any recordation in the Register or in any Lender’s records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.  In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender (and as a Voting Defaulting Lender).

E.             Optional Notes.  If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days’ prior to the Closing Date or upon two Business Days’ written notice any time thereafter, the applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a promissory note or promissory notes to evidence, as applicable, such Lender’s Tranche A Term Loan, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit III, Exhibit IV or Exhibit V annexed hereto, respectively, with appropriate insertions, or such Lender’s Incremental Term Loans or Incremental Revolving Loans.

2.2                               Interest on the Loans.

A.            Rate of Interest.  Subject to the provisions of subsections 2.2E, 2.6 and 2.7, each Tranche A Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurocurrency Rate, as applicable.  Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  The applicable basis for determining the rate of interest with respect to any Tranche A Term Loan or any Revolving Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Tranche A Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B).  If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

(i)            Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche A Loans and the Revolving Loans shall bear interest through maturity as follows:

(a)           if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv); or

(b)           if a Eurocurrency Rate Loan, then at the sum of the Eurocurrency Rate plus the Eurocurrency Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv) plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost:

Consolidated Leverage Ratio	Eurocurrency Rate Margin / Letter of Credit Fee	Base Rate Margin
Greater than or equal to 2:00:1.00	2.75%	1.75%
Greater than or equal to 1.75:1.00 but less than 2.00:1.00	2.25%	1.25%
Less than 1.75:1.00	2.00%	1.00%

provided that from the Closing Date to the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(iv) for the fiscal year ending December 31, 2010, the applicable margin for Eurocurrency Rate Loans shall be 2.75% per annum and for Base Rate Loans shall be 1.75% per annum.

(ii)           [Intentionally omitted].

(iii)          Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurocurrency Rate Margin shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Compliance Certificate (subject to the provisions of the foregoing clause (i)); provided that, if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until the Business Day next succeeding delivery of such Compliance Certificate, the applicable margins shall be the maximum percentage amount for Loans set forth above.

If, as a result of any restatement of or other adjustment to the financial statements of Company or for any other reason, Company or Administrative Agent or any Lender determines that (i) the Consolidated Leverage Ratio as calculated by Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or Issuing Lender, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the applicable Borrower under the Bankruptcy Code, automatically and without further action by Administrative Agent, any Lender or Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of Administrative Agent, any Lender or Issuing Lender, as the case may be, under subsection 2.2E, 3.2, 3.3B or Section 8 and the Lenders’ acceptance of payment of such amounts will not constitute a waiver of any default under this Agreement.  Company’s obligations under this paragraph will remain in effect so long as (a) any of the Commitments hereunder remain in effect, (b) any of the Loans or other Obligations (other than Unasserted Obligations) have not been paid in full or (c) any Letters of Credit have not been cancelled or expired.

(iv)          Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin.

(v)           Subject to the provisions of subsections 2.2E, 2.2G and 2.7, Incremental Term Loans and Incremental Revolving Loans shall bear interest through maturity at the rates specified in the applicable Incremental Assumption Agreements.

B.            Interest Periods.  In connection with each Eurocurrency Rate Loan, a Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, either a one, two, three or six month period; provided that:

(i)            the initial Interest Period for any Eurocurrency Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurocurrency Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Base Rate Loan converted to a Eurocurrency Rate Loan;

(ii)           in the case of immediately successive Interest Periods applicable to a Eurocurrency Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)          if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of the calendar month at the end of such Interest Period;

(v)           no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Term Loan Maturity Date, no Interest Period

with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date, no Interest Period with respect to any portion of any Incremental Term Loans shall extend beyond the applicable Incremental Term Loan Maturity Date and no Interest Period with respect to any portion of any Incremental Revolving Loan shall extend beyond the applicable Incremental Revolving Loan Commitment Termination Date;

(vi)          no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) aggregate principal amount of such type of Term Loans that are Eurocurrency Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

(vii)         there shall be no more than ten (10) Interest Periods outstanding at any time; and

(viii)        in the event the applicable Borrower fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month.

C.            Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be due and payable by the applicable Borrower in arrears on each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and on the Maturity Date.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect.

D.            Conversion or Continuation.  Subject to the provisions of subsection 2.6, each Borrower shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans or Revolving Loans equal to (x) with respect to conversion of Eurocurrency Rate Loans to Base Rate Loans, $1,000,000 and multiples of $100,000 in excess of that amount and (y) with respect to conversion of Base Rate Loans to Eurocurrency Rate Loans, $5,000,000 and multiples of $1,000,000 in excess of that amount or (ii) upon the expiration of any Interest Period applicable to a Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurocurrency Rate Loan.  If a Borrower fails to specify a type of Loan or fails to give a timely Notice of Conversion/Continuation with respect to any Loan, then the applicable Loan shall be automatically converted to or continued as a Base Rate Loan, provided, however, in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency, such Loan shall be continued as a Eurocurrency Rate Loan in its original currency with an Interest Period of one (1) month.  Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loan.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.  If a Borrower requests a Loan of, conversion to, or continuation of a Eurocurrency Rate Loan but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the applicable Borrower pays the amounts due, if any, under subsection 2.7 in connection therewith.  During the existence of an Event of Default, no Loans may be converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

The applicable Borrower shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York City time) at least (i) three (3) Business Days in advance of the proposed conversion/continuation date in the case of a Base Rate Loan or a Eurocurrency Rate Loan denominated in Dollars and (ii) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) in advance of the proposed conversion/continuation date in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency.  In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.  Administrative Agent shall notify each Lender of any Loan subject to a Notice of Conversion/Continuation.

E.             Default Rate.  From and after the occurrence and during the continuation of any Event of Default under subsections 8.1, 8.6 or 8.7, and from and after the occurrence and during the continuation of any other Event of Default at the election of Administrative Agent (which may be revoked at the option of the Requisite Lenders notwithstanding any provision of subsection 10.6 that would require the consent of all Lenders (other than Defaulting Lenders) thereto) or the Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand by Administrative Agent at a rate that is 2% per annum in excess of the interest rate (including any applicable margin and any Mandatory Cost) otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of (i) Letter of Credit fees, a rate that is 2% per annum in excess of the Eurocurrency Rate Margin and (ii) any such fees (other than Letter of Credit fees) and other amounts, at a rate which is 2% per annum in excess of the interest rate (including the Base Rate Margin) otherwise payable under this Agreement for Base Rate Loans).  Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

F.             Computation of Interest.  Interest on the Loans shall be computed (i) in the case of Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate), on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurocurrency Rate Loans and all other computations of fees and interest, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall, subject to subsection 2.4C(i), be paid on that Loan.  Each determination by Administrative Agent of the interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

G.            Maximum Rate.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Issuing Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or Issuing Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or Issuing Lender on subsequent payment dates to the extent not exceeding the Maximum Rate.  If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

2.3                               Fees.

A.            Revolving Loan Commitment Fees.  Company agrees to pay to Administrative Agent, for distribution to each Non-Defaulting Lender in proportion to that Lender’s Pro Rata Share, commitment fees in Dollars for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the actual daily amount by which the Revolving Loan Commitment Amount exceeds the sum of (i) the Outstanding Amount of Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Outstanding Amount of Letters of Credit multiplied by 0.50 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

B.            Other Fees.  Company agrees to pay to the applicable Agents and Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.4                               Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds  of Collateral and Payments Under Guaranties.

A.            Repayment of Loans.

(i)            Scheduled Payments of Tranche A Term Loans.  Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment
September 30, 2010	$1,250,000
December 31, 2010	$1,250,000
March 31, 2011	$1,250,000
June 30, 2011	$1,250,000
September 30, 2011	$1,250,000
December 31, 2011	$1,250,000
March 31, 2012	$1,250,000
June 30, 2012	$1,250,000
September 30, 2012	$2,500,000
December 31, 2012	$2,500,000
March 31, 2013	$2,500,000
June 30, 2013	$2,500,000
September 30, 2013	$2,500,000
December 31, 2013	$2,500,000
March 31 2014	$2,500,000
June 30, 2014	$2,500,000
September 30, 2014	$10,000,000
December 31, 2014	$10,000,000
March 31, 2015	$25,000,000
June 30, 2015	$25,000,000
Total:	$100,000,000

; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

(ii)           Scheduled Payments of Incremental Term Loans.  In the event that any Incremental Term Loans are made on an Increased Amount Date, Company shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement.

(iii)          Revolving Loans.  Company shall repay to the Revolving Credit Lenders on the Revolving Loan Commitment Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(iv)          Incremental Revolving Loans.  In the event that any Incremental Revolving Loans are made on an Increased Amount Date, Company shall repay such Incremental Revolving Loans on the Incremental Revolving Loan Commitment Termination Date.

(v)           Swing Line Loans.  Company shall repay each Swing Line Loan on the earlier to occur of (a) the date ten (10) Business Days after such Loan is made and (b) the Revolving Loan Commitment Termination Date.

B.            Prepayments and Reductions in Revolving Loan Commitment Amount.

(i)            Voluntary Prepayments.  Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000 in excess of that amount.  A Borrower may, upon (i) not less than one (1) Business Day’s prior written or telephonic notice, in the case of Base Rate Loans, (ii) three (3) Business Days’ prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in Dollars and (iii) four (4) Business Days’ (or five (5), in the case of prepayment of Loans denominated in Special Notice Currencies) prior written or telephonic notice in the case of Eurocurrency Rate Loans denominated in an Alternative Currency, and in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay any Term Loans (in the case of Company) or Revolving Loans outstanding in favor of such Borrower on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000 in excess of that amount.  Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that if such notice is given in connection with a refinancing of all Obligations (other than contingent indemnification obligations), such notice may be conditional on the effectiveness of the replacement credit agreement or other similar document and may be revoked by Company if such condition is not satisfied, subject to the provisions of Section 2.7.  Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

(ii)           Voluntary Reductions of Revolving Loan Commitments.  Company may, upon not less than three (3) Business Days’ (or such shorter period as approved by Administrative Agent) prior written or telephonic notice confirmed in writing to Administrative Agent, or upon such lesser number of days’ prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitment Amount in an amount up to the amount by which the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitment Amount, unless the Revolving Loan Commitment is reduced to equal the Total Utilization of Revolving Loan Commitments, shall be in an aggregate minimum amount of $2,000,000 and multiples of $1,000,000 in excess of that amount.  Company’s notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company’s notice and shall reduce the amount of the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.  Any such voluntary reduction of the Revolving Loan Commitment Amount shall be applied as specified in subsection 2.4B(iv).  The amount of any such Revolving Loan Commitment reduction shall not be applied to the Alternative Currency Sublimit, the sublimit for Letters of Credit, the Co-Borrower Sublimit or the sublimit for Swing Line Loans unless otherwise specified by Company.  All fees accrued until the effective date of any termination of the Revolving Loan Commitment shall be paid on the effective date of such termination.

(iii)          Mandatory Prepayments.  The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv) and subsection 2.4D:

(a)           Prepayments From Net Asset Sale Proceeds.

(1)           No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than (i) any Asset Sale identified on Schedule 7.7 and (ii) any sale and lease back transaction to the extent such transaction is permitted by subsection 7.10 and is consummated not later than six months after the date all assets subject to such transaction were acquired by Company or any of its Subsidiaries), Company shall either (A) prepay the Loans and/or the Revolving Loan Commitment Amount shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (B), so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds applied pursuant to this clause (B) from the Closing Date through the date of determination do not exceed $50,000,000, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds; provided, however, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds not so used shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitment Amount) to the full extent thereof (it being understood that no Letter of Credit shall be Cash Collateralized).  In addition, Company shall, no later than 365 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such remaining Net Asset Sale Proceeds.

(2)           In respect of any Net Asset Sale Proceeds received in respect of any Asset Sale identified on Schedule 7.7, Company shall reinvest such Net Asset Sale Proceeds in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries within 365 days of such date of receipt; provided, however, that, pending such reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitment Amount) to the full extent thereof (it being understood that no Letter of Credit shall be Cash Collateralized).  In addition, Company shall, no later than 365 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such remaining Net Asset Sale Proceeds.

(b)           Prepayments from Net Insurance/Condemnation Proceeds.  No later than the third Business Day following the date of receipt by Administrative Agent or by Company or any Subsidiary Guarantor of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitment Amount pursuant to the provisions of subsection 6.4C(iii), Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

(c)           Prepayments Due to Issuance of Indebtedness.  No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds; provided, however, Company’s obligations under this subsection 2.4B(iii)(c) is without prejudice to the rights of Administrative Agent arising from an Event of Default under subsection 8.3 as a result incurrence of Indebtedness not permitted by subsection 7.1.

(d)           Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a) through (c), Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction.  In the event that Company shall subsequently determine that the actual amount received was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess.

(e)           Prepayments Due to Reductions or Restrictions of Revolving Loan  Commitment Amount.  Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans (and, after prepaying all Revolving Loans, Cash Collateralize any outstanding Letters of Credit by depositing the requisite amount in the Collateral Account) to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitment Amount then in effect.  At such time as the Total Utilization of Revolving Loan Commitments shall be equal to or less than the Revolving Loan Commitment Amount, if no Event of Default has occurred and is continuing, to the extent any Cash Collateral was provided by Company and has not been applied to any Obligations as provided in the Security Agreement, such amount shall, at the request of Company, be released to Company in accordance with subsection 2.11.

(f)            Prepayments Due to Exchange Rate Fluctuations. (i) If Administrative Agent notifies Company at any time that the Total Utilization of Revolving Loan Commitments at such time exceeds an amount equal to 105% of the Revolving Loan Commitments then in effect, then, within five (5) Business Days after receipt of such notice, the applicable Borrower shall prepay its respective Revolving Loans and/or Cash Collateralize its respective Letter of Credit Usage in an aggregate amount sufficient to reduce the Total Utilization of Revolving Loan Commitments as of such date of payment to an amount not to exceed 100% of the Revolving Loan Commitment Amount then in effect; provided, however, that, subject to the provisions of subsection 2.11, the Borrowers shall not be required to Cash Collateralize the Letter of Credit Usage pursuant to this subsection 2.4B(iii)(f) unless after the prepayment in full of the Revolving Loans the Total Utilization of Revolving Loan Commitments exceeds the Revolving Loan Commitment Amount then in effect; (ii) if Administrative Agent notifies Company at any time that the Letter of Credit Usage at such time exceeds an amount equal to 105% of the sublimit for Letters of Credit then in effect, then, within five (5) Business Days after receipt of such notice, the applicable Borrower shall Cash Collateralize its respective portion of the Letter of Credit Usage in an aggregate amount sufficient to reduce the Letter of Credit Usage as of such date of payment to an amount not to exceed 100% of such sublimit for Letters of Credit then in effect, and (iii) if Administrative Agent notifies Company at any time that the Total Utilization of Revolving Loan Commitments attributable to Co-Borrower at such time exceeds an amount equal to 105% of the Co-Borrower Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, Co-Borrower shall prepay its respective Revolving Loans and/or Cash Collateralize its respective Letter of Credit Usage in an aggregate amount sufficient to reduce the Total Utilization of Revolving Loan Commitments attributable to Co-Borrower as of such date of payment to an amount not to exceed 100% of the Co-Borrower Sublimit then in effect.  In the case of each of clauses (i), (ii) and (iii), Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.  If Administrative Agent notifies Company at any time that the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five (5) Business Days after receipt of such notice, the applicable Borrower shall prepay its respective Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iv)          Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitment Amount.

(a)           Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided that in the event such Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, if applicable, to repay such Borrower’s outstanding Swing Line Loans to the full extent thereof (without a corresponding reduction of the Revolving Loan Commitment Amount), second to repay such Borrower’s outstanding Revolving Loans to the full extent thereof, and third to repay such Borrower’s outstanding Term Loans to the full extent thereof.  Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and any Incremental Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans set forth in subsection 2.4A(i) and the Incremental Term Loans set forth in any applicable Incremental Assumption Agreement for the next succeeding four Fiscal Quarters in direct order of maturity and thereafter shall reduce each of the remaining scheduled installments of principal of the Tranche A Term Loans or the Incremental Term Loans, as the case may be, set forth in subsection 2.4A(i) or the applicable Incremental Assumption Agreement, respectively, on a pro rata basis.

(b)           Application of Mandatory Prepayments by Type of Loans.  Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a) through (e) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof, and third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof.

(c)           Application of Mandatory Prepayments of Term Loans to Tranche  A Term Loans, Incremental Term Loans and the Scheduled Installments of Principal Thereof.  Except as provided in subsection 2.4D, any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and any Incremental Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis to reduce each scheduled installment of principal of the Tranche A Term Loans and the Incremental Term Loans, as the case may be, set forth in subsection 2.4A(i) or in any applicable Incremental Assumption Agreement that is unpaid at the time of such prepayment.  Notwithstanding the foregoing, in the case of any mandatory prepayment of the Tranche A Term Loans, Lenders of the Tranche A Term Loans may waive the right to receive the amount of such mandatory prepayment of the Tranche A Term Loans.  If any Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Tranche A Term Loans of such Lender or Lenders shall be reoffered once, on a pro rata basis, to each Lender of the Tranche A Term Loans that has not previously waived its right to receive such mandatory prepayment.  Any amount of such mandatory prepayment remaining after being so reofferred and waived by any such Lender may be retained by the applicable Borrower.

(d)           Application of Prepayments to Base Rate Loans and Eurocurrency Rate Loans.  Considering Tranche A Term Loans, Incremental Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the applicable Borrower pursuant to subsection 2.6D; provided, however, that such Borrower may elect that the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in the Collateral Account and applied thereafter to prepay the Eurocurrency Rate Loan or Loans with Interest Periods expiring on a date or dates nearest the date of deposit in accordance with this subsection 2.4B(iv), upon expiration of such Interest Periods.

If after giving effect to any reduction of the Revolving Loan Commitments provided for in this Section 2.4, the Alternative Currency Sublimit exceeds the Revolving Loan Commitment Amount, such sublimit shall be automatically reduced by the amount of such excess.

C.            General Provisions Regarding Payments.

(i)            Manner and Time of Payment.  Except as expressly provided for herein and except with respect to principal of and interest on Loans denominated in Alternative Currency, all payments by any Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.  Except as otherwise expressly provided herein, all payments by any Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Funding and Payment Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by Administrative Agent (of which the applicable Borrower shall have received at least three (3) Business Days’ advance notice) on the dates specified herein. Without limiting the generality of the foregoing, (i) Administrative Agent may require that any payments due under this Agreement be made in the United States (ii) no Borrower shall make or be required to make, nor shall Administrative Agent or any Lender accept, any payment of interest hereunder in a Non-Cooperative Jurisdiction.  It is understood that Company shall inform Administrative Agent as soon as practicable but in any event within fifteen (15) days before the date on which a payment is due under this Agreement where clause (ii) above applies and request the transfer of the Administrative Agent’s duties under this Agreement to an Affiliate which is not incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction.  On an annual basis, Company shall inform Administrative Agent of the list of states or territories which are considered as part of a Non-Cooperative Jurisdiction by the French tax authorities within thirty (30) days of the publication of such list. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, Company shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

Unless Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or Issuing Lender hereunder that such Borrower will not make such payment, Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Lender, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or Issuing Lender, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.

(ii)           Application of Payments to Principal and Interest.  All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)          Apportionment of Payments.  Except as otherwise provided in subsection 2.12, aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares; provided, that all payments in respect of Revolving Loans shall first be applied in the following priority to repay any amounts owing to (i) first, Swing Line Lender due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any Refunded Swing Line Loan pursuant to subsection 2.1A(iii)(b) or (B) purchase a risk participation in an unpaid Swing Line Loan pursuant to subsection 2.1A(iii)(c), and (ii) second, Issuing Lender due to the failure of any Revolving Lender to (A) fund a Revolving Loan for the purpose of repaying any unreimbursed amounts of a drawing under a Letter of Credit pursuant to subsection 3.3B or (B) fund a participation in any such unreimbursed Letter of Credit drawing pursuant to subsection 3.3C; provided further that any payments on the Revolving Loans remaining after the application of the foregoing proviso shall be allocated to each Revolving Lender, excluding Defaulting Lenders, in an amount equal to each such Revolving Lender’s Pro Rata Share of the aggregate payments on the Revolving Loans prior to the application of the foregoing proviso and each Defaulting Lender shall be entitled to receive its Pro Rata Share of any such payments less the amount applied in accordance with the foregoing proviso attributable to such Defaulting Lender.  Except as otherwise provided in subsection 2.12, Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and letter of credit fees of such Lender, if any, when received by Administrative Agent pursuant to subsections 2.3 and 3.2.  Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

(iv)          Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v)           Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender may make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.            Application of Proceeds of Collateral and Payments after Event of Default.  Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, or upon acceleration of the Obligations pursuant to Section 8, (a) all payments received by Administrative Agent, whether from either Borrower, any Subsidiary Guarantor or otherwise, and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent and, if applied by Administrative Agent, shall, subject to subsections 2.11 and 2.12 be applied on behalf of the applicable Loan Party, in each case, in the following order of priority:

(i)            to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3 and reasonable and documented compensation to Administrative Agent’s sub-agents and counsel), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

(ii)           thereafter, to the payment of all other Obligations of the applicable Borrower and obligations of the Loan Parties under any Secured Cash Management Agreement and Secured Hedge Agreement for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

(iii)          thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements may, in Administrative Agent’s discretion, be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Counterparty or Cash Management Bank, as the case may be.  Each Hedge Counterparty and each Cash Management Bank not a party to this Agreement who obtains the benefit of the foregoing provision or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Section 9 hereof for itself and its Affiliates as if a “Lender” party to this Agreement.

2.5                               Use of Proceeds.

A.            Term Loans.  The proceeds of the Tranche A Term Loans incurred on the Closing Date shall be applied by Company to fund the refinancing of all Indebtedness outstanding under the Existing Credit Agreement and the payment of fees and expenses payable on the Closing Date in connection therewith.

B.            Revolving Loans; Swing Line Loans.  The proceeds of Revolving Loans and any Swing Line Loans shall be applied by the applicable Borrower (i) to fund the refinancing of all Indebtedness outstanding under the Existing Credit Agreement and the payment of fees and expenses payable on the Closing Date, and (ii) thereafter for working capital and other general corporate purposes; provided, however, that the proceeds of Swing Line Loans shall not be used to refinance outstanding Swing Line Loans.

C.            Margin Regulations.  No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6                               Special Provisions Governing Eurocurrency Rate Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurocurrency Rate Loans as to the matters covered:

A.            Determination of Applicable Interest Rate.  On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each applicable Lender.

B.            Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent or the Requisite Lenders shall have determined (which determination shall,

absent manifest error, be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) by reason of circumstances affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate, and whether denominated in Dollars or an Alternative Currency) on the basis provided for in the definition of Eurocurrency Rate (or clause (c) of the definition of Base Rate), Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (a) no Loans may be made or maintained as, or converted to, Eurocurrency Rate Loans in the affected currency or currencies, (b) in the event of a determination described in clause (ii) above with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case of clauses (a) and (b), until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (c) any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan unless such Borrower shall have rescinded such Notice of Borrowing or Notice of Conversion/Continuation by promptly giving written notice of such rescission to Administrative Agent.

C.            Illegality or Impracticability of Eurocurrency Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Loans (whether denominated in Dollars or an Alternative Currency) whose interest is determined by reference to the Eurocurrency Rate, or the charging of interest rates based on upon the Eurocurrency Rate, (i) has become unlawful, or any Government Authority has asserted that it is unlawful, as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the applicable interbank market or the position of such Lender in that market (including in the event that any Government Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market) (except to the extent that the Eurocurrency Rate with respect to such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Eurocurrency Rate Loan in which case the determination of the Requisite Lenders shall be required as set forth in the succeeding paragraph), then, and in any such event, such Lender shall be an “Affected Lender” and it shall promptly give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Thereafter (a) the obligation of the Affected Lender to make  or continue Loans as, or to convert Loans to, Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, (b) if such notice asserts the illegality or impracticability of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case of clauses (a) and (b), until such notice shall be withdrawn by the Affected Lender, (c) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (d) the Affected Lender’s obligation to maintain or continue its outstanding Eurocurrency Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, (e) the Affected Loans shall upon demand by the Affected Lender be prepaid by a Borrower or, if applicable and such Loans are denominated in Dollars, automatically convert into Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) on the date of such termination and (f) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until Administrative Agent is advised in writing by such Lender that is no longer illegal for such Lender to determine or charge interest based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurocurrency Rate Loans in accordance with the terms of this Agreement.

If the Requisite Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Company and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Requisite Lenders) revokes such notice.  Any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to the Eurocurrency Rate Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan unless such Borrower shall, subject to the provisions of subsection 2.6D, have rescinded such Notice of Borrowing or Notice of Conversion/Continuation by giving written notice of such rescission to Administrative Agent on the date that Company received notice from Administrative Agent of such determination.

D.            Compensation for Breakage or Non-Commencement of Interest Periods.  The Borrowers shall compensate each Lender for, and hold each Lender harmless from, upon written request by that Lender pursuant to subsection 2.8, all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurocurrency Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurocurrency Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by Company, (iv) as a consequence of any other default by Company in the repayment of its Eurocurrency Rate Loans when required by the terms of this Agreement, (v) if any assignment of a Eurocurrency Rate Loan occurs on a date prior to the last day of an Interest Period applicable to that Loan as a result of a request by a Borrower pursuant to subsection 2.9, or (vi) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

E.             Booking of Eurocurrency Rate Loans.  Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F.             Assumptions Concerning Funding of Eurocurrency Rate Loans.  Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurocurrency Rate Loans at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable currency in the applicable interbank market for such currency, in a comparable amount and for a comparable period, whether or not its Eurocurrency Rate Loans had been funded in such manner.

G.            Eurocurrency Rate Loans After Default.  After the occurrence of and during the continuation of an Event of Default, (i) the Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurocurrency Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by such Borrower.

2.7                               Increased Costs; Taxes; Capital Adequacy.

A.            Compensation for Increased Costs.  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including Issuing Lender) shall determine in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

(i)            subjects such Lender to any additional tax of any kind whatsoever with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder (except for the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);

(ii)           imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than (A) any such reserve or other requirements with respect to Eurocurrency Rate Loans made by it that are reflected in the definition of Eurocurrency Rate or (B) the requirements of the Bank of England and the Financial Services Authority of the European Central Bank reflected in the Mandatory Cost, other than as set forth below); or

(iii)          result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv)          imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the applicable interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this subsection 2.7A shall not constitute a waiver of such Lender’s right to demand such compensation; provided no Borrower shall be required to compensate a Lender pursuant to this subsection 2.7A for any increased cost or reduction in respect of a period occurring more than nine months prior to the date on which such Lender notifies the applicable Borrower of such

Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within nine months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

B.            Taxes.

(i)            Payments to Be Free and Clear.  Any and all payments by or on account of any obligation of a Borrower under this Agreement and the other Loan Documents shall to the extent permissible under applicable aw be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes (other than any Other Taxes imposed as a result of a transfer by a Lender of or a sale by a Lender of a participation in any of its interest in a Loan).  Without limiting or duplicating the foregoing, the applicable Borrower shall timely pay any Other Taxes to the relevant Government Authority in accordance with applicable laws (other than any Other Taxes imposed as a result of a transfer by a Lender of or a sale by a Lender of a participation in any of its interest in a Loan).

(ii)           Grossing-up of Payments.  If a Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by such Borrower to Administrative Agent or any Lender under any of the Loan Documents:

(a)           the applicable Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

(b)           the applicable Borrower, or other Person, as the case may be, shall timely pay any such Tax to the relevant Government Authority when such Tax is due, in accordance with applicable law;

(c)           unless such Tax is an Excluded Tax, the sum payable by the applicable Borrower shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this subsection 2.7B(ii)), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made; and

(d)           within 30 days after paying any sum from which it is required by law to make any such deduction, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the applicable Borrower shall deliver to Administrative Agent the original or a certified copy of an official receipt or other document satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)          Indemnification by the Borrowers.

(a)           The Borrowers shall indemnify Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than any Other Taxes imposed as a result of a transfer by a Lender of or a sale by a Lender of a participation in any of its interest in a Loan, but including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.7B(iii)) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability and the basis for and calculation thereof delivered to the applicable Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrowers shall also, and do hereby, indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required by clause (b) of this subsection 2.7B(iii).  A certificate as to the amount of any such payment or liability delivered to the applicable Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(b)           Without limiting the provisions of the foregoing, each Lender shall, and does hereby, indemnify the Borrowers and Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or Administrative Agent) incurred by or asserted against a Borrower or Administrative Agent by any Government Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to a Borrower or Administrative Agent pursuant to subsection 2.7B(iv).  Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b).  The agreements in this clause (b) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

(c)           Notwithstanding anything in subsection 10.3 to the contrary, the provisions of subsection 2.7B shall be controlling with respect to a Borrower’s indemnification and other obligations of the Lender’s and other recipients of payments under the Loan Documents in respect of Taxes expect with respect to stamp, documentary and similar taxes.

(iv)          Tax Status of Lenders.  Unless not legally entitled to do so:

(a)           any Lender shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by a Borrower or Administrative Agent as will enable such Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(b)           any Foreign Lender that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of such Borrower or Administrative Agent, each in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(c)           without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of such Borrower or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)           properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)           properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(3)           in the case of a Foreign Lender claiming the benefits of the “portfolio interest” exemption under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of Section 881 (c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881 (c)(3)(B) of the Internal Revenue Code) of Company or (iii) a controlled foreign corporation described in Section 881 (c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W¬8BEN,

(4)           properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower and Administrative Agent to determine the withholding or deduction required to be made, if any;

(d)           without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to Administrative Agent and such Borrower (in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of such Borrower or Administrative Agent (each in the reasonable exercise of its discretion):

(1)           duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (c) of subsection 2.7B(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax, and

(2)           duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender;

(e)           without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of such Borrower and Administrative Agent that it is an exempt recipient (as defined in Section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to such Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of such Borrower or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9; and

(f)            without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and the applicable Borrower two (2) original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption from or reduction of any Tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and the applicable Borrower of its inability to deliver any such forms, certificates or other evidence.

(v)           A payment shall not be increased under subsection 2.7B(ii) above by reason of a Tax deduction on account of Tax imposed by France, if on the date on which the payment falls due:

(a)           the payment could have been made to the relevant Lender without a Tax deduction if the Lender either had fulfilled the conditions imposed by French Law in order for a payment not to be subject to (or as the case may be, to be exempt from) any Tax deduction; or had been resident of a jurisdiction, and acting from an office situated in that jurisdiction, having a double taxation agreement with France which makes for full exemption from Tax imposed in France on interest payments; or

(b)           the payment could have been made to the Lender without the Tax deduction had that Lender complied with its obligations to provide appropriate documents or to complete any procedural formalities in order for the payment to be made without Tax deduction; or

(c)           such Tax deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction;

provided, however, this subsection 2.7B(v) shall not apply unless a Borrower has given the relevant Lender notice of the applicable French law, the requirements or conditions thereunder and an opportunity to comply with such law or cure any deficiency related thereto within a reasonable time after receipt by such Lender of notice from the applicable Borrower.

C.            Capital Adequacy Adjustment.  If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.  Failure or delay on the party of any Lender to demand compensation pursuant to the foregoing provisions of this subsection 2.7C shall not constitute a waiver of such Lender’s right to demand such compensation; provided no Borrower shall be required to compensate a Lender pursuant to this subsection 2.7C for any reduction in respect of a period occurring more than nine months prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within nine months from the date on which the applicable Government Authority informed such Lender of such Change in Law.

2.8                               Statement of Lenders; Obligation of Lenders and Issuing Lender to Mitigate.

A.            Statements.  Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be final and conclusive and binding upon all parties hereto absent manifest error.

B.            Mitigation.

(i)            Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, it will use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) would not subject such Lender or Issuing Lender, as the case may be, to any unreimbursed cost or expense and, as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless the Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.  Notwithstanding anything to the contrary contained in this Agreement, no Lender shall be entitled to receive any amount under subsection 2.6C or section 2.7 as a result of a change in any lending office which is greater than such Lender would have been entitled to receive immediately prior to such change in lending office, unless the transfer occurred at a time when circumstances giving rise to the claim for such amount did not exist.

(ii)           Each Lender shall, in consultation with Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount payable under this Agreement or any other Loan Document by a Borrower or a Foreign Obligor established in France becoming not deductible from that Borrower’s or Foreign Obligor’s taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of a Lender in a financial institution situated in a Non-Cooperative Jurisdiction, including (but not limited to) transferring its rights and obligations under this Agreement or the relevant Loan Documents to another Affiliate.

2.9                               Replacement of a Lender.

If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender claiming compensation or reimbursement pursuant to subsection 2.7A or 2.7B, a Revolving Lender becomes a Defaulting Lender, a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Agreement (other than a consent to participate in the extensions of credit provided for in subsection 2.10) that, (1) pursuant to subsection 10.6, requires consent of 100% of the Lenders (other than Defaulting Lenders) or 100% of the Lenders (other than Defaulting Lenders) with Obligations directly affected and (2) Requisite Lenders have otherwise consented to or a Lender becomes an Affected Lender, (any such Lender, a “Subject Lender”), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee (none of whom shall constitute a Defaulting Lender at the time of such replacement) to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8 and/or is unwilling to remedy its default upon ten (10) days prior written notice to the Subject Lender and Administrative Agent, or if any amount payable to any Lender by a Borrower or a Foreign Obligor established in France under a Loan Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that Borrower or Foreign Obligor by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of a Lender in a financial institution situated in a Non-Cooperative Jurisdiction, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B;

provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable) and all amounts under subsection 10.1B with respect to any deficiencies owed by any Subject Lender that is a Defaulting Lender) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such subject Lender) and other supporting documents, have been fulfilled, (4) in the case of any such assignment resulting from the claim for compensation under subsection 2.7A or payments required to be made under subsection 2.7B, such assignment will result in a reduction in such compensation or payments thereafter, and (5) such assignment does not conflict with applicable laws and (6) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.  For the avoidance of doubt, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders (other than Defaulting Lenders) with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders (other than Defaulting Lenders)), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this subsection 2.9 shall include all Loans and Commitments of such Non-Consenting Lender.

2.10                        Incremental Term Loan Commitments and Revolving Loan Commitments.

A.            Company may, by written notice to Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Loans, as the case may be, in their own discretion; provided, that each Incremental Term Lender and/or Incremental Revolving Lender, if not already a Lender hereunder, shall be subject to the approval of Administrative Agent (which approval shall not be unreasonably withheld).  Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments are requested to become effective (the “Increased Amount Date”) and (iii)(A) whether such Incremental Term Loan Commitments are to be Tranche A Term Loan Commitments or commitments to make term loans with terms different from the Tranche A Term Loans (“Other Term Loans”) and/or (B) whether such Incremental Revolving Loan Commitments are to be Revolving Loan Commitments or commitments to make revolving loans with terms different from the Revolving Loans (“Other Revolving Loans”).

Incremental Term Loans and/or Incremental Revolving Loans shall be permitted indebtedness under the Senior Subordinated Note Indenture and shall constitute “Designated Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture.

B.            Company and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to Administrative Agent an Incremental Assumption Agreement and such other documentation as Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Loan Commitment of such Incremental Revolving Loan Lender.  Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loans and/or Incremental Revolving Loans to be made thereunder; provided, that, without the prior written consent of the Requisite Lenders, (i) the final maturity date of (A) any Other Term Loans shall be no earlier than the earliest maturity date of any of the Term Loans and/or (B) any Other Revolving Loans shall be no earlier than the Revolving Loan Commitment Termination Date and (ii) the average life to maturity of any Other Term Loans and/or Other Revolving Loans, as the case may be, shall be no shorter than the average life to maturity of the Term Loans and/or the Revolving Loans, respectively, and provided, further, that the interest rate margin in respect of any Other Term Loan and/or Other Revolving Loan shall be the same as or less than that applicable to the Term Loans and/or the Revolving Loans; except that if the final maturity date of such Other Term Loan and/or Other Revolving Facility Loan is later than the latest maturity date of any of the Term Loans or the Revolving Loan Commitment Termination Date, as the case may be, the interest rate margin in respect of any Other Term Loan and/or Other Revolving Loan may exceed the applicable Eurocurrency Rate Margin or Base Rate Margin for the Term Loans and/or the Revolving Loans, respectively, by no more than 0.50% (it being understood that any such increase may take the form of fees or original issue discount (“OID”), with OID being equated to the interest rates in a manner determined by Administrative Agent based on an assumed four-year life to maturity), or if it does so exceed such applicable Eurocurrency Rate Margin or Base Rate Margin, such applicable Eurocurrency Rate Margin or Base Rate Margin shall be increased so that the interest rate margin in respect of such Other Term Loan or Other Revolving Loan, as the case may be (giving effect to any fees or OID issued in connection with such Other Term Loan) is no more than 0.50% higher than the applicable Eurocurrency Rate Margin or Base Rate Margin for the Term Loans or the Revolving Loans, respectively.  Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments evidenced thereby as provided for in subsection 10.6.  Any such deemed amendment may be memorialized in writing by Administrative Agent with Company’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

C.            Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Loan Commitment shall become effective under this subsection 2.10 unless (i) on the date of such effectiveness, the conditions set forth in subsection 4.2 shall be satisfied and Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the applicable Borrower, (ii) Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and consistent with those delivered on the Closing Date under subsection 4.1 and such additional documents and filings (including amendments to the Mortgages and other Collateral Documents and title endorsement bring-downs) as Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Incremental Revolving Loans are secured by the Collateral ratably with the existing Term Loans and Revolving Loans, and (iii) Company would be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Loan Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

2.11                        Cash Collateral.

A.            Certain Credit Support Events.  Upon the request of Administrative Agent or Issuing Lender (i) if Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a reimbursement obligation under such Letter of Credit, which has not been reimbursed, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Usage for any reason remains outstanding, Company shall, in each case, immediately (and in any event within three (3) Business Days if attributable to a Defaulting Lender) Cash Collateralize the then Outstanding Amount of all Letter of Credit Usage.  At any time that there shall exist a Defaulting Lender, immediately (and in any event within three (3) Business Days) upon the request of Administrative Agent, Issuing Lender or Swing Line Lender, Company shall deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.12A(iv) and any Cash Collateral provided by the Defaulting Lender).

B.            Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, Issuing Lender and the Lenders (including Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to subsection 2.11C.  If at any time Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, Company or the relevant Defaulting Lender will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

C.            Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this subsection 2.1 or subsections 2.1A(iii), 3.1, 2.12 or Section 8 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific Letter of Credit Usage, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

D.            Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.1)) or (ii) Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Potential Event of Default or Event of Default (and following application as provided in this subsection 2.11 may be otherwise applied in accordance with subsection 2.4D), and (y) the Person providing Cash Collateral in respect of Fronting Exposure and Issuing Lender or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.12                        Defaulting Lenders.

A.            Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in subsection 10.6.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to subsection 10.4), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to Issuing Lender or Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by Issuing Lender or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the applicable Borrower may request (so long as no Potential Event of Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the applicable Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, Issuing Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Event of Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans under any facility hereunder or drawings resulting in reimbursement obligations under a Letter of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or reimbursement obligations under a Letter of Credit which were not so funded were made at a time when the conditions set forth in subsection 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations under a Letter of Credit not so funded owed to, all Non-Defaulting Lenders under the applicable facility hereunder on a pro rata basis (and ratably under all applicable facilities hereunder computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or reimbursement obligations under a Letter of Credit no so funded owed to, that Defaulting Lender under the applicable facility hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection 2.12A(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to subsection 2.3A for any period during which that Lender is a Defaulting Lender (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in subsection 3.2.

(iv)          Reallocation of Pro Rata Share to Reduce Fronting Exposure.  During any period in which there is a Revolving Lender that is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to subsections 3.3 and 2.1A(iii), respectively, the “Pro Rata Share” of each Non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Potential Event of Default or Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Loan Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

B.            Defaulting Lender Cure.  If Company, Administrative Agent, Swing Line Lender and Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to subsection 2.12A(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.              LETTERS OF CREDIT

3.1                               Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

A.            Letters of Credit.  Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that Issuing Lender issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of Company or Co-Borrower for the general corporate purposes of Company, Co-Borrower or a Subsidiary of Company.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

(i)            any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitment Amount then in effect;

(ii)           any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $40,000,000;

(iii)          Standby Letter of Credit having an expiration date later than the earlier of (a) the Letter of Credit Expiration Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; provided, however, that in no event shall an expiration date of any Standby Letter of Credit so extended be later than the Revolving Loan Commitment Termination Date; and provided, further that Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension and that Issuing Lender shall give notice to Company of such election;

(iv)          any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code);

(v)           any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the Letter of Credit Expiration Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to Issuing Lender in its reasonable discretion; or

(vi)          except as otherwise agreed by Administrative Agent and Issuing Lender, any Letter of Credit denominated in a currency other than Dollars or an Alternative Currency; or

(vii)         any Letter of Credit in a requested currency, if Issuing Lender does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in such requested currency.

Notwithstanding anything to the contrary herein, Issuing Lender shall be under no obligation to issue, renew, extend or amend any Letter of Credit if at the time of such issuance, renewal, extension or amendment there is any Defaulting Lender, unless Issuing Lender has entered into arrangements reasonably satisfactory to it and Company or any of its Subsidiaries for whose account such Letter of Credit has been requested or issued to eliminate such Issuing Lender’s risk with respect to the Defaulting Lender, including by Cash Collateralizing (in Dollars) such Defaulting Lender’s Pro Rata Share of Letter of Credit Usage in accordance with subsections 2.11 and 2.12.

B.            Mechanics of Issuance.

(i)            Request for Issuance.  Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance no later than 12:00 Noon (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance.  Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance.  In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lender may rely and act upon any such Request for Issuance without receiving an original signed copy thereof.  No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Issuing Lender to which such demand for payment is required to be presented is located) on which such demand for payment is presented if such presentation is made after 12:00 Noon (in the time zone of such office of the Issuing Lender) on such business day.

(ii)           [Intentionally omitted].

(iii)          Issuance of Letter of Credit.  Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender’s standard operating procedures.

(iv)          Notification to Revolving Lenders.  Upon the issuance of or amendment to any Letter of Credit Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment.  Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender’s respective participation in such Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit or amendment

C.            Revolving Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

3.2                               Letter of Credit Fees.

Company agrees to pay the following amounts, in Dollars, with respect to Letters of Credit issued hereunder:

(i)            with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, at the rate per annum specified in the Administrative Agent Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (b) subject to subsection 2.12A, a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurocurrency Rate Margin for Revolving Loans, plus, upon the application of increased rates of interest pursuant to subsection 2.2E, 2% per annum, multiplied by the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; provided that, in accordance with subsection 2.12, if any Revolving Lender becomes a Defaulting Lender and a Borrower has provided Cash Collateral with respect to such Defaulting Lender’s Pro Rata Share of Letter of Credit Usage, such Defaulting Lender shall not be entitled to its Pro Rata Share of such letter of credit fee during the time that Cash Collateral is provided by the applicable Borrower and such share of the letter of credit fee shall be retained by Company; and

(ii)           with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined in accordance with subsection 1.7.

3.3                               Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

A.            Responsibility of Issuing Lender With Respect to Drawings.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

B.            Reimbursement by Company of Amounts Paid Under Letters of Credit.  In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) Same Day Funds the amount of such drawing, such reimbursement to be in the currency in which such Letter of Credit is denominated unless (A) Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Company shall have notified Issuing Lender promptly following receipt of the notice of drawing that Company will reimburse Issuing Lender in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, Issuing Lender shall notify Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (based on the Dollar Equivalent amount in the case of a drawing under a Letter of Credit denominated in an Alternative Currency) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse Issuing Lender, on demand, in an amount in Dollars (based on the

Dollar Equivalent amount with respect to any Letter of Credit denominated in an Alternative Currency) in Same Day Funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.  If any portion of any such amount paid (or deemed to be paid) to Issuing Lender should be recovered by or on behalf of Company from Issuing Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

C.            Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

(i)            Payment by Revolving Lenders.  In the event that Company shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify Administrative Agent, who shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share.  Each Revolving Lender (other than Issuing Lender) shall make available (and Administrative Agent may apply Cash Collateral provided for this purpose) an amount equal to its respective participation, in Dollars (based on the Dollar Equivalent amount with respect to any Letter of Credit denominated in an Alternative Currency), in Same Day Funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative Agent, and Administrative Agent shall make available to Issuing Lender, in Same Day Funds, at the office of Issuing Lender on such Business Day the aggregate amount of the payments so received by Administrative Agent.  In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Overnight Rate for three Business Days and thereafter at the Base Rate, plus any administrative, processing or similar fees customarily charged by Issuing Lender in connection with the foregoing.  Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from Issuing Lender any amounts made available to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of Issuing Lender.

(ii)           Distribution to Lenders of Reimbursements Received From Company.  In the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by Issuing Lender under a Letter of Credit issued by it, and Administrative Agent or Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Letter of Credit, to the extent any such payment is received by Issuing Lender, it shall distribute such payment to Administrative Agent, and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of all payments subsequently received by Administrative Agent or by Issuing Lender from Company.  Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

D.            Interest on Amounts Paid Under Letters of Credit.

(i)            Payment of Interest by Company.  Company agrees to pay to Administrative Agent, with respect to payments under any Letters of Credit issued by Issuing Lender, interest on the amount paid by Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans.  Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii)           Distribution of Interest Payments by Administrative Agent.  Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender (including the Issuing Lender) out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (y) Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to clause (x), and (b) in the event Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company.

Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

3.4                               Obligations Absolute.

The obligation of Company to reimburse Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i)            any lack of validity or enforceability of any Letter of Credit;

(ii)           the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii)          any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

(vi)          any breach of this Agreement or any other Loan Document by any party thereto;

(vii)         the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing; or

(viii)        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Company or any Subsidiary or in the relevant currency markets generally;

provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5                               Nature of Issuing Lenders’ Duties.

As between Company and Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Section 4.              CONDITIONS TO LOANS AND LETTERS OF CREDIT

The obligations of Lenders to make Loans and Issuing Lender to issue Letters of Credit hereunder are subject to the satisfaction or waiver of the following conditions.

4.1                               Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans.

The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

A.            Loan Party Documents.  On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders or to Administrative Agent the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

(i)            copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate (or equivalent document, if applicable) from the Secretary of State of its jurisdiction of organization each dated a recent date prior to the Closing Date;

(ii)           resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

(iii)          signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

(iv)          executed originals of the Loan Documents to which such Person is a party.

B.            Fees.  Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, the Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

C.            Corporate and Capital Structure; Ownership.  The corporate organizational structure, capital structure and ownership of Company and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto; provided, however, that the ownership of Company shall not be included on such schedule.

D.            Representations and Warranties; Performance of Agreements.  Company shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth in this subsection 4.1D shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

E.             Financial Statements; Pro Forma Balance Sheet; Projections.  On or before the Closing Date, Lenders shall have received from Company (i) the audited and unaudited financial statements of Company and its Subsidiaries described in Schedule 5.3 and (ii) projected financial statements (including balance sheets and income and cash flow statements) for the five-year period after December 31, 2009.

F.             Opinions of Counsel to Loan Parties.  Lenders shall have received executed copies of one or more favorable written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Loan Parties and (ii) general counsel to Company, each dated as of the Closing Date and reasonably satisfactory to Administrative Agent and as to such matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

G.            Solvency Assurances.  On the Closing Date, Administrative Agent and Lenders shall have received an Officer’s Certificate of Company dated the Closing Date, substantially in the form of Exhibit VIII annexed hereto and with appropriate attachments, demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Company and all of its Subsidiaries on a consolidated basis will be Solvent.

H.            Evidence of Insurance.  Administrative Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

I.              Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc.  Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or, in the reasonable credit judgment of Administrative Agent, advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date.  Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending.

J.             Security Interests in Personal Property.  Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the reasonable opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of the Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral.  Such actions shall include the following:

(i)            Stock Certificates and Instruments.  Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock required to be pledged pursuant to the Security Agreement and any Foreign Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral, unless otherwise consented to by Administrative Agent in its sole discretion;

(ii)           Lien Searches and UCC Termination Statements.  Delivery to Administrative Agent of (a) the results of a recent search, satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

(iii)          UCC Financing Statements and Fixture Filings.  Delivery to Administrative Agent of duly completed UCC financing statements and, where appropriate, fixture filings, with respect to all personal property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; provided; however, that on the Closing Date Company shall not be required to deliver fixture filings with respect to the Alabama Property;

(iv)          IP Filing Office Documentation.  Delivery to Administrative Agent of all documents or instruments required to be filed with any IP Filing Office in order to create or perfect Liens in respect of any IP Collateral or evidence the interest of Administrative Agent and Lenders therein, in the United States, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in any IP Filing Office in respect of any IP Collateral (other than any such filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

(v)           Control Agreements.  Delivery to Administrative Agent of Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of Deposit Accounts and Securities Accounts held by Company or a Subsidiary Guarantor (to the extent required by subsection 6.10 hereof) pursuant to the Collateral Documents;

(vi)          Foreign Pledge Agreements.  Execution and delivery to Administrative Agent of Foreign Pledge Agreements with respect to all of the Capital Stock owned by Company or a Subsidiary Guarantor of all first-tier Material Foreign Subsidiaries (or, in the case of a Foreign Corporation, 65% of the Capital Stock of such Foreign Corporation) which Capital Stock is required to be pledged under the Collateral Documents and with respect to which Administrative Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Administrative Agent on behalf of Lenders in such Capital Stock, and the taking of all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

(vii)         Opinions of Local Counsel.  Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any material personal property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent (for the benefit of the Secured Parties) in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

K.            Closing Date Mortgages; Closing Date Mortgage Policies; Etc.  Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:

(i)            Closing Date Mortgages.  Fully executed and notarized Mortgages (each a “Closing Date Mortgage” and, collectively, the “Closing Date Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each owned Real Property Asset listed in Schedule 4.1K annexed hereto (each a “Closing Date Mortgaged Property” and, collectively, the “Closing Date Mortgaged Properties”), which such Schedule 4.1K shall include each Real Property Asset owned in fee by Company and each Subsidiary Guarantor as of the Closing Date having, in each case, a fair market value in excess of $2,000,000 (other than the Alabama Property);

(ii)           Opinions of Local Counsel.  An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(iii)          Title Insurance.  (a) ALTA mortgagee title insurance policies (or, in respect of property located in Texas, non-ALTA policies) or unconditional commitments therefor (the “Closing Date Mortgage Policies”) issued by the Title Company with respect to the Closing Date Mortgaged Properties, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics’ liens (subject to exceptions for mechanics liens appearing of record on the Closing Date which would constitute Permitted Encumbrances and which are acceptable to Administrative Agent), for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

(iv)          Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies;

(v)           Matters Relating to Flood Hazard Properties.  (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

(vi)          Other Real Estate Documents.  With respect to each Closing Date Mortgaged Property, surveys, appraisals and environmental reports as requested by and satisfactory in form and substance to Administrative Agent.

L.            Matters Relating to Existing Indebtedness of Company and its Subsidiaries.  On the Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Indebtedness under the Existing Credit Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (iv) made arrangements satisfactory to Administrative Agent with respect to any letters of credit outstanding thereunder.

M.           Patriot Act Compliance.  Administrative Agent shall have received, prior to the Closing Date, all documentation and other information required by bank regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

4.2                               Conditions to All Loans.

The obligation of each Lender to make its Loans on each Funding Date are subject to the following further conditions precedent:

A.            Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, a duly executed Notice of Borrowing, in each case signed by a duly authorized Officer of the applicable Borrower.

B.            As of that Funding Date:

(i)            The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth in this subsection 4.2B(i) shall be disregarded with respect to such representation and warranty for purposes of this condition;

(ii)           No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default; and

(iii)          In the case of any Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of Administrative Agent or the Requisite Lenders would make it impracticable for such Loan to be denominated in the relevant Alternative Currency.

4.3                               Conditions to Letters of Credit.

The issuance of any Letter of Credit by Issuing Lender hereunder is subject to the following conditions precedent:

A.            On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

B.            On or before the date of issuance of such Letters of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letters of Credit.

C.            On the date of issuance of such Letter of Credit, all conditions precedent described in subsections 4.2B(i) and 4.2B(ii) shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

D.            In the case of any Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of Administrative Agent or Issuing Lender would make it impracticable for such Letter of Credit to be denominated in the relevant Alternative Currency.

Section 5.              COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender:

5.1                               Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

A.            Organization and Powers.  Each Borrower is an entity duly organized or formed , validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

B.            Qualification and Good Standing.  Each Borrower is qualified to do business and in good standing in every jurisdiction wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

C.            Subsidiaries.  All of the Subsidiaries of Company and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiii).  The Capital Stock of (i) each of the Domestic Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and (ii) each of the first-tier Material Foreign Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized and validly issued.  Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority could not reasonably be expected to result in a Material Adverse Effect.  Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.  As of the Closing Date, (1) the Material Domestic Subsidiaries of Company consist solely of Hexcel Reinforcements Holding Corp. and Hexcel Reinforcements Corp. and (2) the first-tier Material Foreign Subsidiaries of Company consist solely of Hexcel Reinforcements Holding Corp. Luxembourg SCS.

5.2                               Authorization of Borrowing, etc.

A.            Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

B.            No Conflict.  The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any Loan Party, (ii) violate any provision of the Organizational Documents of Company or any Loan Party, (iii) violate any order, judgment or decree of any court or other Government Authority binding on Company or any Loan Party, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any Loan Party, (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent (for the benefit of the Secured Parties) or otherwise permitted by this Agreement) or (vi) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except, in the case of clauses (i), (iii) and (iv), to the extent such violation or conflict could not reasonably be expected to result in a Material Adverse Effect.

C.            Governmental Consents.  The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except those as have been obtained or made and are in full force and effect and those the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

D.            Binding Obligation.  Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by equitable principles relating to enforceability (whether considered in a proceeding in equity or at law).

5.3                               Financial Condition.

Company has heretofore delivered to Administrative Agent the financial statements and information set forth in Schedule 5.3.  All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes.  Neither Company nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes (if any) thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes (if any) thereto and that, in any such case, is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries taken as a whole.

5.4                               No Material Adverse Change; No Restricted Junior Payments.

Since December 31, 2009, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect, except for such events or changes that constitute a Disclosed Matter.  Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5                               Title to Properties; Liens; Real Property; Intellectual Property.

A.            Title to Properties; Liens.  Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid license rights in (in the case of license rights in Intellectual Property) or (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7, and except for such irregularities or deficiencies in title which individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or materially diminish the value of any material portion of the Collateral.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

B.            Real Property.  As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), if any, affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  As of the Closing Date, except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law).  As to each Real Property Asset set forth on Schedule 5.5B, no changes have been made to such Real Property Asset or any improvements thereon since the date of the survey set forth on Schedule 5.5B as to such Real Property Asset that would be disclosed by a current survey of such Real Property Asset.

C.            Intellectual Property.  As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  To the knowledge of Company or any of its Subsidiaries, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All United States registrations of and United States applications for material Intellectual Property owned by Company or any of the Subsidiary Guarantors, and all material license agreements under which Company or any of the Subsidiary Guarantors license United States Intellectual Property of third parties material to the conduct of their business, in each case, on the Closing Date are described on Schedule 5.5C annexed hereto.

5.6                               Litigation; Adverse Facts.

There are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except such Proceedings that constitute a Disclosed Matter.  Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except, in each case, for such violations or defaults that constitute a Disclosed Matter.

5.7                               Payment of Taxes.

Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Company knows of no material proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8                               Performance of Agreements; Material Contracts.

Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except (i) where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect or (ii) such defaults that constitute a Disclosed Matter.

5.9                               Governmental Regulation.

Neither Company nor any of its Subsidiaries is an “investment company,” or an “affiliated company” or a “principal underwriter” of an “investment company” as such terms are defined in the Investment Company Act of 1940.

5.10                        Securities Activities.

A.            Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

B.            No part of the proceeds of the Loans made to Company will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.11                        Employee Benefit Plans.

A.            Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan that is not a Multiemployer Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified in form, as evidenced by a current determination letter, and Company and each of its Subsidiaries and ERISA Affiliates are not aware of any facts pertaining to the operation of any such Employee Benefit Plan that would be expected to result in disqualification of any such plan.

B.            No ERISA Event has occurred or is reasonably expected to occur except for such ERISA Events that (i) could not reasonably be expected to result in a Material Adverse Effect or (ii) constitute a Disclosed Matter.

C.            Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company or any of its Domestic Subsidiaries, other than Employee Benefit Plans that have been taken into account in developing the FAS 106 cost figure disclosed to Lenders.

D.            As of the most recent annual valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001 (a)(1 8) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), would not, were Company to be required to immediately fund such unfunded benefit liabilities on a plan termination basis, have a Material Adverse Effect.

E.             As of the most recent annual valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 422 1(e) of ERISA, would not, were Company to be required to immediately fund such liabilities, have a Material Adverse Effect.

5.12                        Certain Fees.

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13                        Environmental Protection.

(i)            neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except such orders, decrees or settlement agreements that constitute a Disclosed Matter;

(ii)           neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law, except for letters or requests that constitute a Disclosed Matter, or that have been fully resolved or are not likely to result in a Material Adverse Effect;

(iii)          there are and, to Company’s knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except for Environmental Claims that constitute a Disclosed Matter;

(iv)          Company has an environmental management system for its and each of its Subsidiaries’ operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas, (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (c) training employees to comply with applicable environmental requirements and updating such training as necessary and (d) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits;

(v)           compliance with all requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, except for such compliance with Environmental Laws that constitute a Disclosed Matter.

5.14                        Solvency.

Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.15                        Matters Relating to Collateral; Absence of Third-Party Filings.

Except such as may have been filed in favor of Administrative Agent (for the benefit of the Secured Parties) as contemplated by the Collateral Documents and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in any IP Filing Office.

5.16                        Disclosure.

No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document or certificate furnished (in each case as modified or supplemented by other information so furnished) to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made.  Any projections, pro forma financial information and other written information of general economic nature contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  There are no facts known to Company (other than effects resulting from changes of a general economic nature or in legal standards or regulatory conditions) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein, in the Loan Documents or in the documents referred to in the definition of “Disclosed Matters”.

5.17                        Credit Agreement Classification; Subordinated Indebtedness.

This Agreement and the credit facilities created hereunder constitute the “Credit Agreement” under and as such term is defined in the Senior Subordinated Notes Indenture.  As of the Closing Date and after giving effect to the initial Loans hereunder, the Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions, if any, of all Indebtedness of Company and its Subsidiaries.

5.18                        Foreign Assets Control Regulations, etc.

To the knowledge of Company, neither the making of the Loans to, or issuance of Letters of Credit on behalf of, Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither Company nor any of its Subsidiaries and, to the knowledge of Company, none of its Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.  Reg.  49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  Company and its Subsidiaries and, to the knowledge of Company, its Affiliates are in compliance, in all material respects, with the Patriot Act.

5.19                        Representations as to Foreign Obligors.

Each of Company and each Foreign Obligor represents and warrants to Administrative Agent and the Lenders that:

(i)            Such Foreign Obligor is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(ii)           The Applicable Foreign Obligor Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (x) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (y) any charge or tax as has been timely paid.

(iii)          There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Government Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (x) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (y) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except under French law with respect to payments either made to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction or made or accrued to a Lender domiciled or established in a Non-Cooperative Jurisdiction, or otherwise as has been disclosed to Administrative Agent.

Section 6.              COMPANY’S AFFIRMATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than (x) Unasserted Obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the cancellation or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to Administrative Agent and Issuing Bank shall have been made), unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1                               Financial Statements and Other Reports.

Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  Company will deliver to Administrative Agent for the benefit of Lenders:

(i)            Events of Default, etc.:  promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default or (b) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(ii)           Quarterly Financials:  as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) copies of the unaudited condensed consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited condensed consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter (with respect to condensed consolidated statements of income) and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (except for the unaudited condensed consolidated balance sheet, which will be compared to the condensed consolidated balance sheet for the prior Fiscal Year-end), all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, prepared in accordance with GAAP, and (b) a narrative report describing the operations of Company and its Subsidiaries which report meets the requirements of Item 303 of Regulation S-K promulgated under the Securities Act for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided that posting of such information on the EDGAR Website in the ordinary course of business shall constitute delivery for purposes of this subsection 6.1(ii);

(iii)          Year-End Financials:  as soon as available and in any event within seventy five (75) days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries which report meets the requirements of Item 303 of Regulation S-K promulgated under the Securities Act for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Pricewaterhouse Coopers LLP or other independent registered public accounting firm of recognized national standing selected by Company, which report shall be unqualified, shall express no doubts, assumptions or qualifications (whether in the opinion itself or in any explanatory paragraph within such report) concerning the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with standards of the Public Company Accounting Oversight Board (United States); provided that posting of such information on the EDGAR Website in the ordinary course of business shall constitute delivery for purposes of this subsection 6.1(iii);

(iv)          Compliance Certificates:  together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (a) an Officer’s Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or electronic mail and shall be deemed to be an original authentic counterpart thereof for all purposes) demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period.

(v)           Reconciliation Statements:  if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3 (including any determination by Company referred to in subsection 2.2(A)(iii)), the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, if requested (and to the extent requested) by Administrative Agent in the exercise of its reasonable credit judgment, (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii)

or (xii) of this subsection 6.1 following such change, consolidated financial statements (or the relevant portions thereof ) of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(vi)          Accountants’ Certification:  together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent registered public accounting firm giving the report thereon stating whether in connection with their audit, nothing came to their attention that caused them to believe that Company failed to comply with the terms, covenants, provisions or conditions of the specific terms of the Agreement as they relate to accounting matters that will be subject to auditing procedures during the course of the audit;

(vii)         Accountants’ Reports:  promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all material reports submitted to Company by the independent registered public accounting firm in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such independent registered public accounting firm, including any comment letter submitted by such independent registered public accounting firm to management in connection with their annual audit;

(viii)        SEC Filings and Press Releases:  promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries; provided that posting of such information on the EDGAR Website (or, in the case of press releases, posting on Company’s website on the Internet at the website address www.hexcel.com or another website address provided by Company in a written notice to Administrative Agent) in the ordinary course of business shall constitute delivery for purposes of this subsection 6.1(viii);

(ix)           Litigation or Other Proceedings:  within fifteen (15) days of any Officer of Company obtaining knowledge of (1) the institution of, or non-frivolous written threat of,

any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Administrative Agent or (2) any material development in any Proceeding that, in any case:

(x)            if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

(y)           seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(x)            ERISA Events:  promptly upon an Officer becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(xi)           ERISA Notices:  with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(xii)          Financial Plans:  as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, projections of Company and its Subsidiaries prepared on a monthly basis for such Fiscal Year, in substantially the same form and substance as the projections delivered to Administrative Agent prior to the Closing Date;

(xiii)         New Subsidiaries:  (a) immediately upon any Person becoming a Material Domestic Subsidiary or a first-tier Material Foreign Subsidiary of Company and (b) with respect to any other Subsidiaries of the Company formed after the date hereof, concurrently with the delivery of the financial statements referenced in subsections 6.1(ii) and 6.1(iii), a written notice setting forth with respect to such Person (x) the date on which such Person became a Subsidiary of Company and (y) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

(xiv)        Patriot Act, Etc.:  with reasonable promptness, information to confirm compliance with the representations contained in subsection 5.18 reasonably requested by any Lender through Administrative Agent; and

(xv)         Other Information:  with reasonable promptness, such other information with respect to the operation, business affairs and financial condition of Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender acting through Administrative Agent.

6.2                               Existence, Etc.

Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof would not in the aggregate have a Material Adverse Effect.

6.3                               Payment of Taxes and Claims; Tax.

A.            Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other material governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

B.            Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4                               Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.

A.            Maintenance of Properties.  Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof all as in the judgment of Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this subsection 6.4A shall prevent (i) Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of Company or such Subsidiary, desirable in the conduct of its business and that do not in the aggregate have a Material Adverse Effect or (ii) any Company or any of its Subsidiaries from consummating any transaction permitted by this Agreement.

B.            Insurance.  Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $5,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.  In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Administrative Agent a certificate from Company’s insurance broker or other evidence satisfactory to Administrative Agent that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder.

C.            Application of Net Insurance/Condemnation Proceeds.  Upon receipt by Company, the Co-Borrower or any Subsidiary Guarantor or by Administrative Agent as loss payee of any Net Insurance/Condemnation Proceeds:

(i)            if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) in respect of any single occurrence does not exceed $2,500,000, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may use such proceeds for general corporate purposes and Administrative Agent, if it received such Net Insurance/Condemnation Proceeds, shall deliver such proceeds to Company;

(ii)           if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) in respect of any single occurrence exceeds $2,500,000, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary shall use such proceeds to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received or to otherwise invest such proceeds in long-term productive assets of the general type used in the business of Company and its Subsidiaries, and Administrative Agent, if it received such Net Insurance/Condemnation Proceeds, shall deliver such proceeds to Company; provided, however, that pending such investment, repair, restoration or replacement, such portion of the Net Insurance/Condemnation Proceeds not so used by Company or such Subsidiary shall be applied by Company (or Administrative Agent, if it received such proceeds), to prepay outstanding Revolving Loans to the full extent thereof (it being understood that no Letter of Credit shall be Cash Collateralized); and

(iii)          if (a) an Event of Default or Potential Event of Default shall have occurred and be continuing as referred to in clause (i) or (ii) above or (b) in the event that such investment, repair, restoration or replacement referred to in clause (ii) above has not been completed within 365 days after the receipt by Company and/or Administrative Agent of such Net Insurance/Condemnation Proceeds then, in each case, Administrative Agent, if it holds such Net Insurance/Condemnation Proceeds, is hereby authorized by Company to, and Company, if it or one of its Subsidiaries holds such Net Insurance/Condemnation Proceeds, shall, apply such Net Insurance/Condemnation Proceeds to prepay the Loans  as provided in subsection 2.4B and subsection 2.4D.

6.5                               Inspection Rights; Lender Meeting.

A.            Inspection Rights.  Subject to requirements of applicable law concerning classified information and to the rights of tenants or licensees of such property, Company shall, and shall cause each of its Subsidiaries to, permit Lenders, through Administrative Agent or its designated representatives or, after the occurrence and during the continuance of an Event of Default, any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records (provided that if any information contained therein is identified as confidential to the Person making such visit and inspection, then such information shall be handled in accordance with subsection 10.18 hereof), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours not more than once in any Fiscal Year or at any time or from time to time following the occurrence and during the continuation of an Event of Default.

B.            Lender Meeting.  Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6                               Compliance with Laws, etc.

Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government

Authority (including all Environmental Laws), except where noncompliance could not reasonably be expected to result in a Material Adverse Effect.

6.7                               Environmental Matters.

A.            Environmental Disclosure.  Company will deliver to Administrative Agent and Lenders:

(i)            Environmental Audits and Reports.  As soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)           Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (b) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

(iii)          Written Communications Regarding Environmental Claims, Releases, Etc.  As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries regarding any matter that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, a copy of any and all written communications with respect to (a) any Environmental Claims, (b) any Release required to be reported to any Government Authority, and (c) any request for information from any Government Authority that suggests such Government Authority is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

(iv)          Notice of Certain Proposed Actions Having Environmental Impact.  Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations of which the failure to maintain could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

B.            Company’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

Company shall as promptly as practicable under the circumstances take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; provided, that nothing in this subsection shall preclude Company from (x) contesting in good faith such alleged violations of applicable Environmental Laws or (y) asserting reasonable defenses to such Environmental Claims.

C.            Environmental Review and Investigation.

Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, if an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use commercially reasonable efforts to obtain permission for Administrative Agent’s professional consultant to conduct an investigation of such Facility.  For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith.  Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility.  Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7C will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders’ internal credit decisions, to monitor and police the Loans and to protect Lenders’ security interests, if any, created by the Loan Documents.  Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company’s use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

6.8                               Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the Closing Date.

A.            Execution of Subsidiary Guaranty and Personal Property Collateral Documents.  In the event that any Subsidiary of Company existing on the Closing Date that has not previously executed the Subsidiary Guaranty hereafter becomes a Material Domestic Subsidiary, or in the event that any Person becomes a Material Domestic Subsidiary of Company after the date hereof, and, in each case, such Subsidiary is not prohibited by applicable law or, solely with respect to (i) a Person that becomes a Subsidiary of Company after the Closing Date pursuant to (a) a Permitted Acquisition or (b) an Investment in a Joint Venture (provided that such Investment is permitted pursuant to subsection 7.3 hereof) or (ii) Subsidiaries of Company on the Closing Date that are not Material Subsidiaries, legally valid contractual restrictions (that, in the case of clause (i)(a) above, existed prior to the date of such Permitted Acquisition and were not created in anticipation of such acquisition or, in the case of clause (ii) above, existed on the Closing Date) from guaranteeing or providing security for the Obligations, Company will promptly notify Administrative Agent of that fact and cause such Material Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of the Secured Parties, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Material Domestic Subsidiary described in the applicable forms of Collateral Documents.  In addition, as provided in the Security Agreement, Company shall, or shall cause the Subsidiary that owns the Capital Stock of such Material Domestic Subsidiary (provided that the pledge of the Capital Stock of such Subsidiary is not prohibited by applicable law or, solely with respect to (i) a Person that becomes a Subsidiary of Company after the Closing Date pursuant to (a) a Permitted Acquisition or (b) an Investment in a Joint Venture (provided that such Investment is permitted pursuant to subsection 7.3 hereof) or (ii) Subsidiaries of Company on the Closing Date that are not Material Subsidiaries, legally valid contractual restrictions (that, in the case of clause (i)(a) above, existed prior to the date of such Permitted Acquisition and were not created in anticipation of such acquisition or, in the case of clause (ii) above, existed on the Closing Date) to, execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Material Domestic Subsidiary (or, in the case of a Domestic Foreign Holding Company, 65% of the Capital Stock of such Domestic Foreign Holding Company), accompanied by irrevocable undated stock powers, duly endorsed in blank.  In addition to the foregoing, if as of the end of any Fiscal Quarter Company and the Subsidiary Guarantors shall fail to own at least 90% of the Total Domestic Assets, Company shall cause one or more of its Domestic Subsidiaries to each execute and deliver a counterpart of the Subsidiary Guaranty and become a Subsidiary Guarantor hereunder and otherwise comply with the provisions of this subsection 6.8 such that, following the date upon which such Subsidiaries become Subsidiary Guarantors, Company and the Subsidiary Guarantors shall own at least 90% of the Total Domestic Assets.  For the purposes of the foregoing sentence, “Total Domestic Assets” means, as at any date of determination, the total consolidated balance sheet assets (other than long-term intercompany note receivables) of Company and its Domestic Subsidiaries.

B.            Foreign Subsidiaries.  In the event that any Person becomes a Material Foreign Subsidiary of Company after the date hereof, and such Material Foreign Subsidiary is directly owned by Company or a Subsidiary Guarantor or a Person obligated to become a Subsidiary Guarantor hereunder (provided that the pledge of the Capital Stock of such Subsidiary is not prohibited by applicable law or, solely with respect to (i) a Person that becomes a Subsidiary of Company after the Closing Date pursuant to (a) a Permitted Acquisition or (b) an Investment in a Joint Venture (provided that such Investment is permitted pursuant to subsection 7.3 hereof) or (ii) Subsidiaries of Company on the Closing Date that are not Material Subsidiaries, legally valid contractual restrictions (that, in the case of clause (i)(a) above, existed prior to the date of such Permitted Acquisition and were not created in anticipation of such acquisition or, in the case of clause (ii) above, existed on the Closing Date)), Company will promptly notify Administrative Agent of that fact and, as provided in the Security Agreement, Company shall, or shall cause the Subsidiary that owns the Capital Stock of such Material Foreign Subsidiary to, execute and deliver to Administrative Agent a supplement to the Security Agreement and, if requested by Administrative Agent, a Foreign Pledge Agreement and to deliver to Administrative Agent certificates representing all of the Capital Stock of such Material Foreign Subsidiary (or, in the case of a Foreign Corporation, 65% of the Capital Stock of such Foreign Corporation), accompanied by irrevocable undated stock powers, duly endorsed in blank; provided, that Administrative Agent may agree in its sole discretion, with respect to any pledge of the Capital Stock in any such Material Foreign Subsidiary, that the pledge of such Capital Stock is impossible, impractical or unreasonably burdensome or expensive (or has been substantially, but not fully, completed), and Administrative Agent may, in its sole discretion, consent to a waiver of the pledge of any such Capital Stock (notwithstanding any provision of subsection 10.6, in acting pursuant to the foregoing proviso, the Lenders hereby authorize Administrative Agent, in its sole discretion and from time to time, to grant such waivers).

C.            Subsidiary Organizational Documents, Legal Opinions, Etc.  Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary’s Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel; provided, that Administrative Agent may agree in its sole discretion, that obtaining any such opinion is impossible, impractical or unreasonably burdensome or expensive, and Administrative Agent may, in its sole discretion, consent to a waiver of the delivery of any such opinion (notwithstanding any provision of subsection 10.6, in acting pursuant to the foregoing proviso, the Lenders hereby authorize Administrative Agent, in its sole discretion and from time to time, to grant such waivers).

6.9                               Matters Relating to Additional Real Property Collateral.

A.            Additional Mortgages, Etc.  From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property in the United States or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns any fee interest in real property in the United States, in each case having a fair market value in excess of $2,000,000, and excluding any such Real Property Asset the encumbrancing of which requires the consent of any then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith, but are unable, to obtain such senior lienholder’s consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an “Additional Mortgage”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent.

B.            Alabama Property.  Upon the occurrence and during the continuance of an Event of Default, the Alabama Property will be deemed to be an Additional Mortgaged Property, and Company shall deliver all documentation required by subsection 6.9A with respect to the Alabama Property.

C.            Real Estate Appraisals.  In each case to the extent required under applicable laws and regulations Company shall, and shall cause each Subsidiary Guarantor to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property at such time as may be agreed to by Company and Administrative Agent for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of such applicable laws and regulations.

6.10                        Deposit Accounts, Securities Accounts and Cash Management Systems.

Company shall not permit the aggregate principal balance in its and its Domestic Subsidiaries’ Deposit Accounts and Securities Accounts which are not subject to Control Agreements to exceed $1,000,000 at any time (it being understood and agreed that payroll accounts shall not be required to be subject to Control Agreements so long as the aggregate amount of funds on deposit in all such payroll accounts does not materially exceed estimated payroll for the next payroll period).  For the avoidance of doubt, cash deposits (a) contemplated pursuant to clause (iii) of the definition of Permitted Encumbrance and (b) secured by Liens permitted by clauses (vii), (viii), (ix), (x) and (xi) of subsection 7.2A, shall not be considered Deposit Accounts for purposes of this subsection 6.10.

6.11                        Designation of Obligations as “Designated Senior Indebtedness”.

Company shall designate (i) the Obligations as “Designated Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture and (ii) this Agreement as the “Credit Agreement” (as defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture.

6.12                        Approvals and Authorizations.

Company shall maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Government Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are material to its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13                        Post Closing Deliveries.

Company shall cause (i) any actions set forth on Schedule 6.13 annexed hereto to be taken and (ii) each document, certificate or other item set forth on such Schedule 6.13 to be delivered, in each case within the time period specified on such Schedule 6.13 (as such time may be extended by Administrative Agent in its sole discretion) and in form and substance reasonably satisfactory to Administrative Agent.

Section 7.              COMPANY’S NEGATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than (x) Unasserted Obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the cancellation or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to Administrative Agent and Issuing Bank shall have been made), unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1                               Indebtedness.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i)            the Obligations;

(ii)           Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations;

(iii)          Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases in an aggregate amount not to exceed $50,000,000 at any time;

(iv)          purchase money Indebtedness incurred in connection with the acquisition, construction, improvement or lease of equipment or fixed or capital assets in an aggregate amount not to exceed $15,000,000 at any time;

(v)           Company may become and remain liable with respect to Indebtedness to any Subsidiary, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any Subsidiary; provided that (a) a security interest in all such intercompany Indebtedness owing to Company or any Subsidiary Guarantor shall have been granted to Administrative Agent for the benefit of Lenders and (b) if such intercompany Indebtedness described in clause (a) is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent in accordance with the Security Agreement; provided further, that (1) the aggregate amount of Indebtedness under this subsection 7.1(v) owing by Subsidiaries of Company that are not Subsidiary Guarantors to Company and the Subsidiary Guarantors shall not exceed at any one time $150,000,000 minus the net amount of Investments outstanding under subsection 7.3(vii) at such time and (2) upon the occurrence and during the continuance of an Event of Default, Subsidiaries of Company that are not Subsidiary Guarantors shall not be permitted to incur additional Indebtedness owing to Company or a Subsidiary Guarantor pursuant to this clause (v);

(vi)          Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto and any Permitted Refinancings thereof;

(vii)         Company may remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000, and any Permitted Refinancing thereof as such amount may be reduced by any repayments, prepayments or redemptions of the Senior Subordinated Notes;

(viii)        Company or a Subsidiary of Company may become and remain liable with respect to Indebtedness of any Person assumed in connection with a Permitted Acquisition and a Person that becomes a direct or indirect wholly-owned Subsidiary of Company as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such acquisition (and, in each case, Permitted Refinancings of such Indebtedness (other than, in the case of Domestic Subsidiaries, any working capital facilities)); provided that such Indebtedness is not created in anticipation of such acquisition;

(ix)           Indebtedness consisting of Permitted Debt Securities and any Permitted Refinancing thereof (including any Permitted Debt Securities issued by Company in connection with a Permitted Refinancing of the Senior Subordinated Notes pursuant to subsection 7.1(vii));

(x)            Foreign Subsidiaries of Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(xi)           Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(xii)          endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(xiii)         Company and its Subsidiaries may become and remain liable with respect to Synthetic Lease Obligations in an aggregate amount not to exceed $50,000,000 at any time;

(xiv)        Indebtedness of any Subsidiary owing to Company or a Subsidiary Guarantor incurred to achieve cash repatriation strategies so long as the net cash Investment by Company or such Subsidiary Guarantor in connection therewith is permitted by subsection 7.3(xv);

(xv)         Indebtedness owing to employees in connection with a non-qualified benefit plan;

(xvi)        Indebtedness incurred by Company or any of its Subsidiaries in a qualified tax exempt bond financing the proceeds of which are used to make Consolidated Capital Expenditures permitted by subsection 7.8; provided that the aggregate principal amount of such Indebtedness may not exceed $25,000,000 at any time outstanding; and

(xvii)       Indebtedness incurred pursuant to any Cash Collateral arrangement.

7.2                               Liens and Related Matters.

A.            Prohibition on Liens.  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)            Permitted Encumbrances;

(ii)           Liens to secure Indebtedness permitted by subsections 7.1(iii) and 7.1(iv); provided, however, that the Lien shall apply only to the asset so acquired or leased and proceeds thereof;

(iii)          Liens assumed in connection with a Permitted Acquisition and Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement in a Permitted Acquisition, provided, however, that such Liens exist at the time such Person becomes a Subsidiary and are not created in anticipation of such acquisition and, in any event, do not, for each Permitted Acquisition, secure Indebtedness in excess of the lesser of (a) 50% of the Indebtedness permitted by subsection 7.1(viii) and (b) $15,000,000, provided further, that such Liens may secure Indebtedness in excess of such amount for a period of no more than thirty (30) days following the date of such Permitted Acquisition;

(iv)          Liens described in Schedule 7.2 annexed hereto and any renewals or extensions thereof;

(v)           Liens securing Indebtedness permitted by subsection 7.1 (xvi); provided that such Liens shall apply only to the assets constructed or acquired with the proceeds thereof and the aggregate fair market value of such assets, as reasonably determined by Company’s board of directors, shall not exceed $35,000,000 at the time of incurrence of such Indebtedness;

(vi)          Liens on assets of Foreign Subsidiaries securing Indebtedness of any Foreign Subsidiary permitted pursuant to subsection 7.1(x);

(vii)         Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(viii)        Liens securing Indebtedness or Contingent Obligations with respect to Hedge Agreements entered into with any Hedge Counterparty;

(ix)           Liens securing Indebtedness or Contingent Obligations with respect to Hedge Agreements of any Subsidiary that is not a Subsidiary Guarantor which Indebtedness or Contingent Obligations, in the aggregate, do not exceed $10,000,000 at any time outstanding;

(x)            Liens on any cash deposits (including, without limitation, earnest money) in connection with any letter of intent or other agreement in connection with a transaction otherwise permitted by this Agreement;

(xi)           Liens on any Cash Collateral provided pursuant to subsection 2.11; and

(xii)          Liens to secure Indebtedness in connection with arrangements for proceeds of notes issued pursuant to a Permitted Refinancing of the Senior Subordinated Notes solely for the purpose of completing such Permitted Refinancing.

Notwithstanding the foregoing, Company and its Domestic Subsidiaries shall not enter into, or suffer to exist, any control agreements (as such term is defined in the UCC), other than Control Agreements entered into pursuant to subsection 6.10 or the Security Agreement.

B.            No Further Negative Pledges.  Neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than (i) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (ii) any agreement evidencing Indebtedness secured by Liens permitted by subsections 7.2A(ii), 7.2A(v) and 7.2A(vi), as to the assets securing such Indebtedness, (iii) any agreement evidencing an asset sale, as to the assets being sold, (iv) customary anti-assignment provisions and restrictions contained in leases, licensing agreements, joint venture agreements and other agreements entered into by Company or such Subsidiary in the ordinary course of its business, and (v) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

C.            No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries.  Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except as provided (1) in this Agreement (including, without limitation, restrictions described in subsection 7.2B(ii) through (v) above), and (2) in the Senior Subordinated Note Indenture.

7.3                               Investments; Acquisitions.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any Person, or any division or line of business of any Person except:

(i)            Company and its Subsidiaries may make and own Investments consisting of Cash and Cash Equivalents; provided that, at any time Revolving Loans or Swing Line Loans are outstanding, the aggregate amount of Cash and Cash Equivalents permitted to be owned by Company and its Domestic Subsidiaries shall not exceed $35,000,000 for any period of five (5) consecutive days;

(ii)           Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in Company and in any Subsidiaries of Company (and may convert any such Investments in the form of Indebtedness into Investments in the form of Capital Stock), and Company and its Subsidiaries may make and own additional Investments in Company or any Subsidiary Guarantor;

(iii)          Company and its Subsidiaries may (a) become liable in respect of Contingent Obligations permitted by subsection 7.4 and (b) make and incur intercompany loans to the extent permitted under subsection 7.1(v);

(iv)          Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

(v)           Company and its Subsidiaries may continue to own the Investments described in Schedule 7.3A annexed hereto (and may make incremental Investments contemplated in connection therewith) and any extension or renewal thereof; provided that any additional Investments made with respect thereto shall be permitted only to the extent such Investments are described on Schedule 7.3A or made in accordance with the other provisions of this subsection 7.3;

(vi)          Company and its Subsidiaries may acquire any business, division, line or assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) for an aggregate purchase price (determined at the time of purchase thereof) not in excess of $75,000,000 in any individual case (provided that such amount may be increased by the amount of any Net Securities Proceeds from the issuance of any Capital Stock, Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds used to fund such purchase price in accordance with this Agreement, subject, however, to the provisions of subsections 2.4B(iii) and 6.4C hereof (and, with respect to any such Net Securities Proceeds, solely to the extent such Net Securities Proceeds are not applied to increase the limit under subsection 7.8)), and continue to own such assets after the acquisition thereof; provided that (a) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time such acquisition occurs or immediately after giving effect thereto, (b) Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 (within the time period required thereunder or within such other time period as Administrative Agent may permit in its sole discretion) with respect to each such acquisition that results in a Person becoming a Material Subsidiary, (c) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (d) for any such acquisitions Company shall have provided (I) financial statements for any Person (or line of business) acquired in any such acquisition for the last Fiscal Year of such Person or line of business, audited or reviewed by independent certified public accountants reasonably satisfactory to Administrative Agent or such other financial statements, in each case, available to Company and (II) to Administrative Agent a pro-forma Compliance Certificate certified by a Financial Officer of Company and demonstrating that after giving effect to such acquisition, Company and its Subsidiaries shall be in Pro Forma Compliance, and (e) the amount by which (1) the Revolving Loan Commitment Amount exceeds (2) the Total Utilization of Revolving Loan Commitments after giving effect to such acquisition and any related transactions, is not less than $25,000,000;

(vii)         so long as no Event of Default has occurred and is continuing, Company and its Subsidiaries may make additional Investments in any Subsidiary that is not a Subsidiary Guarantor; provided that the amount of all such Investments does not (together with Indebtedness permitted by subsection 7.1(v)) exceed $150,000,000 (net of cash amounts paid by any Subsidiary that is not a Subsidiary Guarantor to Company or any Subsidiary Guarantor after the Closing Date in respect of (A) Investments made in such Subsidiary that is not a Subsidiary Guarantor and (B) the share capital of such Subsidiary that is not a Subsidiary Guarantor, including, without limitation, cash payments that are comprised of dividends, share repurchases, share redemptions or other cash returns on such share capital) in the aggregate outstanding at any time for all such Investments;

(viii)        Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $25,000,000;

(ix)           Company may acquire and hold obligations of one or more officers or other employees of Company or its Subsidiaries in connection with such officers’ or employees’ acquisition of shares of Company’s Capital Stock, so long as no cash is actually advanced by Company or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(x)            Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7;

(xi)           Company and its Subsidiaries may acquire and hold Investments in Securities in connection with the full or partial satisfaction, settlement or enforcement of Indebtedness or claims or other obligations due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

(xii)          any transaction permitted by subsection 7.5 or 7.7;

(xiii)         deposits, prepayments and extensions of trade credit in the ordinary course of business;

(xiv)        Company and its Subsidiaries may make the Investments described in Schedule 7.3B annexed hereto; provided that the aggregate fair market value of such Investments (as determined as of the date each such Investment is made) shall not exceed $42,000,000; and

(xv)         Investments by Company or any Subsidiary Guarantor in any of their respective Subsidiaries (1) consisting of Capital Stock and/or intercompany notes made to achieve cash repatriation strategies or (2) the consideration for which is the cancellation or other settlement of any corresponding intercompany Indebtedness incurred in connection with Investments permitted pursuant to the foregoing clause (1), in each case so long as the net cash Investment by Company or such Subsidiary Guarantor in connection therewith does not (a) exceed zero after the tenth day following the making of such cash Investment and (b) in any event exceed $50,000,000 (taken together with the amount of all other cash Investments then outstanding under this subsection 7.3(xv)) at any time.

7.4                               Contingent Obligations.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)            Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other letters of credit in an aggregate amount not to exceed at any time $6,500,000;

(ii)           Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(iii)          Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets and in respect of earn-out obligations incurred in connection with Permitted Acquisitions (provided that the maximum reasonably anticipated amount of such earn-out obligations, together with the purchase price, does not exceed the applicable limit under subsection 7.3(vi));

(iv)          Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees and other similar arrangements in the ordinary course of business of the obligations of Company and its Subsidiaries;

(v)           Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

(vi)          Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto and any extension or renewal thereof;

(vii)         Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $15,000,000.

7.5                               Restricted Junior Payments.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may:

(i)            make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12;

(ii)           so long as no Event of Default has occurred and is continuing or would result therefrom, Company may purchase Company’s common stock or common stock equity awards from present or former officers or employees of Company or any Subsidiary of Company upon the death, disability or termination of employment of such officer or employee;

(iii)          make Restricted Junior Payments with respect to (x) employee or director stock options, stock incentive plans or restricted stock plans of Company which are compensatory in nature and approved by the compensation committee of Company’s board of directors and (y) the purchase from time to time by Company of its common stock (for not more than market price) with the proceeds of the exercise by grantees under any equity-based incentive plan;

(iv)          so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time of such payment or immediately after giving effect thereto, make payments of principal (and accrued and unpaid interest thereon) with respect to Subordinated Indebtedness; provided that (x) Company shall have provided to Administrative Agent a pro-forma Compliance Certificate certified by the chief financial officer of Company and demonstrating that after giving effect to such payments of principal (and accrued and unpaid interest thereof) and any incurrence of Indebtedness in connection therewith, the Consolidated Leverage Ratio is less than 2.00 to 1.00 and (y) the amount by which (1) the Revolving Loan Commitment Amount exceeds (2) the Total Utilization of Revolving Loan Commitments after giving effect to such Restricted Junior Payment, is not less than $50,000,000;

(v)           so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time of such payment or immediately after giving effect thereto, other Restricted Junior Payments by Company in respect of its Capital Stock; provided that (x) Company shall have provided to Administrative Agent a pro-forma Compliance Certificate certified by the chief financial officer of Company and demonstrating that after giving effect to any such Restricted Junior Payment, the Consolidated Leverage Ratio is less than 2.50 to 1.00, (y) the amount by which (1) the Revolving Loan Commitment Amount exceeds (2) the Total Utilization of Revolving Loan Commitments after giving effect to such Restricted Junior Payment, is not less than $40,000,000 and (z) the aggregate amount of all Restricted Junior Payments in respect of its Capital Stock made pursuant to this clause (v) since the Closing Date shall not exceed $50,000,000 plus, to the extent Company and its Subsidiaries have generated Consolidated Excess Cash Flow in any single Fiscal Quarter, an amount not to exceed 25% of such Consolidated Excess Cash Flow (or 50% of such Consolidated Excess Cash Flow to the extent the Consolidated Leverage Ratio is less than 2.00:1.00 at the end of the preceding

Fiscal Year), but solely to the extent that such amount is not applied to increase the limit under subsection 7.8;

(vi)          (a) purchase, redeem or defease the aggregate amount out standing under the Senior Subordinated Notes in connection with a Permitted Refinancing thereof and (b) make repurchases of and payments on Indebtedness permitted under subsection 7.2(vii) and 7.2(ix);

(vii)         make purchases or repayments of the Senior Subordinated Notes with its Capital Stock (including cash payments in lieu of fractional shares); and

(viii)        make payments on the Senior Subordinated Notes and on Indebtedness permitted under subsection 7.2(ix) with proceeds of Indebtedness to the extent permitted hereunder and incurred to refinance such Indebtedness.

7.6                               Financial Covenants.

A.            Minimum Interest Coverage Ratio.  Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period to be less than 4.00:1.00.

B.            Maximum Leverage Ratio.  Company shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter to exceed 3.00:1.00.

7.7                               Restriction on Fundamental Changes; Asset Sales.

Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, except:

(i)            any Subsidiary of Company may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; provided that, in the case of such a merger, Company or such Subsidiary Guarantor shall be the continuing or surviving Person;

(ii)           any Subsidiary of Company that is not a Subsidiary Guarantor may be merged with or into any Subsidiary of Company that is not a Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Subsidiary of Company that is not a Subsidiary Guarantor;

(iii)          an Asset Sale identified on Schedule 7.7;

(iv)          assignments and licenses of Intellectual Property of Company or any Subsidiary between or among Company and its Subsidiaries, and licenses (a) to Joint Ventures or (b) in the ordinary course of business;

(v)           leases of owned real property and subleases of leased real property, in each case, not used in the operations of Company and its Subsidiaries;

(vi)          Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets (other than assets described in clause (iii)(c) of the definition of Asset Sale) shall be in an amount at least equal to the fair market value thereof (as determined in good faith by Company);

(vii)         Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

(viii)        Company and its Subsidiaries may make Asset Sales of assets having a net book value on Company’s books and records not in excess of $20,000,000 in any Fiscal Year; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as determined in good faith by Company); (b) at least 75% of the consideration received shall be cash; and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

(ix)           in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(x)            Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

(xi)           Any transaction permitted pursuant to subsection 7.3 or 7.10;

(xii)          Company and its Subsidiaries may sell or otherwise dispose of Cash Equivalents for fair value; and

(xiii)         Company and its Subsidiaries may sell or otherwise dispose of specific items of equipment so long as the purpose of such sale or disposition is to acquire replacement items of like-kind equipment or other equipment used or useful in the conduct of the business of Company or any of its Subsidiaries.

7.8                               Consolidated Capital Expenditures.

Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the “Maximum Consolidated Capital Expenditures Amount”) set forth below opposite such Fiscal Year; provided that the Maximum Consolidated

Capital Expenditures Amount for any Fiscal Year shall be increased by (i) an aggregate amount equal to the Net Securities Proceeds received by Company in such Fiscal Year from the issuance of any Capital Stock of Company or any of its Subsidiaries, but solely to the extent such Net Securities Proceeds are not applied to increase the limit under subsection 7.3(vi), (ii) to the extent Company and its Subsidiaries have generated Consolidated Excess Cash Flow in any Fiscal Quarter of such Fiscal Year in excess of $12,500,000, an amount not to exceed 50% of such excess (or 100% of such excess to the extent the Consolidated Leverage Ratio is less than 2.00:1.00 at the end of the preceding Fiscal Year), but solely to the extent that such excess is not applied to increase the limit under subsection 7.5(v), and (iii) if the actual amount of Consolidated Capital Expenditures made in any Fiscal Year is less than the Maximum Consolidated Capital Expenditures Amount for such Fiscal Year (before giving effect to any increase pursuant to clause (i) or (ii) of this proviso), then an amount of such shortfall may be carried forward to succeeding Fiscal Years by adding it to the Maximum Consolidated Capital Expenditures Amount for next succeeding Fiscal Year:

Fiscal Year	Maximum Consolidated Capital Expenditures
2010	$150,000,000
2011 and each Fiscal Year thereafter	$200,000,000

7.9                               Transactions with Shareholders and Affiliates.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of Securities of Company representing 10% or more of the total voting power for the election of directors of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction (1) between one of more of Company and any of its wholly-owned Subsidiaries or any Subsidiary Guarantor, (2) between any of Company’s wholly-owned Subsidiaries, (3) between any of the Subsidiary Guarantors or (4) between any of Company’s Subsidiaries that are not Subsidiary Guarantors, (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries, (iii) indemnification payments to employees, officers or directors of Company and its Subsidiaries to the extent required by the applicable Organizational Documents or applicable law, (iv) service agreements or compensation arrangements with employees, officers and directors of Company and its Subsidiaries entered into in the ordinary course of business, (v) transactions pursuant to the agreements set forth on Schedule 7.9 and (vi) transactions otherwise expressly permitted by this Agreement.

7.10                        Sales and Lease-Backs.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any such Subsidiary to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

7.11                        Conduct of Business.

From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.12                        Amendments of Documents Relating to Indebtedness.

Except as expressly contemplated by this Agreement, Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness (except in connection with a Permitted Refinancing thereof), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate thereon, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders thereon (or a trustee or other representative on their behalf) which, in each case, would be adverse in any material respect to Company or Lenders.

7.13                        Designation of “Designated Senior Indebtedness”.

Company shall not designate any Indebtedness as “Designated Senior Indebtedness” (as defined in the Senior Subordinated Note Indenture) under the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.14                        Fiscal Year.

Company shall not change its Fiscal Year-end from December 31.

Section 8.                                          EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

8.1                               Failure to Make Payments When Due.

Failure by any Borrower to pay any installment of principal of any Loan when due, and in the currency required hereunder, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by any Borrower to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by any Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within three (3) days after the date due; or

8.2                               Default in Other Agreements.

(i)            Failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of one (1) or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $10,000,000 or more or with an aggregate principal amount of $20,000,000 or more, in each case beyond the end of any grace period provided therefor; or

(ii)           breach or default by any Loan Party with respect to any other material term of (a) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3                               Breach of Certain Covenants.

Failure of Company to perform or comply with any term or condition contained in subsection 2.4B(iii)(g), 2.5A, 2.5B, 6.1(i), 6.2 or 6.11 or Section 7 of this Agreement; or

8.4                               Breach of Warranty.

Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5                               Other Defaults Under Loan Documents.

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender entitled to give notice of such default; or

8.6                               Involuntary Bankruptcy; Appointment of Receiver, etc.

(i)            A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)           an involuntary case shall be commenced against any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7                               Voluntary Bankruptcy; Appointment of Receiver, etc.

(i)            Any Loan Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or

(ii)           Any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or its being insolvent for the purpose of any applicable law; or the Governing Body of any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8                               Judgments and Attachments.

Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $20,000,000, in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage in writing, shall be entered or filed against Company or any other Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9                               Dissolution.

Any order, judgment or decree shall be entered against Company or any other Loan Party decreeing the dissolution or split up of Company or such Loan Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10                        Employee Benefit Plans.

There shall occur one or more ERISA Events that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which would reasonably be expected to result in a Material Adverse Effect; or

8.11                        Change in Control.

A Change in Control shall have occurred; or

8.12                        Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.

At any time after the execution and delivery thereof, (i) this Agreement or any Note or any provision thereof, for any reason than the satisfaction in full or all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) the Subsidiary Guaranty, for any reason other than the satisfaction in full of all Obligations or upon the release of any Subsidiary Guarantor in connection with an Asset Sale permitted hereby, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (iii) any Collateral Document, for any reason other than the satisfaction in full of the Obligations or upon a release of Collateral in accordance with the terms hereof or thereof, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iv) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof or the validity or first priority of any First Priority Lien in any Collateral purported to be covered by the Collateral Documents in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, (x) declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, (y) declare the obligation of each Lender to make any Loan and the obligation of the Issuing Lender to issue any Letter of Credit hereunder to be terminated, whereupon such obligations shall be terminated, and (c) require that Company Cash Collateralize the Letters of Credit (in an amount equal to the outstanding amount of all such Letters of Credit) ; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations of any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

Section 9.                                          ADMINISTRATIVE AGENT

9.1          Appointment.

A.            Appointment of Administrative Agent.  Bank of America is hereby appointed Administrative Agent hereunder and under the other Loan Documents.  Each Lender (including any Lender in its capacity as a counterparty to a Hedge Agreement or a Cash Management Agreement with Company or one of its Subsidiaries) hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.  Bank of America agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by Administrative Agent in its sole discretion.  Administrative Agent and any such sub-agent may perform any and all of the duties of Administrative Agent and exercise the rights and powers of Administrative Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates (“Related Parties”).  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent.

B.            Appointment of Supplemental Collateral Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

In the event that Administrative Agent appoints a Supplemental Collateral Agent, with the written consent of Company, which consent shall not be unreasonably withheld, with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

C.            Control.  Each Lender and Administrative Agent hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets that, in accordance with the UCC, can be perfected by possession or control.

9.2                               Powers and Duties; General Immunity.

A.            Powers; Duties Specified.  Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B.            No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of a Borrower to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.  Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

C.            Exculpatory Provisions.  No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct.  An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet web site posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

D.            Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with the Borrowers or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3                               Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4                               Right to Indemnity.

The Lenders, in proportion to their respective Pro Rata Shares (calculated as determined under the definition of “Pro Rata Share” with the Revolving Loan Exposure of any Defaulting Lender excluded from the denominator), severally and not jointly agree to indemnify each Agent (including any sub-agent of Administrative Agent) and the Issuing Lender and their respective Affiliates and their and their respective Affiliates’ respective officers, directors, employees, agents, trustees, attorneys and professional advisors to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents or the Issuing Lender) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent, the Issuing Lender or such other Person in exercising the powers, rights and remedies of an Agent or Issuing Lender, as the case may be, or performing duties of an Agent or Issuing Lender, as the case may be, hereunder or under the other Loan Documents or otherwise in its capacity as Agent or Issuing Lender, as applicable, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.  If any indemnity furnished to an Agent, the Issuing Lender, or any other such Person for any purpose shall, in the opinion of such Agent or the Issuing Lender, as the case may be, be insufficient or become impaired, such Agent or the Issuing Lender may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  All amounts due under this subsection 9.4 shall be payable not later than ten (10) Business Days after demand therefore.

9.5                               Resignation of Agents; Successor Administrative Agent, Issuing Lender and Swing Line Lender.

A.            Resignation; Successor Administrative Agent.  Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company.  Upon any such notice of resignation by Administrative Agent, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent, with the written consent of Company provided that no Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld, and which successor shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and shall not be incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction.  If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent which shall not be incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction; provided that if Administrative Agent shall notify Company and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of Securities and other items of Collateral held by Administrative Agent on behalf of the Lenders under any of the Collateral Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for in this subsection 9.5A.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate  in connection with the performance of the duties of the successor Administrative Agent under the

Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Section 9 shall inure to the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties as to any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was an Administrative Agent under this Agreement.

B.            Successor Issuing Lender and Swing Line Lender.  Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of Bank of America or its successor as Issuing Lender and Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Issuing Lender and Swing Line Lender for all purposes hereunder.  In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit V annexed hereto, in the amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions, and (iv) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

9.6                               Collateral Documents and Guaranties.

Each Lender (which term shall include, for purposes of this subsection 9.6, any Cash Management Bank and Hedge Counterparty) hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into, and to be the agent for and representative of Lenders under, each Collateral Document and each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or any Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders (other than Defaulting Lenders)); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien (1) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the Issuing Lender and, to the extent a Lender is obligated under such Letter of Credit, such Lender shall have been made), (2) encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or (3) to which Requisite Lenders have otherwise consented or ratified in writing (or such greater number of Lenders as may be required pursuant to subsection 10.6), (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented (or such greater number of Lenders as may be required pursuant to subsection 10.6) or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2A(ii), (iii) or (iv) or to other Liens permitted by subsection 7.2A as to which the Requisite Lenders have consented.  Upon the request of Administrative Agent at any time, the Requisite Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this subsection 9.6.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

Without derogating from any other authority granted to Administrative Agent herein or in the Collateral Documents or any other document relating thereto, each Lender hereby specifically (i) authorizes Administrative Agent to enter into pledge agreements pursuant to this subsection 9.6 with respect to the Capital Stock of all existing and future first-tier Foreign Subsidiaries, which pledge agreements may be governed by the laws of each of the jurisdictions of formation of such Foreign Subsidiaries, as agent on behalf of each of Lenders, with the effect that Lenders each become a secured party thereunder or, where relevant in a jurisdiction, as agent and trustee, with the effect that Lenders each become a beneficiary of a trust and Administrative Agent has all the rights, powers, discretions, protections and exemptions from liability set out in the pledge agreements and (ii) except in connection with any such pledge agreement for a jurisdiction in which Administrative Agent holds the Capital Stock as agent and trustee for Lenders, appoints Administrative Agent as its attorney-in-fact granting it the powers to execute each such pledge agreement and any registrations of the security interest thereby created, in each case in its name and on its behalf, with the effect that each Lender becomes a secured party thereunder.  With respect to each such pledge agreement, Administrative Agent has the power to sub-delegate to third parties its powers as attorney-in-fact of each Lender.

9.7                               Duties of Other Agents.

To the extent that any Lender is identified in this Agreement as a co-agent, documentation agent or syndication agent, such Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

9.8                               Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to any Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.9                               Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank or Hedge Counterparty that obtains the benefit of the provisions of Section 8, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Section 9 to the contrary,

Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent Administrative Agent has received written notice of such Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Hedge Counterparty, as the case may be.

9.10                        Exculpatory Provisions.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 10.6 and Section 8) or (B) in the absence of its own gross negligence, willful misconduct or breach in bad faith.  Administrative Agent shall be deemed not to have knowledge of any Potential Event of Default unless and until notice describing such Potential Event of Default is given to Administrative Agent by a Borrower, a Lender or the Issuing Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

9.11                        Reliance by Administrative Agent.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Administrative Agent may consult with legal counsel (who may be counsel for Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.                                   MISCELLANEOUS

10.1                        Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

A.            General.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this subsection 10.1).  No Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by such Borrower without the prior written consent of all Lenders (other than Defaulting Lenders) (and any attempted assignment or transfer by a Borrower without such consent shall be null and void).  No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation.  Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.            Assignments.

(i)            Amounts and Terms of Assignments.  Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan, or $1,000,000, in the case of any assignment of a Term Loan, (in each case aggregating concurrent assignments to two or more Affiliated Funds for purposes of determining such minimum amount), unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and any assignment of all or any portion of a Revolving Loan Commitment, Revolving Loan or Letter of Credit participation shall be made only as an assignment of the same proportionate part of the assigning Lender’s Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, (c) the parties to each assignment shall (I) electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent or (II) manually execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required, and provided that only one such processing and recordation fee shall be required in connection with concurrent assignments to two or more Affiliated Funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv) and with respect to information requested under the Patriot Act, (d), except in the case of an assignment to another Lender or an Affiliate of a Lender or an Approved Fund of a Lender, each of (I) Administrative Agent and (II) if no Event of Default has occurred and is continuing, Company, (e) solely in the case of assignments of all or any portion of a Revolving Loan Commitment, Revolving Loans and Letter of Credit participations, Swing Line Lender and Issuing Lender shall have consented thereto (which consents shall not be unreasonably withheld or delayed) and (f) in the case of an assignment to an Approved Fund of a Lender, if no Event of Default has occurred and is continuing, promptly following such assignment, Company shall have received notice thereof from Administrative Agent, which such notice shall be delivered promptly upon the execution of an Assignment Agreement clearly identifying the assignment to an Approved Fund.

No such assignment shall be made (A) to a Borrower or any of such Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, or (D) to any Person that, through its applicable lending office, is not capable of lending the applicable Alternative Currencies to the relevant Borrower without the imposition of any additional Indemnified Taxes.  No such assignment shall be made to any Person that, through its Funding and Payment Offices, is not capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of additional Indemnified Taxes.

Upon acceptance and recording by Administrative Agent pursuant to clause (ii) below, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of, and shall become, a Lender hereunder and shall be deemed to have made all of the agreements of a Lender contained in the Loan Documents arising out of or otherwise related to such rights and obligations and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is an Issuing Lender such Lender shall continue to have all rights and obligations of an Issuing Lender until the cancellation or expiration of any Letters of Credit issued by it and the reimbursement of any amounts drawn thereunder).  The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit III or Exhibit IV annexed hereto, as the case may be, with appropriate insertions, to reflect the amounts of the new Commitments and/or outstanding Revolving Loans and/or outstanding Tranche A Term Loans, as the case may be, of the assignee and/or the assigning Lender.  Other than as provided in subsection 2.1A(iii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Company and Administrative Agent, the applicable pro rata share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(ii)                                  Acceptance by Administrative Agent; Recordation in Register.  Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company.  Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii)

(iii)                               Deemed Consent by Company.  If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered to Company unless such consent is expressly refused by Company prior to such fifth Business Day.

(iv)                              Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (ii) Granting Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the other Lenders towards such Granting Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Granting Lender, which shall remain the holder of the Obligations in the Register.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, Company and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC consistent with the terms of this Agreement.  This subsection 10.1B(iv) may not be amended without the written consent of the SPC.  Each Granting Lender shall, acting for this purpose as an agent of Company, maintain at one of its offices a register substantially similar to the Register for the recordation of the names and addresses of its assignees and the amount and terms of its assignments pursuant to this subsection 10.1(B)(iv) and no such assignment shall be effective until and unless it is recorded in such register.

C.                                    Participations.  Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person, a Defaulting Lender, Company or any of its Affiliates or any Person or entity incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) an extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) an increase in the Commitment allocated to such participation.  Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender.  A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company’s prior written consent.  No Participant shall be entitled to the benefits of subsection 2.7 unless (i) Company is notified of the participation sold to such Participant, (ii) such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iv) as though it were a Lender and (iii) such Participant and its respective participation are recorded in the Register in accordance with subsection 2.1D as though such Participant were a Lender.

D.                                    Pledges and Assignments.  Any Lender may without the consent of Administrative Agent or Company at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E.                                      Information.  Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.18.

F.                                      Agreements of Lenders.  Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).  Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to represent that such Assignment Agreement constitutes a legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

G.                                    Resignation as Issuing Lender or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Loan Commitment and Revolving Loans pursuant to subsections 10.1A and 10.1B above, Bank of America may, (i) upon 30 days’ notice to Company and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days’ notice to Company, resign as Swing Line Lender.  In the event of any such resignation as Issuing Lender or Swing Line Lender, Company shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swing Line Lender, as the case may be.  If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Usage with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations pursuant to subsection 3.3).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to subsection 2.1A(iii).  Upon the appointment of a successor Issuing Lender and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.2                        Expenses.

Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (i) all reasonable and documented out-of-pocket costs and expenses of negotiation, preparation, execution, delivery and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs and expenses of furnishing all opinions by counsel for the Borrowers (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of the Borrowers’ performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (excluding allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of the Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all reasonable costs and expenses of obtaining and reviewing any appraisals provided for under subsection 6.9B and any environmental audits or reports provided for under subsection 6.7C; (vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other reasonable costs and expenses incurred by Administrative Agent and its Affiliates in connection with the syndication of the Commitments; (viii) all costs and expenses, including reasonable attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; (ix) all costs and expenses, including reasonable attorneys’ fees, fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and any Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (x) all reasonable and documented out-of-pocket costs and expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.  Upon the written request of any Borrower, the party requesting reimbursement pursuant to this subsection 10.2 shall provide the applicable Borrower with documentation which in good faith supports such reimbursement request.

10.3                        Indemnity.

In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents (and any sub-agents of Administrative Agent) and Lenders (including Issuing Lenders), and partners, officers, directors, employees, agents, trustees and advisors of Agents, Lenders and Affiliates of Agents and Lenders (each, an “Indemnitee” and collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of or breach in bad faith by such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), reasonable and documented expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees (provided that such counsel shall be limited to (x) one counsel for all Indemnitees, (y) one firm of local counsel for all Indemnitees in each applicable jurisdiction in which Administrative Agent reasonably determines such local counsel to be necessary, and (z) in the case of an actual or perceived conflict of interest with respect to any Indemnitee, of another firm of counsel for such affected Indemnitee) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority or if the documents presented in connection with such drawing do not strictly comply with the terms of such Letter of Credit, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty)), or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.  All amounts due under this subsection 10.3 shall be payable not later than ten (10) Business Days after a written request demand therefor (together with reasonably detailed documentation supporting such request).

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4                        Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, regardless of the adequacy of any Collateral, upon the occurrence and during the continuation of any Event of Default each of the Lenders and their Affiliates is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of subsection 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

10.5                        Ratable Sharing.

Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that (A) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to (1) any payment made by Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) (2) the application of Cash Collateral (and proceeds thereof) in respect of obligations relating to Letters of Credit and Swing Loan Loans (including Lender participation obligations) provided for in subsection 2.11, or (3) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this subsection 10.5) of or the sale of a participation in any of its Obligations to any Eligible Assignee or Participant pursuant to subsections 10.1B and 10.1C.  Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1 B with respect to such assignment.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

10.6                        Amendments and Waivers.

Unless otherwise provided for in this Agreement, no amendment, modification, termination or waiver of any provision of this Agreement, of the Notes or of any other Loan

Document, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of:

(a)                                  each Lender (other than any Defaulting Lender) with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce or forgive the principal amount of any Loan, (2) postpone the scheduled final maturity date of any Loan, (3) postpone the date on which any principal, interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E or amendment of subsection 2.2E) or the amount of any fees payable hereunder (other than any waiver of any increase in the fees applicable to Letters of Credit pursuant to subsection 3.2 following an Event of Default) (excluding any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee and excluding any fees specified in the Fee Letters, which may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto), (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (6) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, (7) extend the Revolving Loan Commitment Termination Date or (8) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; and

(b)                                 each Lender (other than any Defaulting Lender), (1) change in any manner the definition of “Pro Rata Share” or the definition of “Requisite Lenders” (except for any changes resulting solely from an increase in the aggregate amount of the Commitments pursuant to subsection 2.10 or approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders (other than Defaulting Lenders) or otherwise specifies the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (3) increase the maximum duration of Interest Periods permitted hereunder, (4)(A) release any Lien granted in favor of Administrative Agent (for the benefit of the Secured Parties) with respect to 25% or more in aggregate fair market value of the Collateral or (B) release Company from its obligations under the Company Guaranty or any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents including Section 9.6 hereof (in which case such release may be made by Administrative Agent acting alone), or (5) change in any manner or waive the provisions contained in subsection 2.4C(iii), subsection 2.4D, subsection 8.1, subsection 10.5 or this subsection 10.6.

In addition, no amendment, modification, termination or waiver of any provision (i) of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iii) of Section 3 or of any other provision of this Agreement relating to rights or duties of the Issuing Lender shall be effective without the written concurrence of the Issuing Lender, (iv) of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (v) that increases the amount of a Commitment of a Lender (or reinstates any Commitment terminated pursuant to Section 8) shall be effective without the consent of such Lender, (vi) that increases the maximum amount of Letters of Credit shall be effective without the consent of Revolving Lenders (other than Defaulting Lenders) having or holding more than 50% of the Revolving Loan Exposure of all Lenders (other than Defaulting Lenders) and (vii) of subsection 10.1B(iv) shall be effective without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, modification, termination or waiver.  Notwithstanding anything to the contrary herein, no Defaulting Lender other than a Voting Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of (A) the applicable Lenders other than Defaulting Lenders and (B) any applicable Voting Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of Company and Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Loans, as applicable.

10.7                        Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8                        Notices; Effectiveness of Signatures.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person, delivered by courier service and signed for against receipt thereof, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and the Issuing Lender shall not be effective until received.  For the purposes hereof, (i) the contact information of Company, Administrative Agent and the Issuing Lender shall be as set forth on Schedule 10.8 or such other address as shall be designated by such Person in a written notice delivered to Administrative Agent and (ii) the contact information of each other party shall be as set forth in an administrative questionnaire delivered to Administrative Agent, or such other address as shall be designated by such party in a written notice delivered to Administrative Agent.  Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1.  Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders.  Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile document or signature.

Notwithstanding the foregoing, Company agrees that Administrative Agent may make any material delivered by Company to Administrative Agent, as well as any amendments, waivers, consents and other written information, documents, instruments and other materials relating to Company, any of their respective Subsidiaries, or any other materials or matters relating to the Loan Documents or any of the transactions contemplated hereby that Administrative Agent is required or authorized pursuant to the terms hereof or of any Loan Document to provide to Lenders (collectively, the “Communications”) available to Lenders by posting such notices on a Platform; provided, however, that any Communications that are identified in writing to Administrative Agent by Company as unauthorized for posting on a Platform and Administrative Agent will not so post such Communications.  Company acknowledges that (a) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (b) a Platform is provided “as is” and “as available” and (c) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on a Platform.  Administrative Agent and its Affiliates expressly disclaim with respect to a Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on such Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with such Platform other than damages resulting from gross negligence or willful misconduct.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Affiliates in connection with any Platform.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that any Communication has been posted to a Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (1) to notify, on or before the date such Lender becomes a party to this Agreement, Administrative Agent in writing of such Lender’s email address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender) and (2) that any notice may be sent to such e-mail address.

10.9                        Survival of Representations, Warranties and Agreements.

A.                                    All representations, warranties and agreements made herein and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.  Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the making of any Loans or the issuance of any Letters of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

B.                                    Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.4, 10.16 and 10.17 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, 10.11(b), 10.16, 10.17 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10                 Failure or Indulgence Not Waiver; Remedies Cumulative; Enforcement.

No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with subsection 10.4 (subject to the terms of subsection 10.5), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Requisite Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to subsection 10.5, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

10.11                 Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations.  To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and the Issuing Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

10.12                 Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13                 Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to subsection 9.6, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or Letter of Credit or the use of proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through the Internet, Intralinks or similar information transmission systems in connection with the Loan Documents or the transactions contemplated thereby; provided, however, that the foregoing shall not apply to any direct or actual damages to the extent that it is determined in a final and nonappealable judgment by a court of competent jurisdiction that such damages result from the gross negligence or willful misconduct of such Indemnitee.

10.14                 Applicable Law.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

10.15                 Construction of Agreement; Nature of Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company or any of its Affiliates arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.  To the fullest extent permitted by law, Company hereby waives and releases any claims that it may have against Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.16                 Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER, ANY AGENT OR ANY LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, EACH AGENT AND EACH LENDER, EACH FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)                                    ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)                                WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)                            AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

(IV)                           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)                               AGREES THAT EACH BORROWER, EACH AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST EACH BORROWER, EACH AGENT AND EACH LENDER IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)                           AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.17                 Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  Each party hereto certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.18                 Confidentiality.

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan

Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.18 or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Company which source is not known by Administrative Agent to be subject to a confidentiality agreement in respect thereof or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.  With the written consent of Company, which consent shall not be unreasonably withheld, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders, and Administrative Agent or any of its Affiliates may place customary “tombstone” advertisements relating hereto in publications (including publications circulated or otherwise made available in electronic form) of its choice at its own expense.  Any Person required to maintain the confidentiality of information as provided in this subsection 10.18 shall be considered to have complied with its obligation to do so if such Person has maintained the confidentiality of such information in compliance with applicable Laws, regulations and customary document retention policies.

Each of Administrative Agent and the Lenders acknowledges that (a) the information may include material non-public information concerning Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.19                 Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, including by facsimile, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.20                 Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21                 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent or any Lender in such currency, Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.22                 USA Patriot Act.

Each Lender hereby notifies Company that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.  Each Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

10.23                 California Judicial Reference.

If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of subsections 10.2 and 10.3, the Borrowers shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

HEXCEL CORPORATION

By:	/s/ Wayne C. Pensky
Name:	Wayne C. Pensky
Title:	Senior Vice President and Chief Financial Officer

HEXCEL HOLDINGS SASU

By:	/s/ Wayne C. Pensky
Name:	Wayne C. Pensky
Title:	Chairman (Président)

Hexcel Corporation

Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ William A. Cessna
Name:	William A. Cessna
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Issuing Lender and Swing Line Lender

By:	/s/ Jeffrey J. McLaughlin
Name:	Jeffrey J. McLaughlin
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

RBS CITIZENS, N.A.

By:	/s/ Donald A. Wright
Name:	Donald A. Wright
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

TD BANK, N.A.

By:	/s/ Deborah Gravinese
Name:	Deborah Gravinese
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Elizabeth Peck
Name:	Elizabeth Peck
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Albert M. Schenck
Name:	Albert M. Schenck
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

FIFTH THIRD BANK

By:	/s/ Valerie Schanzer
Name:	Valerie Schanzer
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

THE NORTHERN TRUST COMPANY

By:	/s/ Tamara M. Dowd
Name:	Tamara M. Dowd
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

SOVEREIGN BANK

By:	/s/ Glenn T. Campbell
Name:	Glenn T. Campbell
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick McGraw
Name:	Patrick McGraw
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Eric Longuet
Name:	Eric Longuet
Title:	Vice President

By:	/s/ Nicolas Courtaigne
Name:	Nicolas Courtaigne
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

RZB FINANCE LLC

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedel
Title:	First Vice President

By:	/s/ Randall Abrams
Name:	Randall Abrams
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

SUNTRUST BANK

By:	/s/ David Fournier
Name:	David Fournier
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Edwin W. Holden, IV
Name:	Edwin W. Holden, IV
Title:	Vice President

Hexcel Corporation

Credit Agreement

Signature Page

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Richard Tripaldi
Name:	Richard Tripaldi
Title:	Vice President

By:	/s/ David Acosta
Name:	David Acosta
Title:	Senior Vice President

Hexcel Corporation

Credit Agreement

Signature Page

RAYMOND JAMES BANK, FSB

By:	/s/ Joseph A. Ciccolini
Name:	Joseph A. Ciccolini
Title:	Vice President — Senior Corporate Banker

Hexcel Corporation

Credit Agreement

Signature Page

EXHIBIT I

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

To:                             Bank of America, N.A., as Administrative Agent

Pursuant to that certain Credit Agreement dated as of July 9, 2010, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Hexcel Corporation, a Delaware corporation (“Company”), Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France (“Co-Borrower” and together with Company, the “Borrowers” and each a “Borrower”), the financial institutions from time to time party thereto as Lenders (“Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”), this represents the undersigned Borrower’s request to borrow as follows:

1.                                      Funding Date:                                  ,

2.                                      Amount of loans:  $

3.                                      Lender(s):

☐ a.                       Lenders, in accordance with their applicable Pro Rata Shares

☐ b.                       Swing Line Lender

4.                                      Type of Loans:

☐ a.                       Term Loans

☐ b.                       Revolving Loans

☐ c.                        Swing Line Loan

5.                                      Currency:

6.                                      Interest rate option:

☐ a.                       Base Rate Loan(s)

☐ b.                       Eurocurrency Rate Loans with an initial Interest Period of                month(s)

The proceeds of such Loans are to be:

☐ a.                       deposited in [Company’s][Co-Borrower’s] account at the Funding and Payment Office; or

☐ b.                       transferred to [Company][Co-Borrower] via wire transfer in accordance with the following instructions:                                                                                                  .

I-1

The undersigned Officer, to the best of his or her knowledge, certifies on behalf of [Company][Co-Borrower] that:

(i)                                     The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the Funding Date to the same extent as though made on and as of the Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition; and

(ii)                                  No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

DATED:	[HEXCEL CORPORATION]
[HEXCEL HOLDINGS SASU]

By:

Title:

I-2

EXHIBIT II

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

NOTICE OF CONVERSION/CONTINUATION

To:                             Bank of America, N.A., as Administrative Agent

Pursuant to that certain Credit Agreement dated as of July 9, 2010, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Hexcel Corporation, a Delaware corporation (“Company”), Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France (“Co-Borrower” and together with Company, the “Borrowers” and each a “Borrower”), the financial institutions from time to time party thereto as Lenders (“Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”), this represents the undersigned Borrower’s request to convert or continue Loans as follows:

1.                                      Date of conversion/continuation:                                ,

2.                                      Amount of Loans being converted/continued:  $

3.                                      Type of Loans being converted/continued:

☐ a.                       Term Loans

☐ b.                       Revolving Loans

4.                                      Currency:

5.                                      Nature of conversion/continuation:

☐ a.                       Conversion of Base Rate Loans to Eurocurrency Rate Loans

☐ b.                       Conversion of Eurocurrency Rate Loans to Base Rate Loans

☐ c.                        Continuation of Eurocurrency Rate Loans as such

6.                                      If Loans are being continued as or converted to Eurocurrency Rate Loans, the duration of the new Interest Period that commences on the conversion/ continuation date:                                                                 month(s)

II-1

In the case of a conversion to or continuation of Eurocurrency Rate Loans, the undersigned Officer, to the best of his or her knowledge, certifies on behalf of [Company][Co-Borrower] that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:	[HEXCEL CORPORATION]
[HEXCEL HOLDINGS SASU]

By:

Title:

II-2

EXHIBIT III

[FORM OF] TRANCHE A TERM NOTE

HEXCEL CORPORATION

             , 20

FOR VALUE RECEIVED, HEXCEL CORPORATION, a Delaware corporation (“Company”), promises to pay to                                           (“Payee”) or its registered assigns the principal amount of the Tranche A Term Loan made by Payee to Company under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of July 9, 2010, by and among Company, Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France, the financial institutions from time to time party thereto as Lenders, and Bank of America, N.A., as Administrative Agent (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Tranche A Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in Dollars in Same Day Funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

III-1

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS NOTE INCORPORATES BY REFERENCE, AND THE COMPANY AND PAYEE HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SUBSECTION 10.16 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

[Remainder of Page Intentionally Left Blank]

III-2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

HEXCEL CORPORATION

By:
Title:

III-3

EXHIBIT IV

[FORM OF] REVOLVING NOTE

[HEXCEL CORPORATION]
[HEXCEL HOLDINGS SASU]

       , 20

FOR VALUE RECEIVED, [HEXCEL CORPORATION, a Delaware corporation (“Company”),] [HEXCEL HOLDINGS SASU, a société par actions simplifiée organized under the laws of France (“Co-Borrower”)] promises to pay to                                       (“Payee”) or its registered assigns, the principal amount of all advances made by Payee to [Company] [Co-Borrower] as Revolving Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

[Company][Co-Borrower] also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of July 9, 2010, by and among Company, Co-Borrower, the financial institutions from time to time party thereto as Lenders, and Bank of America, N.A., as Administrative Agent (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of [Company’s][Co-Borrower’s] “Revolving Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

Except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments of principal and interest in respect of this Note shall be made in Dollars in Same Day Funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  All payments with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency in Same Day Funds at the applicable Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in the Credit Agreement, [Company][Co-Borrower] and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of [Company][Co-Borrower] hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of [Company][Co-Borrower] as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF [COMPANY][CO-BORROWER] AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS NOTE INCORPORATES BY REFERENCE, AND [COMPANY][CO-BORROWER] AND PAYEE HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SUBSECTION 10.16 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of [Company][Co-Borrower], which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

[Company][Co-Borrower] promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  [Company][Co-Borrower] and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, [Company][Co-Borrower] has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[HEXCEL CORPORATION]
[HEXCEL HOLDINGS SASU]

By:
Title:

TRANSACTIONS

ON

REVOLVING NOTE

Date	Type of Loan Made This Date	Currency and Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT V

[FORM OF] SWING LINE NOTE

HEXCEL CORPORATION

                 , 20

FOR VALUE RECEIVED, HEXCEL CORPORATION, a Delaware corporation (“Company”), promises to pay to                                  (“Payee”) or its registered assigns the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of July 9, 2010, by and among Company, Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France, the financial institutions from time to time party thereto as Lenders, and Bank of America, N.A., as Administrative Agent (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is Company’s “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in Dollars in Same Day Funds in accordance with the terms of the Credit Agreement.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS NOTE INCORPORATES BY REFERENCE, AND THE COMPANY AND PAYEE HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SUBSECTION 10.16 OF THE CREDIT AGREEMENT.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

HEXCEL CORPORATION

By:
Title:

TRANSACTIONS

ON

SWING LINE NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT VI

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

(1)                                  We are the duly elected [Insert Title] and [Insert Title] of Hexcel Corporation, a Delaware corporation (“Company”);

(2)                                  We have reviewed the terms of that certain Credit Agreement dated as of July 9, 2010, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, Hexcel Holdings SASU, the financial institutions from time to time party thereto as Lenders and Bank of America, N.A., as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)                                  The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

                                                                                                                                                  ]; and

(4)                                  [Except as set forth below,] neither Company nor any Subsidiary Guarantor has changed, or intends, within the 120-day period commencing on the day hereof, to change, its name, type of organization, jurisdiction of organization or location of its chief executive office:

                                                                                                    .

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered

with this Certificate in support hereof, are made and delivered this                      day of,                        ,               pursuant to subsection 6.1(iv) of the Credit Agreement.(1)

HEXCEL CORPORATION

By:
Title:

By:
Title:

(1)  When delivering a pro forma Compliance Certificate pursuant to subsections 7.3(vi), 7.5(iv) or 7.5(v) of the Credit Agreement, include:

(a)                                  paragraph (1) above;

(b)                                 paragraph (2) modified as follows:  “(2) We have reviewed the terms of that certain Credit Agreement dated as of July [9], 2010, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, Hexcel Holdings SASU, the financial institutions from time to time party thereto as Lenders and Bank of America, N.A., as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries in connection with [describe proposed acquisition, payments with respect to Subordinated Indebtedness or Restricted Junior Payments]”;

(c)                                  paragraph (3) modified as follows:  “(3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, any Potential Event of Default or Event of Default that [has]/[shall have] occurred and [is]/[be] continuing at the time of such [acquisition, payment or Restricted Junior Payment] or immediately after giving effect thereto.”; and

(d)                                 last paragraph modified as follows:  “The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof are made and delivered this            day of                    ,           pursuant to subsection [7.3(vi), 7.5(iv) or 7.5(v)] of the Credit Agreement.”

Pursuant to subsection 7.3(vi), 7.5(iv) or 7.5(v) of the Credit Agreement, Attachment No. 1 shall be limited to items F and/or G, as applicable, demonstrating compliance in accordance with such subsections.

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                                     ,            and pertains to the period from                           ,          to                                         ,             .  Subsection references herein relate to subsections of the Credit Agreement.

A.                                    Indebtedness

1.	Indebtedness in respect of Capital Leases permitted under subsection 7.1(iii):	$
2.	Maximum permitted under subsection 7.1(iii):		$50,000,000
3.	Purchase money Indebtedness permitted under subsection 7.1(iv):	$
4.	Maximum permitted under subsection 7.1(iv):		$15,000,000
5.	Intercompany indebtedness permitted under subsection 7.1(v):	$
6.	Maximum permitted under subsection 7.1(v):	$	[ ]	(1)
7.	Indebtedness evidenced by Senior Subordinated Notes and any Permitted Refinancing thereof permitted under subsection 7.1(vii):	$
8.	Maximum permitted under subsection 7.1(vii):	$	[ ]	(2)
9.	Indebtedness of Foreign Subsidiaries permitted under subsection 7.1(x):	$
10.	Maximum permitted under subsection 7.1(x):		$50,000,000
11.	Indebtedness permitted under subsection 7.1(xi):	$
12.	Maximum permitted under subsection 7.1(xi):		$25,000,000
13.	Indebtedness with respect to Synthetic Lease Obligations permitted under subsection 7.1(xiii):	$
14.	Maximum permitted under subsection 7.1(xiii):		$50,000,000
15.	Indebtedness with respect to a qualified tax exempt bond financing permitted under subsection 7.1(xvi):	$
16.	Maximum permitted under subsection 7.1 (xvi):		$25,000,000

B.                                    Liens

1.	Indebtedness (permitted under subsection 7.1(xvi)) secured by Liens permitted under subsection 7.2A(v):	$
2.	Maximum permitted under subsection 7.2A(v):		$35,000,000
3.	Indebtedness secured by Liens permitted under subsection 7.2A(vii):	$
4.	Maximum permitted under subsection 7.2A(vii):		$5,000,000

(1)  $150,000,000 minus the net amount of Investments outstanding under subsection 7.3(vii) (as set forth in item C.1 below).

(2)  $225,000,000, as reduced by any repayments, prepayments or redemptions of the Senior Subordinated Notes.

5.	Indebtedness or Contingent Obligations secured by Liens with respect to Hedge Agreements permitted under subsection 7.2(A)(ix):	$
6.	Maximum permitted under subsection 7.2(A)(ix):		$10,000,000

C.                                    Investments

1.	Investments in a Subsidiary not a Subsidiary Guarantor permitted under subsection 7.3(vii):	$
2.	Maximum permitted under subsection 7.3(vii):		$150,000,000	(3)
3.	Investments by Company and Subsidiaries permitted under subsection 7.3(viii):	$
4.	Maximum permitted under subsection 7.3(viii):		$25,000,000
5.	Investments permitted under subsection 7.3 (xiv):	$
6.	Maximum permitted under subsection 7.3(xiv):		$42,000,000
7.	Investments permitted under subsection 7.3(xv):	$
8.	Maximum permitted under subsection 7.3(xv):	$	[ ]	(4)

D.                                    Contingent Obligations

1.	Contingent Obligations in respect of Letters of Credit and other letters of credit permitted under subsection 7.4(i):	$
2.	Maximum permitted under subsection 7.4(i):		$6,500,000
3.	Contingent Obligations permitted under subsection 7.4(vii):	$
4.	Maximum permitted under subsection 7.4(vii):		$15,000,000

E.                                      Restricted Junior Payments

1.	Restricted Junior Payments permitted under subsection 7.5(v):	$
2.	Maximum permitted under subsection 7.5(v):	$	[ ]	(5)

(3)  Including Indebtedness permitted by subsection 7.1(v) (as set forth in item A.5 above), and net of cash amounts paid by any Subsidiary that is not a Subsidiary Guarantor to Company or any Subsidiary Guarantor after the Closing Date in respect of (A) Investments made in such Subsidiary that is not a Subsidiary Guarantor and (B) the share capital of such Subsidiary that is not a Subsidiary Guarantor, including, without limitation, cash payments that are comprised of dividends, share repurchases, share redemptions or other cash returns on such share capital.

(4)  The net cash Investment shall not (a) exceed zero after the tenth day following the making of such cash Investment and (b) in any event exceed $50,000,000 (taken together with the amount of all other cash Investments then outstanding under subsection 7.3(xv)) at any time).

(5)  $50,000,000 plus 25% of any Consolidated Excess Cash Flow generated in any Fiscal Quarter (or 50% of such Consolidated Excess Cash Flow if the Consolidated Leverage Ratio is less than 2.00:1.00 at the end of the preceding Fiscal Year), but solely to the extent that such amount is not applied to increase the limit under subsection 7.8.

F.                                      Minimum Interest Coverage Ratio (for the four-Fiscal Quarter period ending                     ,         )

1.	Consolidated Net Income:	$
2.	Consolidated Interest Expense:	$
3.	Provisions for taxes based on income:	$
4.	Total depreciation expense:	$
5.	Total amortization expense:	$
6.	Other non-cash items reducing Consolidated Net Income:	$
7.	Other non-cash items increasing Consolidated Net Income:	$
8.	Consolidated EBITDA (1+2+3+4+5+6-7):	$
9.	Interest Coverage Ratio (8):(2):	:1.00
10.	Minimum ratio required under subsection 7.6A:	4.00:1.00

G.                                    Maximum Leverage Ratio (as of                     ,         )

1.	Consolidated Total Debt:	$
2.	Consolidated EBITDA (F.8 above):	$
3.	Consolidated Leverage Ratio (1):(2):	:1.00
4.	Maximum ratio permitted under subsection 7.6B:	3.00:1.00

H.                                    Current Pricing for Revolving Loans for the Quarter(6)

1.	Applicable Eurocurrency Rate Margin based on current Consolidated Leverage Ratio (G.3 above):	%(7)
2.	Applicable Base Rate Margin based on current Consolidated Leverage Ratio (G.3 above):	%(8)

I.                                         Fundamental Changes

1.	Net Book Value of Asset Sales for Fiscal Year-to-date permitted under subsection 7.7(viii):	$

(6)  Applicable Pricing Grid:

Consolidated Leverage Ratio	Eurocurrency Rate Margin / Letter of Credit Fee	Base Rate Margin
Greater than or equal to 2.00 to 1.00	2.75%	1.75%
Greater than or equal to 1.75 to 1.00 but less than 2.00 to 1.00	2.25%	1.25%
Less than 1.75 to 1.00	2.00%	1.00%

(7)  From the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(iv) for the Fiscal Year ending December 31, 2010, the applicable margin is 2.75% per annum.

(8)  From the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(iv) for the Fiscal Year ending December 31, 2010, the applicable margin is 1.75% per annum.

2.	Maximum permitted under subsection 7.7(viii) for Fiscal Year:	$20,000,000

J.                                      Consolidated Capital Expenditures

1.	Consolidated Capital Expenditures for Fiscal Year-to-date:	$
2.	Amount of Consolidated Capital Expenditures permitted under subsection 7.8 for Fiscal Year (before adjustments permitted by subsections 7.8(i)-(iii)):	$	[ ]	(9)
3.	Net Securities Proceeds received in Fiscal Year from the issuance of any Capital Stock to the extent not applied to increase the limit under subsection 7.3(vi):	$	[ ]
4.	[50%]/[100%](10) of Consolidated Excess Cash Flow in each Fiscal Quarter of Fiscal Year in excess of $12,500,000 to the extent not applied to increase the limit under subsection 7.5(v):	$	[ ]
5.	Carryover from prior Fiscal Year to the extent permitted under subsection 7.8(iii):	$	[ ]	(11)
6.	Maximum amount of Consolidated Capital Expenditures permitted under subsection 7.8 for Fiscal Year (2+3+4+5):	$	[ ]

K.                                    Consolidated Excess Cash Flow (for the Fiscal Year ended                   )

1.	Consolidated EBITDA (F.8 above):	$
2.	Consolidated Working Capital Adjustment:	$
3.	Voluntary and scheduled repayments of Consolidated Total Debt (except for repayments of revolving facilities unless commitments in respect thereof are permanently reduced) :	$
4.	Consolidated Capital Expenditures (J.1 above):	$
5.	Proceeds of any financings related to Consolidated Capital Expenditures:	$
6.	Consolidated Interest Expense (F.2 above):	$

(9)  Maximum Consolidated Capital Expenditures:

Fiscal Year	Maximum Consolidated Capital Expenditures
2010:	$150,000,000
2011 and each Fiscal Year thereafter:	$200,000,000

(10)  Include 50% of such excess if the Consolidated Leverage Ratio at the end of the preceding Fiscal Year is greater than or equal to 2.00:1.00 (or 100% of such excess if the Consolidated Leverage Ratio at the end of the preceding Fiscal Year is less than 2.00:1.00).

(11)  If the actual amount of Consolidated Capital Expenditures made in any Fiscal Year is less than the Maximum Consolidated Capital Expenditures Amount for such Fiscal Year (before giving effect to any increase pursuant to clauses 7.8(i) or (ii)) (see J.2 above), then an amount of such shortfall may be carried forward to succeeding Fiscal Years by adding it to the Maximum Consolidated Capital Expenditures Amount for the next succeeding Fiscal Year.

7.	Current taxes based on income and paid in cash:	$
8.	Investments in Joint Ventures and third parties:	$	[ ]	(12)
9.	Consolidated Excess Cash Flow (1+2–3–4–5–6–7–8):	$
10.	Consolidated Excess Cash Flow applied to increase the limit under subsection 7.5(v) (see E.2 above):	$	[ ]
11.	Consolidated Excess Cash Flow applied to increase the limit under subsection 7.8 (see J.4 above):	$	[ ]

L.                                     Net Securities Proceeds from issuance of any Capital Stock of Company and any of its Subsidiaries (for Fiscal Year ended                           )

1.	Net Securities Proceeds:	$	[ ]
2.	Net Securities Proceeds applied to increase the limit under subsection 7.3(vi):	$	[ ]
3.	Net Securities Proceeds applied to increase the limit under subsection 7.8 (see J.3 above):	$	[ ]

M.                                  Total Domestic Assets

1.	Total Domestic Assets of Company and Domestic Subsidiaries:	$
2.	Total Domestic Assets owned by Company and Subsidiary Guarantors:	$
3.	Percentage (%) of Total Domestic Assets owned by Company and Subsidiary Guarantors (2):(1):		%
4.	Percentage (%) of Total Domestic Assets required to be owned by Company and Subsidiary Guarantors under subsection 6.8A:	90%

(12)  Not to exceed (1) $10,000,000 annually in any Fiscal Year and (2) $40,000,000 in the aggregate.

EXHIBIT VII

[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each](1) Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each](2) Assignee identified in item 2 below ([the] [each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees](3) hereunder are several and not joint].(4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation the Letters of Credit, guarantees, and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1.                                       Assignor[s]:

2.                                       Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.                                         Borrowers:      Hexcel Corporation, a Delaware corporation (“Company”), and Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France

4.                                         Administrative Agent:      Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                         Credit Agreement:      The Credit Agreement dated as of July 9, 2010, by and among the Borrowers, the financial institutions from time to time party thereto as Lenders and Bank of America, N.A., as Administrative Agent.

6.                                         Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned(8)	Percentage Assigned of Commitment/ Loans(9)
			$	$		%
			$	$		%
			$	$		%

[7.                                   Trade Date:                                      ](10)

Effective Date:                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan Commitment,” “Tranche A Term Loan Commitment,” etc.)

(8)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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ASSIGNOR[S](11)

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](12)

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(11)  Add additional signature blocks as needed.

(12)  Add additional signature blocks as needed.

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[Consented to and](13) Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent

By:
Title:

By:
Title:

[Consented to:](14)

[NAME OF RELEVANT PARTY]

By:
Title:

(13)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(14)  To be added only if the consent of the Company and/or other parties (e.g., Swing Line Lender, Issuing Lender) is required by the terms of the Credit Agreement.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1                                 Assignor[s].  [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                                 Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to subsection 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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2.                                       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS AGREEMENT INCORPORATES BY REFERENCE, AND THE PARTIES HEREUNDER HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SECTION 10.16 OF THE CREDIT AGREEMENT.

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EXHIBIT VIII

[FORM OF] FINANCIAL CONDITION CERTIFICATE

This FINANCIAL CONDITION CERTIFICATE (this “Certificate”) is delivered in connection with that certain Credit Agreement dated as of July 9, 2010 (the “Credit Agreement”) by and among Hexcel Corporation, a Delaware corporation (“Company”), Hexcel Holdings SASU, a société par actions simplifiée organized under the laws of France, the financial institutions from time to time party thereto as Lenders (“Lenders”) and Bank of America, N.A., as Administrative Agent (“Administrative Agent”).  Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

This Certificate is being delivered pursuant to subsection 4.1G of the Credit Agreement.  The undersigned is the Chief Financial Officer of Company and hereby further certifies as of the date hereof, in his capacity as an officer of Company, and not individually, as follows:

1.                                       I have responsibility for (a) the management of the financial affairs of Company and its Subsidiaries and the preparation of financial statements of Company and its Subsidiaries, and (b) reviewing the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.                                       I have carefully prepared and/or reviewed the contents of this Certificate and have conferred with counsel for Company for the purpose of discussing the meaning of any provisions hereof that I desired to have clarified.

3.                                       In preparation for the consummation of the transactions contemplated by the Credit Agreement, I have prepared and/or reviewed a pro forma balance sheet as at December 31, 2009 and pro forma income statement projections and pro forma cash flow statement projections for each fiscal year during the term of the Credit Agreement for Company and its Subsidiaries on a consolidated basis, in each case after giving effect to the consummation of the transactions contemplated by the Credit Agreement.  The pro forma balance sheet has been prepared consistent with GAAP.  Although any projections may by necessity involve uncertainties and approximations, the projections are based on good faith estimates and assumptions believed by me to be reasonable.

4.                                       Based upon the foregoing, utilizing what I believe are reasonable estimates of the “fair value” and the “present fair saleable value” of the assets of the Company and its Subsidiaries and upon the best of my knowledge after due diligence, I have concluded that: (a) the Company and its Subsidiaries on a consolidated basis are Solvent; (b) Company and its Subsidiaries on a consolidated basis have the ability to pay their debts and liabilities (including unmatured liabilities and contingent liabilities but without duplication of any underlying liability related thereto) as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to Company and its Subsidiaries; and (c) neither Company nor any of its Subsidiaries have executed the Loan Documents or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

VIII-1

In computing the amount of contingent liabilities as of the date hereof, such liabilities have been computed at the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual liability.

As reflected in the pro forma income statement projections and pro forma cash flow statement projections, I believe that it is reasonable to assume that Company and its Subsidiaries will continue as a going concern.  Thus, for the purpose of the above analysis, the values of the assets of Company and its Subsidiaries on a consolidated basis have been computed by considering Company and its Subsidiaries to be a going concern.

I understand that Administrative Agent and Lenders are relying on this Certificate in extending credit to Company pursuant to the Credit Agreement.

The undersigned has executed this Certificate, in his capacity as an officer of Company and not individually, as of the [9th] day of July, 2010.

Name:
Title:

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EXHIBIT IX

[FORM OF] COMPANY GUARANTY

Reference is made to Exhibit 99.4 to the Current Report on Form 8-K filed by Hexcel Corporation on July 14, 2010.

IX-1

EXHIBIT X

[FORM OF] SUBSIDIARY GUARANTY

Reference is made to Exhibit 99.3 to the Current Report on Form 8-K filed by Hexcel Corporation on July 14, 2010.

X-1

EXHIBIT XI

[FORM OF] SECURITY AGREEMENT

Reference is made to Exhibit 99.2 to the Current Report on Form 8-K filed by Hexcel Corporation on July 14, 2010.

XI-1

EXHIBIT XII

[FORM OF] MORTGAGE

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES
AND FIXTURE FILING (ALABAMA)

by and from

HEXCEL CORPORATION, a Delaware corporation “Mortgagor”

to

BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent, “Mortgagee”

Dated as of July [      ], 2010

Location:	3300 Mallard Fox Drive
Decatur, Alabama 35601
County:	Morgan County
State:	Alabama

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
DESCRIBED HEREIN

THIS INSTRUMENT PREPARED BY,
AND WHEN RECORDED MAIL TO:

Timothy P. Logan, Esq.

McGuireWoods LLP

P.O. Box 31247

Charlotte, North Carolina 28231

XII-1

THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A HERETO.  THIS MORTGAGE IS ALSO A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO CODE OF ALABAMA (1975) SECTION 7-9A-502(b), AND IS TO BE INDEXED, AMONG OTHER PLACES, IN THE FINANCING STATEMENT RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE MAXIMUM AMOUNT SECURED BY THE LIEN OF THIS MORTGAGE SHALL NOT EXCEED FOUR HUNDRED MILLION DOLLARS ($400,000,000).  PURSUANT TO THE APPORTIONMENT ORDER ISSUED BY THE ALABAMA DEPARTMENT OF REVENUE, A COPY OF WHICH IS SUBMITTED CONTEMPORANEOUSLY HEREWITH, THE AMOUNT OF MORTGAGE PRIVILEGE TAX DUE UPON RECORDING OF THIS INSTRUMENT SHALL BE [                                        ] DOLLARS ($[                    ]).

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES
AND FIXTURE FILING (ALABAMA)

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is dated as of July [      ], 2010 by and from HEXCEL CORPORATION, a Delaware corporation (“Mortgagor”), whose address is Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901 to BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement (defined below) (the “Lenders”) and the Swap Counterparties (defined below) (all of the Lenders and the Swap Counterparties, together with their respective successors and assigns, are collectively referred to as the “Beneficiaries”), having an address at MA5-100-09-04, 100 Federal St., Boston, Massachusetts 02110 (Administrative Agent, together with its successors and assigns, “Mortgagee”).

RECITALS

A.                                   The Administrative Agent, the Lenders, Banc of America Securities LLC, as Joint Book Manager and Joint Lead Arranger, RBS Citizens, N.A., as Syndication Agent, Joint Book Manager and Joint Lead Arranger, and HSBC Bank USA, National Association, as a documentation agent, Toronto Dominion (New York) LLC, as a documentation agent, Wells Fargo Bank, National Association, as a documentation agent, have entered into a Credit Agreement dated as of July 9, 2010, with Grantor and Hexcel Holdings SASU (collectively, the “Borrower”) pursuant to which Administrative Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to the Mortgagor (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

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B.                                     Mortgagor may from time to time enter, or may from time to time have entered, into one or more Lender Swap Agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders (in such capacity, collectively, the “Swap Counterparties”) at the time such Lender Swap Agreements are entered into in accordance with the terms of the Credit Agreement.

C.                                     Pursuant to the Credit Agreement, in order to induce Administrative Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Swap Counterparties to enter into the Lender Swap Agreements, Mortgagor has agreed to execute and deliver this Mortgage.

ARTICLE 1

DEFINITIONS

Section 1.1.                                Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

(a)                                  “Mortgaged Property”:  All of Mortgagor’s right, title and interest in and to the following: (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference and the leasehold interest, if any, in the real property described in Exhibit A created by the Subject Lease (hereafter defined) together with any greater estate therein as hereafter may be acquired by Mortgagor) (the “Land”) together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Mortgagor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the “Real Property”); (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”); (3) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”) (the Real Property, Improvements and Fixtures are collectively referred to as the “Premises”); (4) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”); (5) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in,

XII-3

selling or otherwise enjoying the Mortgaged Property (the “Rents”); (6) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (7) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (8) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises (the “Condemnation Awards”).  As used in this Mortgage, the term “Mortgaged Property” means all or, where the context permits or requires, any portion of the above or any interest therein.

(b)                                 “Obligations”:  All obligations and liabilities of every nature of Mortgagor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Swap Agreement; in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Swap Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Mortgage (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy, would accrue on such obligations, whether or not a claim is allowed for such amounts in the related bankruptcy proceeding).

(c)                                  “Subject Lease”:  All of the leases, if any, described on Exhibit B attached hereto and incorporated herein by this reference.

(d)                                 “UCC”:  The Uniform Commercial Code in the State of Delaware.  If the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Delaware, then, as to the matter in question, the term “UCC” means the UCC (as defined in the Credit Agreement) in effect in that state.

ARTICLE 2

GRANT; REVOLVING LOAN

Section 2.1.                                Grant.  To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

Section 2.2.                                Revolving Loan.  Pursuant to the Credit Agreement, the amount of Mortgagor’s indebtedness thereunder (as described therein and secured by real property in multiple jurisdictions) may increase and decrease from time to time as Mortgagee and the Lenders advance, Mortgagor repays, and Mortgagee and the Lenders readvance sums on account

XII-4

of the Loans, all as more fully described in the Credit Agreement.  For purposes of this Mortgage, however, the Obligations secured hereby shall not increase to an amount in excess of Three Hundred Million Dollars ($300,000,000).

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee and the Beneficiaries as follows:

Section 3.1.                                First Lien Status.  Mortgagor shall preserve and protect the First Priority Lien of this Mortgage.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including any requirement to provide a bond or other security satisfactory to Mortgagee).

Section 3.2.                                Payment and Performance.  Mortgagor shall pay the Obligations when due under the Loan Documents and the Lender Swap Agreements and shall perform the Obligations in full when they are required to be performed.

Section 3.3.                                Replacement of Fixtures and Personalty.  Except for sales and other dispositions permitted pursuant to subsection 7.7 of the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, permit any of the Fixtures owned or leased by Mortgagor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.

Section 3.4.                                Inspections and Audits.  Mortgagor shall permit inspections and audits in accordance with subsections 6.5 and 6.7 of the Credit Agreement.

Section 3.5.                                Other Covenants.  All of the covenants of Mortgagor in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

Section 3.6.                                Condemnation Awards and Insurance Proceeds.

(a)                                  Condemnation Awards.  To the extent provided in subsection 6.4C of the Credit Agreement, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, in accordance with the terms of the Credit Agreement.  All proceeds of any such condemnation or other taking shall be applied as provided in subsection 6.4C of the Credit Agreement.

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(b)                                 Insurance Proceeds.  To the extent provided in subsection 6.4C of the Credit Agreement, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, and Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.  All such proceeds shall be applied as provided in subsection 6.4C of the Credit Agreement.

Section 3.7.                                Peaceable Possession.  Mortgagor’s possession of the Mortgaged Property has been undisturbed and the Mortgagor does not know of any adverse claim, or any facts reasonably likely to give rise to any adverse claim, to the Mortgaged Property or to any undivided interest therein.

Section 3.8.                                Taxes.

(a)                                  Mortgagor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as “Impositions”).  If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.  If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Mortgagee which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term “Impositions” as defined herein, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Mortgagor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Mortgagee, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

(b)                                 Mortgagor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Mortgagor’s obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to an Imposition; (ii) Mortgagor has demonstrated to Mortgagee’s reasonable satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; and (iii) Mortgagor has, or has caused to be, provided such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority.

Section 3.9.                                Utilities.  Mortgagor shall pay, when due, all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property, or which may become a charge or lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility

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services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are liens thereon.

ARTICLE 4

LEASEHOLD PROVISIONS

Section 4.1.                                Representations; Warranties; Covenants.  Mortgagor hereby represents, warrants and covenants that:

(a)                                  (1) The Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Mortgagor’s knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

(b)                                 Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease;

(c)                                  Mortgagor shall notify Mortgagee in writing of any default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Subject Lease within three (3) days after Mortgagor knows of such default;

(d)                                 Mortgagor shall, promptly upon receipt thereof (and in any event not later than five (5) business days thereafter), deliver a copy of each notice given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

(e)                                  Unless required under the terms of the Subject Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee’s sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Mortgagee’s written consent shall be void; and

(f)                                    Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its commercially reasonable efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that no default or event

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which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Mortgagee.

Section 4.2.                                No Merger.  So long as any of the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise.  If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein.  Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest.  Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor.  This power, being coupled with an interest, shall be irrevocable as long as any portion of the Obligations remains unpaid or unsatisfied (other than Unasserted Obligations).

Section 4.3.                                Mortgagee as Lessee.  If the Subject Lease is terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if Mortgagee or its designee acquires from the lessor a new lease of the premises, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

Section 4.4.                                No Assignment.  If this Mortgage constitutes a prohibited collateral assignment of the Subject Lease under the terms of the Subject Lease, then the assignment of the Subject Lease in this Mortgage will be deemed conditioned upon the receipt of any consent expressly required under the Subject Lease and neither Mortgagee nor any of the Beneficiaries has any liability or obligation thereunder by reason of its acceptance of this Mortgage.  Mortgagee and the Beneficiaries will be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Mortgagee or the Beneficiaries are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Mortgagor’s right, title and interest therein.

ARTICLE 5

DEFAULT AND FORECLOSURE

Section 5.1.                                Remedies.  If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)                                  Acceleration.  Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

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(b)                                 Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)                                  Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

(d)                                 Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.  With respect to the Premises located within the State of Alabama, in addition to any and all other rights and remedies of Mortgagee, if an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinafter provided or otherwise, sell the Premises or any portion thereof at public outcry, in front of the courthouse door of the county wherein the Premises are located, to the highest bidder for cash, either in person or by auctioneer, after first giving notice of the time, place and terms of such sale by publication once a week for three (3) successive weeks in some newspaper published in said county, and, upon the payment of the purchase money, Mortgagee or any person conducting said sale for it is authorized and empowered to execute and deliver to the purchaser at said sale, a deed to the property so purchased, in the name and on behalf of Mortgagor.  The equity of redemption from this Mortgage may also be foreclosed by suit in any court of competent jurisdiction as now provided by law in the case of past due mortgages.  At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor subject to all applicable statutory rights of redemption under applicable law.  Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(e)                                  Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the payment and performance of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in

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similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7.

(f)                                    Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents, the Lender Swap Agreements or otherwise available at law or in equity.

Section 5.2.                                Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3.                                Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee and the Beneficiaries shall have all rights, remedies and recourses granted in the Loan Documents and the Lender Swap Agreements and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents or the Lender Swap Agreements, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Beneficiaries, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Mortgagee or the Beneficiaries in the enforcement of any rights, remedies or recourses under the Loan Documents or the Lender Swap Agreements or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4.                                Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property.  For payment and performance of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5.                                Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee or the Beneficiaries to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents or the Lender Swap Agreements, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6.                                Discontinuance of Proceedings.  If Mortgagee or the Beneficiaries shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents or the Lender Swap Agreements and shall thereafter elect to discontinue or

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abandon it for any reason, Mortgagee or the Beneficiaries, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the Beneficiaries shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Lender Swap Agreements, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Beneficiaries shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Beneficiaries thereafter to exercise any right, remedy or recourse under the Loan Documents or the Lender Swap Agreements for such Event of Default.

Section 5.7.                                Application of Proceeds.  The proceeds of any foreclosure of this Mortgage or sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee or the Lenders (or the receiver, if one is appointed) in accordance with Section 2.4D of the Credit Agreement.

Section 5.8.                                Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9.                                Additional Advances and Disbursements; Costs of Enforcement.

(a)                                  If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor.  All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at a rate which is 2% per annum in excess of the interest rate payable under the Credit Agreement, to the extent and in accordance with Section 2.2E of the Credit Agreement, and all such sums, together with interest thereon, shall be added to the Obligations and secured by this Mortgage.

(b)                                 Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage, the other Loan Documents and the Lender Swap Agreements, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage, the other Loan Documents and the Lender Swap Agreements, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10.                         No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the

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security interests under Article 7, nor any other remedies afforded to Mortgagee or the Beneficiaries under the Loan Documents or the Lender Swap Agreements, at law or in equity shall cause Mortgagee or any Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 5.11.                         Actions by Mortgagee to Preserve the Mortgaged Property.  If Mortgagor fails to make any payment or do any act as and in the manner provided in this Mortgage, in any of the other Loan Documents or in any of the Lender Swap Agreements, Mortgagee, in its sole and absolute discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, upon the occurrence and during the continuance of an Event of Default, may make such payment or do such act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.  In connection therewith (without limiting Mortgagee’s general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in Mortgagee’s judgment, may affect or appear to affect the security of this Mortgage; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants.  Mortgagor shall, immediately upon demand therefor by Mortgagee, pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys’ fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note.  All such costs and expenses together with interest thereon shall be secured by this Mortgage.

Section 5.12.                         Due On Sale.  In order to induce Mortgagee and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Swap Counterparties to enter into the Lender Swap Agreements, Mortgagor agrees that, except as otherwise expressly permitted pursuant to the Credit Agreement, in the event of any “transfer” of the Mortgaged Property without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Mortgage immediately due and payable.  Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions.  Mortgagee may grant or deny such consent in its sole and absolute discretion and, if consent is given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein.  Such assumption will not, however, release Mortgagor or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee and Beneficiaries.  As used herein, “transfer” includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution

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of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property.  The term “transfer” also includes a Change in Control in Mortgagor.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1.                                Assignment.  In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

Section 6.2.                                Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, First Priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3.                                Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4.                                No Merger of Estates.  So long as part of the Obligations remains unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not

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merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1.                                Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property.  To this end, Mortgagor grants to Mortgagee a First Priority security interest in the Mortgaged Property which is personal property to secure the payment of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Mortgaged Property which is personal property sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 7.2.                                Financing Statements.  Mortgagor hereby authorizes Mortgagee to file such financing statements (and amendments thereto and continuations thereof) and hereby agrees to execute and deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Mortgagor is a corporation duly organized under the laws of the State of Delaware and, except as otherwise expressly provided in the Credit Agreement, shall not change the state of its organization without less than twenty (20) days prior written notice to Mortgagee.

Section 7.3.                                Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  For purposes of the UCC, the following information concerning the security interest herein granted is furnished:

(a)                                  The name of the Debtor (Mortgagor) is: Hexcel Corporation, a Delaware corporation, having an address as set forth in the first paragraph of this Mortgage, whose organizational number is 2003924.

(b)                                 The name of the Secured Party (Mortgagee) is: Bank of America, N.A., as Administrative Agent, having an address as set forth in the first paragraph of this Mortgage.

(c)                                  Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

(d)                                 Mortgagor is the record owner of the real estate described in this Mortgage.

This document is to be filed in the real estate records.  A description of the real estate is attached hereto as Exhibit A.

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ARTICLE 8

[INTENTIONALLY OMITTED]

ARTICLE 9

MISCELLANEOUS

Section 9.1.                                Notices.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with subsection 10.8 of the Credit Agreement.

Section 9.2.                                Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 9.3.                                Attorney-in-Fact.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems reasonably necessary to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder if Mortgagor shall fail to perform any such obligation within fifteen (15) days after being notified thereof by Mortgagee, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance (including all sums advanced by Mortgagee pursuant to Section 5.9 hereof) shall be added to and included in the Obligations and shall bear interest at a rate which is 2% per annum in excess of the interest rate payable under the Credit Agreement, to the extent and in accordance with Section 2.2E of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

Section 9.4.                                Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee, Mortgagor and the Beneficiaries and their respective successors and assigns.  Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

XII-15

Section 9.5.                                No Waiver.  Any failure by Mortgagee or the Beneficiaries to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents or the Lender Swap Agreements shall not be deemed to be a waiver of same, and Mortgagee or the Beneficiaries shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 9.6.                                Credit Agreement.  If any conflict exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

Section 9.7.                                Defeasance.  With respect to the Premises located within the State of Alabama, if Mortgagor shall promptly pay or cause to be paid to Mortgagee the Obligations (other than Unasserted Obligations), at the times and in the manner stipulated in the Credit Agreement, this Mortgage, and in all other instruments evidencing and securing the same, and shall keep, perform and observe all the Obligations in the Credit Agreement, this Mortgage and in all other instruments evidencing and securing the Obligations to be kept, performed or observed by Mortgagor, then this Mortgage, and all the properties, interests and rights hereby granted, conveyed and assigned shall cease and be void, but shall otherwise remain in full force and effect.

Section 9.8.                                Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Beneficiaries.

Section 9.9.                                Applicable Law.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.  All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 9.10.                         Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11.                         Entire Agreement.  This Mortgage, the other Loan Documents and the Lender Swap Agreements embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, this Mortgage, the other Loan Documents and the Lender Swap Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

XII-16

Section 9.12.                         Mortgagee as Administrative Agent; Successor Administrative Agents.

(a)                                  Mortgagee has been appointed to act as Administrative Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, Swap Counterparties.  Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Mortgagee and the Beneficiaries (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage.  Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Beneficiaries therefor.  In furtherance of the foregoing provisions of this Section 9.12(a) and notwithstanding anything to the contrary in this Mortgage, each Swap Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property hereunder, it being understood and agreed by such Swap Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Swap Counterparties in accordance with the terms of this Section 9.12(a).

(b)                                 Mortgagee shall at all times be the same Person that is Administrative Agent under the Agency Documents.  Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Mortgagee under this Mortgage.  Removal of Administrative Agent pursuant to any provision of the Agency Documents shall also constitute removal as Mortgagee under this Mortgage.  Appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee shall promptly (i) assign and transfer to such successor Mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the liens and security interests created under this Mortgage.  After any retired or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee hereunder.

(c)                                  Mortgagee shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Mortgagee from Mortgagor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

XII-17

Section 9.13.                         Severability.  If any provision of this Mortgage is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Mortgage shall remain in full force and effect.

Section 9.14.                         Revolving Line of Credit.  Mortgagor acknowledges and agrees that (a) the Revolving Notes evidence a revolving line of credit and indebtedness evidenced by the Revolving Notes may be repaid and readvanced from time to time, (b) this Mortgage shall secure all additional or future advances and readvances of principal under the Revolving Notes, (c) the line of credit evidenced by the Revolving Notes and secured by this Mortgage shall be used primarily for business or commercial purposes, (d) this Mortgage shall remain in full force and effect, without loss of priority, until the earlier of (i) the payment in full of the Obligations (other than Unasserted Obligations) and the receipt of Mortgagee of Mortgagor’s written request to terminate the line of credit evidenced by the Revolving Notes and secured by this Mortgage or (ii) the termination or maturity of the line of credit evidenced by the Revolving Notes and secured by this Mortgage (whether by acceleration or otherwise) and the payment in full of the Obligations (other than Unasserted Obligations), or (iii) as otherwise provided in Section 9.7 hereof and (e) this Mortgage shall not be extinguished as a result of the Obligations evidenced by the Revolving Notes having a zero balance from time to time (and, to the full extent permitted by applicable law, Mortgagor hereby waives the operation of any applicable law, statutory or otherwise, having a contrary effect).

ARTICLE 10

LOCAL LAW PROVISIONS

Section 10.1.                         Inconsistencies.  In the event of any inconsistencies between the terms and conditions of this Article 10 and the other provisions of this Mortgage, the terms and conditions of this Article 10 shall control and be binding.

Section 10.2.                         Warranty of Title.  Supplementing Section 3.1, with respect to the Premises located within the State of Alabama, Mortgagor covenants and warrants that Mortgagor has good, sufficient and legal title to the Premises and has full power and lawful authority to convey, mortgage and encumber the same as provided herein; that Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Premises and other real property hereby mortgaged and every part thereof; that the Premises hereby mortgaged or made subject to the security interest hereby created is free and clear of all liens, security interests, charges and encumbrances whatsoever, except for the lien of this Mortgage and the Permitted Encumbrances.  Mortgagor shall make such further assurances to perfect Mortgagee’s title and security interest in and to the Premises as may reasonably be required by Mortgagee.  Mortgagor fully warrants the title to the Premises hereby mortgaged or made subject to the security interest hereby created and every part thereof, and will forever defend the same against the claims of all persons whomsoever.

[Signatures on Next Page]

XII-18

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED UNDER SEAL AND DELIVERED by authority duly given.

MORTGAGOR:	HEXCEL CORPORATION,
a Delaware corporation

By:
Name:
Title:

XII-19

STATE OF	)
:
COUNTY OF	)

I,                                           , a Notary Public in and for said County, in said State, hereby certify that                          whose name as                                    of HEXCEL CORPORATION, a Delaware corporation, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the        day of                             , 20    .

Notary Public

My Commission Expires:

XII-20

EXHIBIT A

Legal Description

Legal Description of premises located at:  3300 Mallard Fox Drive, Decatur, AL 35601

[see attached page(s) for legal description]

XII-21

A tract of land located in Morgan County, State of Alabama, in Sections 32 and 33, Township 4 South, Range 5 West, lying on the South bank of Tennessee River opposite River Mile 298.3, the said tract being more particularly described as follows:

Commencing at a point (coordinates: N. 1,691,454; E. 629,376), in the centerline of Red Hat Road, the said point being a railroad spike (TVA property corner No. 47) and being located at the Southeast corner of Section 32, Township 4 South, Range 5 West; thence with the centerline of Red Hat Road, which is the East line of Section 32 North 00°53’39” East, 1620.82 feet to a point; thence leaving the said East line and road centerline and with a line, North 88°21’21” West, 175.02 feet to a concrete monument on the North right of way line of Mallard Fox Drive, the said monument being the point of beginning of the tract herein described; thence with the North right of way line of Mallard Fox Drive, North 88°21’21” West, 632.33 feet to a point, an iron pin being the Southwest corner of the land herein described; thence leaving the said North right of way line and with a line, North 01°38’39” East, 1751.98 feet to a point, an iron pin; thence continuing with the said line, North 01°’38’39” East, 13.36 feet to a point on the 556.33 Mean Sea Level (MSL) contour on the bank of the Tennessee River; thence with the 556.33 MSL contour as it meanders along the river bank in a Southeasterly direction, 1351 feet, more or less, to a point; thence leaving the said contour line and with a line, South 39°14’07” West, 29.86 feet to a point; an iron pin; thence South 39°14’07” West, 523.17 feet to a Point on Curve (PC), an iron pin; thence with a curve in a Southerly direction to the left along a circular arc of 336.24 feet (chord: S. 20°03’53” W, 330.00 feet) to a Point on Tangent (PT), an iron pin; thence South 00°53’39” West, 230.50 feet to the point of beginning.

Situated in Morgan County, Alabama.

Less and except any part of subject property lying within a road right of way.

XII-22

EXHIBIT B

Subject Lease

NONE

XII-23

Schedule 1.1A

CERTAIN LITIGATION

Judgments and costs of settlement (“Costs”) in connection with the following matters, to the extent, and only to the extent, that such Costs do not exceed the sum of $10 million in the aggregate after the Closing Date:

1.               Proceedings and/or claims by any of the eleven entities that opted out of the class certified in the Thomas & Thomas Rodmakers, Inc. et. al. v. Newport Adhesives and Composites, Inc., et. al., Amended and Consolidated Class Action Complaint filed October 4, 1999, United States District Court, Central District of California, Western Division, CV-99-07796-GHK (CTx); of such entities, Company has entered into tolling agreements with The Boeing Company and Hitco Carbon Composites, Inc.;

2.               Proceedings and/or claims by Cytec Industries Inc. and/or any of its affiliates that include allegations of fact or liability substantially similar or related to the allegations of fact or liability made in any of the proceedings described in clause (1) above;

3.               Seeman Composites, Inc., a customer of Hexcel, has sued Company, alleging that we supplied the wrong or a defective finished fabric to them, through one of our distributors. They are seeking unspecified compensatory damages and $10.0 million in punitive damages;

4.               Any proceeding, investigation, notice or claim that includes allegations of fact or liability similar or related to the allegations of fact or liability substantially made in any of the proceedings described in clauses (1), (2) and (3) above.

Schedule 1.1B

CERTAIN MATTERS

The proceedings described on Schedule 1.1A (other than the proceedings described in clause (4) thereof) are incorporated herein.

Schedule 1.1C

MANDATORY COSTS

1.                                       The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)                                  the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)                                 the requirements of the European Central Bank.

2.                                       On the first day of each Interest Period (or as soon as possible thereafter) Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. Administrative Agent will, at the request of Company or any Lender, deliver to Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.                                       The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to Administrative Agent. This percentage will be certified by such Lender in its notice to Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that lending office.

4.                                       The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by Administrative Agent as follows:

(a)                                  in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)                                 in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”                          is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”                            is the percentage rate of interest (excluding the Eurocurrency Rate Margin, the Base Rate Margin, the Mandatory Cost and any interest charged on overdue amounts pursuant to subsection 2.2E and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”                            is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”                           is the percentage rate per annum payable by the Bank of England to Administrative Agent on interest bearing Special Deposits.

“E”                             is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                       For the purposes of this Schedule:

(a)                                  “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                       In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                                       If requested by Administrative Agent or Company, each Lender with a lending office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to Administrative Agent and

Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.                                       Each Lender shall supply any information required by Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)                                  the jurisdiction of the lending office out of which it is making available its participation in the relevant Loan; and

(b)                                 any other information that Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.                                       The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lender’s lending office.

10.                                 Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                                 Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.                                 Any determination by Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.                                 Administrative Agent may from time to time, after consultation with Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 2.1A

COMMITMENTS AND PRO RATA SHARES

Revolving Loan Commitments and Pro Rata Shares

Lender	Revolving Loan Commitment	Pro Rata Share
Bank of America, N.A.	$18,000,000.00	12.000000000%
RBS Citizens, N.A.	$18,000,000.00	12.000000000%
HSBC Bank USA, National Association	$15,000,000.00	10.000000000%
TD Bank, N.A.	$15,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$15,000,000.00	10.000000000%
Fifth Third Bank	$9,000,000.00	6.000000000%
The Northern Trust Company	$9,000,000.00	6.000000000%
Sovereign Bank	$9,000,000.00	6.000000000%
SunTrust Bank	$9,000,000.00	6.000000000%
Raymond James Bank, FSB	$9,000,000.00	6.000000000%
Crédit Industriel et Commercial	$6,000,000.00	4.000000000%
RZB Finance LLC	$6,000,000.00	4.000000000%
U.S. Bank National Association	$6,000,000.00	4.000000000%
Israel Discount Bank of New York	$3,000,000.00	2.000000000%
Webster Bank, National Association	$3,000,000.00	2.000000000%
	$150,000,000.00	100.000000000%

Term Loan Commitments and Pro Rata Shares

Lender	Term Loan Commitment	Pro Rata Share
Bank of America, N.A.	$12,000,000.00	12.000000000%
RBS Citizens, N.A.	$12,000,000.00	12.000000000%
HSBC Bank USA, National Association	$10,000,000.00	10.000000000%
TD Bank, N.A.	$10,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$10,000,000.00	10.000000000%
Fifth Third Bank	$6,000,000.00	6.000000000%
The Northern Trust Company	$6,000,000.00	6.000000000%
Sovereign Bank	$6,000,000.00	6.000000000%
SunTrust Bank	$6,000,000.00	6.000000000%
Raymond James Bank, FSB	$6,000,000.00	6.000000000%
Crédit Industriel et Commercial	$4,000,000.00	4.000000000%
RZB Finance LLC	$4,000,000.00	4.000000000%
U.S. Bank National Association	$4,000,000.00	4.000000000%
Israel Discount Bank of New York	$2,000,000.00	2.000000000%
Webster Bank, National Association	$2,000,000.00	2.000000000%
	$100,000,000.00	100.000000000%

Schedule 4.1C

CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP

	Entity	Owner	Issued and Outstanding Shares	Owned Shares	Type of Stock
1.	ACM Holdings LLC	Hexcel Holdings SASU	EUR 7,975,106	EUR 7,975,106	Membership Interests(1)
2.	Hexcel Reinforcements Holding Corp.(2)	Hexcel Corporation	1000	1000	Common
3.	CS-Tech Fab Holding, Inc.	Hexcel Reinforcements Corp.	1000	1000	Common
4.	Hexcel Asia Pacific Trading Limited	Hexcel Holdings Hong Kong Limited	1	1	Ordinary Shares
5.	Hexcel Beta Corp.	Hexcel Corporation	3000	3000	Common
6.	Hexcel Chemical Products Limited	Hexcel Corporation	597,086	597,086	Ordinary Shares
7.	Hexcel Composites GmbH (Germany)	Hexcel Overseas	EUR 25,600	EUR 25,600	Registered Share Capital(3)
8.	Hexcel Composites GmbH (Austria)	Hexcel Overseas	EUR 35,000	EUR 35,000	Share Capital(4)
9.	Hexcel Composites GmbH & Co. KG	Hexcel Holding GmbH (Austria)	EUR 36,336.42	EUR 36,336.42	N/A(5)
		Hexcel Composites GmbH (Austria)		N/A

(1)  Delaware limited liability company law refers to “membership interests” not shares in an LLC.

(2)  F/k/a Clark-Schwebel Holding Corp.

(3)  German LLC law does not differentiate between common, ordinary or preferred shares.

(4)  Austrian LLC law does not feature the concept of stock being subdivided into a certain number of shares but refers to a certain amount of “share capital” only.

(5)  N/A, as this is a limited partnership.

	Entity	Owner	Issued and Outstanding Shares	Owned Shares	Type of Stock
10.	Hexcel Composites Limited	Hexcel (UK) Limited	35,392,000 Ordinary Shares and 20,000 Ordinary Bearer Shares	35,392,000	Ordinary Shares
				20,000	Ordinary Bearer Shares
11.	Hexcel Composites SASU	Hexcel Holdings SASU	1,035,534	1,035,534	Common
12.	Hexcel Composites Sdn. Bhd.	Hexcel Asia Pacific Trading Limited	2	2	Ordinary Shares
13.	Hexcel Composites, S.L.	Hexcel Holding Spain, S.L.	145,250	145,250	Common Participations
14.	Hexcel Composites S.P.R.L.	Hexcel Overseas	2,650,740	2,650,739	Common
		Hexcel Composites GmbH (Austria)		1
15.	Hexcel Composites S.r.l.	Hexcel Overseas (95%)	EUR 94,050	EUR 94,050	Stock(6)
		Hexcel Composites Limited (5%)	EUR 4,950	EUR 4,950
16.	Hexcel do Brasil Servicos S/C Ltda	Hexcel Corporation	87,138	87,137 (1 share held by Hexcel International)	Ordinary Share Quotas
17.	Hexcel Europe Limited	Hexcel (UK) Limited	17,631,598	17,631,598	Ordinary Shares
18.	Hexcel Far East	Hexcel Corporation	20,000	20,000	Common
19.	Hexcel Fibers S.L.	Hexcel Holding Spain, S.L.	443,941	443,941	Common Participations
20.	Hexcel Financing Luxembourg Sarl	Hexcel LLC Luxembourg SCS	5,835,000	60,000	Common
		Hexcel Corporation		5,775,500	Common
21.	Hexcel Foreign Sales Corporation	Hexcel Corporation	1000	1000	Common
21.	Hexcel Foundation	Hexcel Corporation	(n/a — not for profit foundation)
23.	Hexcel Holding B.V.	Hexcel Reinforcements Holding Corp.	400	400	Ordinary Registered Shares
24.	Hexcel Holding GmbH	Hexcel Overseas	EUR 35.000	EUR 35.000	Share Capital

(6)  Italian law does not differentiate between common, ordinary or preferred shares.

	Entity	Owner	Issued and Outstanding Shares	Owned Shares	Type of Stock
25.	Hexcel Holdings Hong Kong Limited	Hexcel Holdings SASU	157,170,001	157,170,001	Ordinary Shares
26.	Hexcel Holding Spain, S.L.	Hexcel Europe Limited	184,314	184,314	Common Participations
27.	Hexcel Holdings Denmark ApS	Hexcel Holdings Luxembourg SaRL	9,200	9,200	Common Shares
28.	Hexcel Holdings Luxembourg SaRL	Hexcel Reinforcements Holding Corp. Luxembourg SCS	85,421,736	85,421,736	Common
29.	Hexcel Holdings SASU	Hexcel Holdings Luxembourg SaRL	2,039,797	2,039,797	Common
30.	Hexcel Holdings (UK) Limited	Hexcel Holdings SASU	110,866,276	110,866,276	Ordinary Shares
31.	Hexcel International	Hexcel Corporation	100	100	Common
32.	Hexcel Japan K.K.	Hexcel Overseas	200	200	Common
33.	Hexcel LLC	Hexcel Reinforcements Holdings Corp. Luxembourg SCS	EUR 73,698,824	EUR 73,698,824	Membership Interests(7)
34.	Hexcel LLC Luxembourg SCS	Hexcel Reinforcements Holding Corp. Luxembourg SCS	EUR 1,200,001	EUR 1,200,000	Limited Partner Interests
		Hexcel LLC		EUR 1	General Partner Interests
35.	Hexcel LLP	Hexcel Reinforcements Holding Corp. Luxembourg SCS	0(8)	0	Membership Interest
		Hexcel LLC	0	0	Membership Interest
36.	Hexcel Omega Corporation	Hexcel International	1000	1000	Common
37.	Hexcel Overseas	Hexcel Europe Limited	5,097,350	5,097,349 (1 share held be Hexcel Far East)	Ordinary Shares
38.	Hexcel Pacific Rim Corporation (CA)	Hexcel Corporation	1000	1000	Common

(7)  Delaware limited liability company law refers to “membership interests” not shares in an LLC.

(8)  Company is a limited partnership with no assets or liabilities.

	Entity	Owner	Issued and Outstanding Shares	Owned Shares	Type of Stock
39.	Hexcel Pacific Rim Corporation (DE)	Hexcel Corporation	3000	3000	Common
40.	Hexcel Pottsville Corporation	Hexcel Corporation	100	100	Common
41.	Hexcel Reinforcements Corp.	Hexcel Reinforcements Holding Corp.	1000	1000	Common
42.	Hexcel Reinforcements Holding Corp. Luxembourg SCS	Hexcel Corporation Hexcel Reinforcements Holding Corp.	EUR 942,470,603	EUR 904,771,779 EUR 37,698,824	Limited Partner Interests General Partner Interests(9)
43.	Hexcel Reinforcements SASU	Hexcel Holdings SASU	1,055,234	1,055,234	Common
44.	Hexcel SASU	Hexcel Holdings SASU	37,000	37,000	Common
45.	Hexcel Technologies Inc.	Hexcel Corporation	100	100	Common
46.	Hexcel (Tianjin) Composites Material Co., Ltd.	Hexcel Holdings Hong Kong Limited	$10,000,000	$10,000,000 (100%)	Registered Capital(10)
47.	Hexcel (UK) Limited	Hexcel Holdings (UK) Limited	12,751,473 Ordinary Shares and 225,000 Redeemable Shares	12,751,473	Ordinary Shares
				225,000	Redeemable Shares
48.	Hexcel-China Holdings Corp.	Hexcel Holdings Luxembourg Sarl	14,310,020	14,310,020	Ordinary
49.	Societe de Technologies Appliquees aux Materiaux SARL	Hexcel Composites SASU	1,000	1,000	Common

(9)  Also known as “Unlimited Partner Interests.”

(10)  Hexcel (Tianjin) Composites Material Co., Ltd is a company of limited liability, for which the PRC Company Law does not feature the concept of stock being subdivided into a certain number of shares but refers to a certain amount of “Registered Capital” only.

Schedule 4.1K

CLOSING DATE MORTGAGED PROPERTIES

Owning Entity	Address
Hexcel Corporation	1214 W. Highway 84 Casa Grande, Arizona
Hexcel Corporation	20-acre Parcel(1) 75 N. Mines Road Livermore, California
Hexcel Corporation	11711 Dublin Blvd. Dublin, California
Hexcel Reinforcements Corp.	1913 N. King Street Seguin, Texas
Hexcel Corporation	6700 West 5400 South Salt Lake City, Utah
Hexcel Corporation	19819 84th Ave. South Kent, Washington

(1)  Manufacturing facility formerly on site was knocked down.

Schedule 5.1

SUBSIDIARIES OF COMPANY

	Entity	Jurisdiction	Owner	Ownership Interest
1.	ACM Holdings LLC	Delaware	Hexcel Holdings SASU	100%
2.	Hexcel Reinforcements Holding Corp.(1)	Delaware	Hexcel Corporation	100%
3.	CS-Tech Fab Holding, Inc.	Delaware	Hexcel Reinforcements Corp.	100%
4.	Hexcel Asia Pacific Trading Limited	Hong Kong	Hexcel Holdings Hong Kong Limited	100%
5.	Hexcel Beta Corp.	Delaware	Hexcel Corporation	100%
6.	Hexcel Chemical Products Limited	UK	Hexcel Corporation	100%
7.	Hexcel Composites GmbH (Germany)	Germany	Hexcel Overseas	100%
8.	Hexcel Composites GmbH (Austria)	Austria	Hexcel Overseas	100%
9.	Hexcel Composites GmbH & Co. KG	Austria	Hexcel Holding GmbH (Austria)	98.8%
			Hexcel Composites GmbH (Austria)	.2%
10.	Hexcel Composites Limited	UK	Hexcel (UK) Limited	100%
11.	Hexcel Composites SASU	France	Hexcel Holdings SASU	100%
12.	Hexcel Composites Sdn. Bhd.	Malaysia	Hexcel Asia Pacific Trading Limited	100%
13.	Hexcel Composites, S.L.	Spain	Hexcel Holding Spain, S.L.	100%
14.	Hexcel Composites S.P.R.L.	Belgium	Hexcel Overseas	99.9%
			Hexcel Composites GmbH (Austria)	.1%
15.	Hexcel Composites S.r.l.	Italy	Hexcel Overseas	95%
			Hexcel Composites Limited	5%
16.	Hexcel do Brasil Servicos S/C Ltda	Brazil	Hexcel Corporation	100%
17.	Hexcel Europe Limited	UK	Hexcel (UK) Limited	100%
18.	Hexcel Far East	California	Hexcel Corporation	100%
19.	Hexcel Fibers S.L.	Spain	Hexcel Holding Spain, S.L.	100%
20.	Hexcel Financing Luxembourg Sarl	Luxembourg	Hexcel LLC Luxembourg SCS	1%
			Hexcel Corporation	99%
21.	Hexcel Foreign Sales Corporation	Barbados	Hexcel Corporation	100%
22.	Hexcel Foundation	California	Hexcel Corporation	(n/a — not for profit foundation)

(1)  F/k/a Clark-Schwebel Holding Corp.

	Entity	Jurisdiction	Owner	Ownership Interest
23.	Hexcel Holding B.V.	Netherlands	Hexcel Reinforcements Holding Corp.	100%
24.	Hexcel Holding GmbH	Austria	Hexcel Overseas	100%
25.	Hexcel Holdings Hong Kong Limited	Hong Kong	Hexcel Holdings SASU	100%
26.	Hexcel Holding Spain, S.L.	Spain	Hexcel Europe Limited	100%
27.	Hexcel Holdings Denmark ApS	Denmark	Hexcel Holdings Luxembourg SarL	100%
28.	Hexcel Holdings Luxembourg SarL	Luxembourg	Hexcel Reinforcements Holding Corp. Luxembourg SCS	100%
29.	Hexcel Holdings SASU	France	Hexcel Holdings Luxembourg SarL	100%
30.	Hexcel Holdings (UK) Limited	UK	Hexcel Holdings SASU	100%
31.	Hexcel International	California	Hexcel Corporation	100%
32.	Hexcel Japan K. K.	Japan	Hexcel Overseas	100%
33.	Hexcel LLP	UK	Hexcel Reinforcements Holding Corp. Luxembourg SCS	84.5086%
			Hexcel LLC	15.4914%
34.	Hexcel LLC	Delaware	Hexcel Reinforcements Holding Corp. Luxembourg SCS	100%
35.	Hexcel LLC Luxembourg SCS	Luxembourg	Hexcel Reinforcements Holdings Corp. Luxembourg SCS	99.9999%
			Hexcel LLC	0.0001%
36.	Hexcel Omega Corporation	California	Hexcel International	100%
37.	Hexcel Overseas	UK	Hexcel Europe Limited	100%
38.	Hexcel Pacific Rim Corporation (CA)	California	Hexcel Corporation	100%
39.	Hexcel Pacific Rim Corporation (DE)	Delaware	Hexcel Corporation	100%
40.	Hexcel Pottsville Corporation	Delaware	Hexcel Corporation	100%
41.	Hexcel Reinforcements Corp.	Delaware	Hexcel Reinforcements Holding Corp.	100%
42.	Hexcel Reinforcements Holding Corp. Luxembourg SCS	Luxembourg	Hexcel Corporation	96%
			Hexcel Reinforcements Holding Corp.	4%
43.	Hexcel Reinforcements SASU	France	Hexcel Holdings SASU	100%
44.	Hexcel SASU	France	Hexcel Holdings SASU	100%
45.	Hexcel Technologies Inc.	Delaware	Hexcel Corporation	100%
46.	Hexcel (Tianjin) Composites Material Co., Ltd.	China	Hexcel Holdings Hong Kong Limited	100%
47.	Hexcel (UK) Limited	UK	Hexcel Holdings (UK) Limited	100%
48.	Hexcel-China Holdings Corp.	Mauritius	Hexcel Holdings Luxembourg SarL	100%
49.	Societe de Technologies Appliquees aux Materiaux SARL	France	Hexcel Composites SASU	100%

Schedule 5.3

FINANCIAL STATEMENTS AND INFORMATION

1.               Financial statements contained in the Annual Report on Form10K for the fiscal year ending December 31, 2009 deemed delivered through filing with the Securities & Exchange Commission.

2.               Financial statements contained in the Quarterly Report on Form10Q for the fiscal quarter ending March 31, 2010 deemed delivered through filing with the Securities & Exchange Commission.

3.               Quarterly financial projections for 2010 and annual financial projections for 2011-2014 prepared by Company as posted to Intralinks by BAS on June 15, 2010 consisting of:

•                  Income statement

•                  Balance sheet

•                  Cash flow statement

•                  Debt capital structure

•                  Sales revenue by market segment

Schedule 5.5B

REAL PROPERTY

Part I — Fee interests in any Real Property Assets

Owning Entity	Address	Survey
Hexcel Corporation	3300 Mallard Fox Drive Decatur, Alabama

Changes and improvements have been made to such Real Property Asset, since the date of the prior survey. There is no current survey with an accurate description of the current status of the survey matters affecting the land

Hexcel Corporation	1214 W. Highway 84 Casa Grande, Arizona

The survey by Block & Clark Corporation dated March 28, 2003, last revised April 11, 2003 of the land covered by this order is an accurate description of the current status of the survey matters affecting the land

Hexcel Corporation	20-acre Parcel 75 N. Mines Road Livermore, California

The survey by Block & Clark Corporation, Associated Terra Consultants, Inc. Whaley and Associates JV, dated March 26, 2003, last revised April 14, 2003 of the land covered by this order is an accurate description of the current status of the survey matters affecting the land(1)

Hexcel Corporation	11711 Dublin Blvd. Dublin, California

The survey by Block & Clark Corporation, Associated Terra Consultants, Inc.- Whaley and Associates JV, dated March 26, 2003, last revised May 2, 2003 of the land covered by this order is an accurate description of the

(1)  Manufacturing facility formerly on site was knocked down.

current status of the survey matters affecting the land
Hexcel Corporation	205 Main Street Lodi, New Jersey
Hexcel Reinforcements Corp.	1913 N. King Street Seguin, Texas

The survey by Block & Clark Corporation, Laughlin-Simmons, Inc. dated March 20, 2003, last revised March 28, 2003 of the land covered by this order is an accurate description of the current status of the survey matters affecting the land

Hexcel Corporation	6700 West 5400 South Salt Lake City, Utah

The survey by Block & Clark Corporation, Peterson Engineering, David Peterson, dated April 5, 2003, last revised April 5, 2003 of the land covered by this order is an accurate description of the current status of the survey matters affecting the land

Hexcel Corporation	19819 84th Ave. South Kent, Washington

The survey by Block & Clark Corporation, G. Phil Sargent, dated March 19, 2003, last revised March 27, 2003 of the land covered by this order is an accurate description of the current status of the survey matters affecting the land

Part II —All leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), affecting each such Real Property Asset, where a Loan Party is the landlord or tenant under such lease, sublease or assignment.

Lessor	State	City	Address	Lessee
Port of Skagit County	WA	Burlington	15062 Steele Road	Hexcel Corporation
One Stamford Plaza Owner LLC, a subsidiary of RFR Holdings LLC	CT	Stamford	Two Stamford Plaza	Hexcel Corporation
State of Arizona (acting through Arizona State Land Dept.)	AZ	Casa Grande	Land Lease	Hexcel Corporation
Shops Central L.P.	TX	Bedford	2350 Airport Freeway	Hexcel Corporation
AREV Three L.P.	CT	Southbury	900 Main Street South	Hexcel Corporation
City of Casa Grande	AZ	Casa Grande	Land Lease	Hexcel Corporation

Joseph S. Riggio and Marcia G. Riggio, Trustees under Revocable Trust Agreement dated May 16, 1972, as amended, and Joseph S. Riggio, Trustee under Trust Agreement dated July 11, 1969, as amended December 31, 1994

	AZ	Casa Grande	Real property and improvements at Building # 73	Hexcel Corporation
Erwin Family Trust doing business as Valley	AZ	Casa Grande	3 Warehouses and real property	Hexcel Corporation

Lessor	State	City	Address	Lessee
Warehouse and Storage Company
Hexcel Corporation (as successor in interest to Hercules Incorporated)	UT	Salt Lake City	Ground Lease	Alliant Techsystems, Inc.
Union Pacific Railroad Company	AZ	Casa Grande	Right of Way	Hexcel Corporation
Great Western BTS 1, LLC	CO	Windsor	31815 Great Western Drive	Hexcel Corporation
RREEF America REIT II Corp. X	CA	Fullerton	580 N. Gilbert	Hexcel Corporation
Gene Dagel and Lou T. Dagel	TX	Seguin	1600 N. King Street	Hexcel Corporation
Birchwood West Properties LLC	MI	Ann Arbor	6111 Jackson Road, Suite 115	Hexcel Corporation

Schedule 5.5C

INTELLECTUAL PROPERTY

See attached.

HEXCEL INTELLECTUAL PROPERTY - TRADEMARKS

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
FIBRELAM	Registered	Algeria	413446	20-Dec-94	20-Dec-94	R413446	Hexcel Corporation (DEL)	12, 17
CR-PAA	Registered	Australia	703225	23-Feb-96	13-Feb-98	703225	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	Australia	A282338	9-Oct-74	9-Oct-74	A282338	Hexcel Corporation (DEL)	12
FIBRELAM	Registered	Australia	A282339	9-Oct-74	9-Oct-74	A282339	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Australia	1119151	15-Jun-06	15-Jun-06	1119151	Hexcel Corporation (DEL)	24
HEXCEL AND DESIGN	Registered	Australia	891781	11-Oct-01	19-Aug-02	891781	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Australia	891782	11-Oct-01	19-Aug-02	891782	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	Australia	891783	11-Oct-01	11-Oct-01	891783	Hexcel Corporation (DEL)	1
HEXFORCE	Registered	Australia	1057242	25-May-05	25-May-05	1057242	Hexcel Corporation (DEL)	24
HEXWEB	Registered	Australia	1114769	19-May-06	19-May-06	1114769	Hexcel Corporation (DEL)	19, 6
HRH	Registered	Australia	1114768	19-May-06	19-May-06	1114768	Hexcel Corporation (DEL)	19
REDUX	Registered	Australia	A81706	19-Jun-79	19-Jun-86	81706	Hexcel Corporation (DEL)	1
TWELVTEX	Registered	Austria	43252000	13-Jun-00	7-Nov-00	191893	Hexcel Corporation (DEL)	24
CR-PAA	Registered	Brazil			29-Dec-98	819238325	Hexcel Corporation (DEL)	6.50, 6.30
CR-PAA	Registered	Brazil	819238317	29-Dec-98	29-Dec-98	819238317	Hexcel Corporation (DEL)	7.60, 7.40
HEXCEL AND DESIGN	Pending	Brazil	824164768	26-Nov-01			Hexcel Corporation (DEL)	6
HEXCEL AND DESIGN	Registered	Brazil	824164750	26-Nov-01	17-Apr-07	824164750	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Brazil	824164776	26-Nov-01	27-Feb-07	824164776	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	Brazil	828525544	19-Jun-06	22-Apr-08	828525544	Hexcel Corporation (DEL)	24
CR-PAA	Registered	Canada			11-Apr-97	474593	Hexcel Corporation (DEL)	6, 12
FIBRELAM	Registered	Canada	378526	5-Sep-74	20-Feb-76	212232	Hexcel Corporation (DEL)
HEXCEL AND DESIGN	Registered	Canada	1119948	31-Oct-01	9-Oct-03	TMA591977	Hexcel Corporation (DEL)	6, 12, 1
HEXCEL AND DESIGN	Registered	Canada	1310213	21-Jul-06	17-Jul-07	TMA692138	Hexcel Corporation (DEL)	24
HEXCELSCREEN	Registered	Canada	1343897	19-Apr-07	6-Nov-08	TMA727956	Hexcel Corporation (DEL)
POLYSPEED	Registered	Canada	532420	28-Nov-84	4-Apr-86	312824	Hexcel Corporation (DEL)	17

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
REDUX	Registered	Canada			26-Jun-89	UCA18969	Hexcel Corporation (DEL)	1
HEXCEL	Registered	Chile	494844	19-Oct-00	19-Oct-00	579580	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	Chile	494843	19-Oct-00	19-Oct-00	579579	Hexcel Corporation (CA)	28, 1
CR III	Registered	China	6050284	15-May-07	29-Nov-09	6050284	Hexcel Corporation (DEL)	6
CR-PAA	Registered	China			7-Jul-97	1049369	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	China	9800063909	12-Jun-98	28-Dec-01	1688015	Hexcel Corporation (DEL)	17
HEX-3R	Registered	China	4511304	22-Feb-05	21-Nov-08		Hexcel Corporation (DEL)	24
HEX-3R	Registered	China	4511305	22-Feb-05	14-May-08	4511305	Hexcel Corporation (DEL)	1
HEXCEL	Registered	China	5337195	9-May-06	7-Aug-09	5337195	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	China	2001191554	16-Oct-01	21-Feb-04	1970381	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	China	2001191555	16-Oct-01	28-Feb-03	1974241	Hexcel Corporation (DEL)	6
HEXCEL AND DESIGN	Registered	China	2001191556	16-Oct-01	28-Nov-03	1977416	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	China	5493070	21-Jul-06	7-Feb-10	5493070	Hexcel Corporation (DEL)	24
HEXCEL AND DESIGN	Registered	China	5893058	28-Feb-07	14-Feb-10	5893058	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	China	93011454	24-Feb-93	28-May-94	691374	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	China	93011455	24-Feb-93	28-May-94	691574	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	China	93011456	24-Feb-93	7-Apr-95	738976	Hexcel Corporation (DEL)	19
HEXFIT	Pending	China		21-Jul-09			Hexcel Corporation (DEL)	17
HEXFORCE	Pending	China	6540411	31-Jan-08			Hexcel Corporation (DEL)	24
HEXPLY	Registered	China	5576975	31-Aug-06	21-Oct-09	5576975	Hexcel Corporation (DEL)	17
HEXTOOL	Registered	China	6540412	31-Jan-08	28-Mar-10	6540412	Hexcel Corporation (DEL)	17
HEXTOW	Pending	China	6540308	31-Jan-08			Hexcel Corporation (DEL)	22
HEXTOW	Registered	China	6540413	31-Jan-08	28-Mar-10	6540413	Hexcel Corporation (DEL)	17
HEXWEB	Registered	China	5369360	23-May-06	7-May-09	5369360	Hexcel Corporation (DEL)	6
HEXWEB	Registered	China	5369361	23-May-06	14-Aug-09	5369361	Hexcel Corporation (DEL)	17
HRH	Registered	China	5369359	23-May-06	14-Aug-09	5369359	Hexcel Corporation (DEL)	17
REDUX	Registered	China			15-Apr-92	156372	Hexcel Corporation (DEL)	1
REDUX & CHINESE	Registered	China			29-Aug-91	149719	Hexcel Corporation (DEL)	1

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
HEXCEL AND DESIGN	Registered	Czech Republic	76168	6-Apr-93	25-Jan-96	187441	Hexcel Corporation (CA)	1, 19, 12
FIBRELAM	Registered	Denmark	417574	24-Apr-75	24-Apr-75	188075	Hexcel Corporation (DEL)	12
ACOUSTI-CAP	Registered	European Union	6555411	5-Jan-08	4-Dec-08	6555411	Hexcel Corporation (DEL)	17
BLACKWEAVE	Registered	European Union	4701934	24-Oct-05	12-Sep-06	4701934	Hexcel Corporation (DEL)	24
CR III	Registered	European Union	2904589	24-Oct-02	23-Mar-04	2904589	Hexcel Corporation (DEL)	6
CR-PAA	Registered	European Union	97923	1-Apr-96	25-Jan-99	97923	Hexcel Corporation (DEL)	6, 12
ECO-CORE	Pending	European Union	8755911	14-Dec-09			Hexcel Corporation	1, 17
FLEX-CORE	Registered	European Union	2956084	3-Dec-02	16-Apr-04	2956084	Hexcel Corporation (DEL)	6, 17
HEX-3R	Registered	European Union	768812	11-Mar-98	11-Mar-98	768812	Hexcel Corporation (DEL)	1, 24, 19
HEXCEL & LOGO	Registered	European Union	98004	1-Apr-96	11-Jul-02	98004	Hexcel Corporation (DEL)	17, 12, 9, 24, 19, 6
HEXCEL AND DESIGN	Registered	European Union	730481	26-Jan-98	18-Feb-02	730481	Hexcel Corporation (DEL)	22, 12, 1
HEXCOAT	Registered	European Union	2514354	21-Dec-01	19-May-04	2514354	Hexcel Corporation (DEL)	1
HEXFIT	Registered	European Union	1990373	7-Dec-00	14-Aug-02	1990373	Hexcel Corporation (DEL)	17
HEXFLOW	Registered	European Union	1474444	13-Dec-99	15-Feb-01	1474444	Hexcel Corporation (DEL)	1
HEXFORCE	Registered	European Union	4316428	1-Mar-05	27-Feb-06	4316428	Hexcel Corporation (DEL)	24
HEXFORM	Registered	European Union	812826	28-Apr-98	28-Apr-98	812826	Hexcel Corporation (DEL)	24, 17, 12
HEXLITE	Registered	European Union		1-Apr-96	1-Apr-96	98079	Hexcel Corporation (DEL)	12
HEXMC	Registered	European Union	1564731	20-Mar-00	20-Aug-01	1564731	Hexcel Corporation (DEL)	17
HEXPLY	Registered	European Union	1929082	30-Oct-00	5-Mar-02	1929082	Hexcel Corporation (DEL)	17
HEXTACK	Registered	European Union	3350931	12-Sep-03	27-Oct-04	3350931	Hexcel Corporation (DEL)	1
HEXTOOL	Registered	European Union	4955944	14-Mar-06	11-Apr-07	4955944	Hexcel Corporation (DEL)	17
HEXTOW	Registered	European Union	5748736	9-Mar-07	7-Apr-08	5748736	Hexcel Corporation (DEL)	17, 22
HEXWEB	Registered	European Union	1564715	20-Mar-00	27-Sep-01	1564715	Hexcel Corporation (DEL)	6, 17
HITAPE	Pending	European Union	9072431	1-May-10			Hexcel Corporation	17, 24
HRH	Registered	European Union	2931905	14-Nov-02	16-Apr-04	2931095	Hexcel Corporation (DEL)	17, 19
INJECTEX	Registered	European Union	4919825	15-Feb-06	26-Mar-07	4919825	Hexcel Corporation (DEL)	24
KEYLOCK	Registered	European Union	4433711	11-May-05	9-Nov-06	4433711	Hexcel Corporation (DEL)	24, 17
NC2	Registered	European Union	1990266	7-Dec-00	2-Oct-03	1990266	Hexcel Corporation (DEL)	24

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
PRIMETEX	Pending	European Union	9032211	16-Apr-10			Hexcel Corporation (DEL)	24
REDUX	Registered	European Union	701649	15-Dec-97	27-Feb-01	701649	Hexcel Corporation (DEL)	1, 17
SMARTPREG	Registered	European Union	8656977	2-Nov-09	3-May-10	8656977	Hexcel Corporation (DEL)	17
SUPERCAP	Pending	European Union	8991291	29-Mar-10			Hexcel Corporation	17
THE STRENGTH WITHIN	Registered	European Union	719807	9-Jan-98	7-Dec-99	719807	Hexcel Corporation (DEL)	24, 22, 12, 1, 6, 17
FIBRELAM	Registered	Finland	T197404261	27-Sep-74	7-Jan-80	71448	Hexcel Corporation (DEL)	19, 12, 17
MODIPUR	Registered	Finland			20-Aug-94	89768	Hexcel Corporation (DEL)	1, 17
REDUX	Registered	Finland			7-Jan-88	21587	Hexcel Corporation (DEL)	1
HRH	Registered	France	1471320	15-Jun-98	15-Jun-98	1471320	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	France	1204621	20-Apr-92	20-Apr-93	1204621	Hexcel Corporation (DEL)	22
MAGNAMITE	Registered	Germany	1046409	10-Mar-92	10-Mar-93	1046409	Hexcel Corporation (DEL)	22, 17
FIBRELAM	Registered	Greece (Hellenic Republic)	53588	8-Oct-74	17-Jun-76	53588	Hexcel Corporation (DEL)	12, 19
HEX-3R	Registered	Hong Kong	300349812	6-Jan-05	6-Jan-05	300349812	Hexcel Corporation (DEL)	1, 24
HEXCEL AND DESIGN	Registered	Hong Kong	300410660	27-Apr-05	27-Apr-05	300410660	Hexcel Corporation (DEL)	24, 17
HEXPLY	Registered	Hong Kong	300710009	28-Aug-06	28-Aug-06	300710009	Hexcel Corporation (DEL)	17
CR-PAA	Pending	India	1627961	5-Dec-07			Hexcel Corporation (DEL)	6
FLEX-CORE	Pending	India	1627958	5-Dec-07			Hexcel Corporation (DEL)	17, 6
HEXCEL AND DESIGN	Pending	India	792981	26-Feb-98			Hexcel Corporation (DEL)	17
HEXPLY	Pending	India	1483707	1-Sep-06			Hexcel Corporation (DEL)	17
HEXWEB	Pending	India	1458709	29-May-06			Hexcel Corporation (DEL)	17, 6
HRH	Pending	India	1458708	29-May-06			Hexcel Corporation (DEL)	17
REDUX	Registered	Ireland		8-Nov-79	8-Nov-86	69299	Hexcel Corporation (DEL)	1
FIBRELAM	Registered	Israel	39808	3-Oct-74	30-Jan-76	39808	Hexcel Corporation (DEL)	12
HEXCEL	Registered	Israel	40750	20-May-75	24-Nov-77	40750	Hexcel Corporation (DEL)	19
HEXCEL AND DESIGN	Registered	Israel	165248	22-Jun-03	22-Jun-03	165248	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	Israel	165249	22-Jun-03	22-Jun-03	165249	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Israel	191020	18-Jun-06	18-Jun-06	191020	Hexcel Corporation (DEL)	24

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
HEXPLY	Registered	Israel	165247	22-Jun-03	22-Jun-03	165247	Hexcel Corporation (DEL)	17
HEXWEB	Registered	Israel	174889	22-Sep-04	9-Oct-05	174889	Hexcel Corporation (DEL)	6
HEXWEB	Registered	Israel	174890	22-Sep-04	6-Mar-06	174890	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	Italy	33677C82	26-Apr-82	26-Apr-82	413700	Hexcel Corporation (DEL)	22
CR III	Registered	Japan	2007042281	26-Apr-07	12-Jun-09	5237789	Hexcel Corporation (DEL)	6
CR-PAA	Registered	Japan			3-Oct-97	4062977	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	Japan	13775174	14-Oct-74	31-May-89	1380020	Hexcel Corporation (DEL)	17
FLEX-CORE	Registered	Japan			26-Sep-94	1712001	Hexcel Corporation (DEL)	34
HEXCEL	Registered	Japan			28-Sep-90	556631	Hexcel Corporation (DEL)	70
HEXCEL AND DESIGN	Pending	Japan	2001096309	24-Oct-01			Hexcel Corporation (DEL)	6
HEXCEL AND DESIGN	Registered	Japan	2001096308	24-Oct-01	22-Aug-03	4703166	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	Japan	2001096310	24-Oct-01	7-Feb-03	4643320	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	Japan	2001096311	24-Oct-01	18-Apr-03	4663934	Hexcel Corporation (DEL)	17
HEXPLY	Pending	Japan	2010001343	12-Jan-10			Hexcel Corporation (DEL)	17
HEXWEB	Registered	Japan	2006049025	29-May-06	9-Mar-07	5032208	Hexcel Corporation (DEL)	17, 6
HRH	Registered	Japan			25-Jul-84	1701137	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	Japan			27-Oct-92	1545220	Hexcel Corporation (DEL)	22
REDUX	Registered	Japan	2002051120	19-Jun-02	10-Jun-05	4870674	Hexcel Corporation (DEL)	1
XL2	Registered	Japan	2000112614	17-Oct-00	31-Aug-01	4502164	Hexcel Corporation (DEL)	20, 24
CR III	Pending	Malaysia	200709619	24-May-07			Hexcel Corporation (DEL)	6
CR-PAA	Registered	Malaysia	230796	7-Mar-96	7-Mar-03	96002307	Hexcel Corporation (DEL)	6
CR-PAA	Registered	Malaysia	231596	1-Mar-96	22-Aug-03	96002315	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	Malaysia	200312787	23-Sep-03	23-Sep-03	3012787	Hexcel Corporation (DEL)	1
HEXCEL AND DESIGN	Registered	Malaysia	200312788	23-Sep-03	23-Sep-03	3012788	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Malaysia	200312789	23-Sep-03	23-Sep-03	3012789	Hexcel Corporation (DEL)	12
HEXPLY	Pending	Malaysia	201000060	5-Jan-10			Hexcel Corporation (DEL)	17
HEXWEB	Pending	Malaysia	6009789	7-Jun-06			Hexcel Corporation (DEL)	17
HEXWEB	Registered	Malaysia	6009788	7-Jun-06	7-Jun-06	6009788	Hexcel Corporation (DEL)	6

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
HRH	Pending	Malaysia	6009787	7-Jun-06			Hexcel Corporation (DEL)	17
REDUX	Registered	Malaysia	200620391	8-Nov-06	8-Nov-06	6020391	Hexcel Corporation (DEL)	1
HEXCEL & LOGO	Registered	Mexico	178395	21-Sep-93	21-Sep-93	481208	Hexcel Corporation (DEL)	1
HEXCEL & LOGO	Registered	Mexico	178396	21-Sep-93	27-Oct-00	610606	Hexcel Corporation (DEL)	12
CR-PAA	Registered	New Zealand	258877	16-Feb-96	5-Feb-98	258877	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	New Zealand	109892	1-Oct-74	1-Oct-74	109892	Hexcel Corporation (DEL)	12
HEXCEL & LOGO	Registered	New Zealand	227626	10-Jun-93	7-Apr-97	227626	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	New Zealand	749630	15-Jun-06	15-Jun-06	749630	Hexcel Corporation (DEL)	24
HEXFORCE	Registered	New Zealand	730181	25-May-05	25-May-05	730181	Hexcel Corporation (DEL)	24
REDUX	Registered	New Zealand	45932	9-Jan-97	9-Jan-97	45932	Hexcel Corporation (DEL)	1
FIBRELAM	Registered	Norway	120073	27-Sep-74	2-Sep-76	97126	Hexcel Corporation (DEL)	17, 12, 19
MODIPUR	Registered	Norway			19-Jan-94	115391	Hexcel Corporation (DEL)	1
REDUX	Registered	Norway	979744	20-Nov-97	19-Aug-99	198835	Hexcel Corporation (DEL)	1
FIBRELAM	Registered	Philippines	127001	3-Dec-97	5-Dec-04	41977127001	Hexcel Corporation (DEL)	17
CR III	Registered	Republic of Korea	40200722824	27-Apr-07	7-Apr-08	400742938	Hexcel Corporation (DEL)	6
FLEX-CORE	Registered	Republic of Korea	4.02007E+12	28-May-07	5-Jun-08	400749113	Hexcel Corporation (DEL)	17, 6
HEXCEL	Registered	Republic of Korea	987450	19-Mar-98	25-Nov-99	459426	Hexcel Corporation (DEL)	6, 1, 12, 24, 17
HEXWEB	Registered	Republic of Korea	40200627303	23-May-06	8-Jun-07	400712711	Hexcel Corporation (DEL)	6, 17
HRH	Registered	Republic of Korea	40200627304	23-May-06	8-Jun-07	400712712	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	Republic of Korea	81791984	31-May-84	9-Jul-95	114274	Hexcel Corporation	22, 17
REDUX	Registered	Republic of Korea			25-Nov-98	430770	Hexcel Corporation (DEL)	10
CR-PAA	Registered	Singapore	173696	17-Feb-96	17-Feb-96	T9601736B	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	South Africa	745188	1-Oct-74	1-Oct-74	745188	Hexcel Corporation (DEL)	12
FIBRELAM	Registered	South Africa	745189	1-Oct-74	1-Oct-74	745189	Hexcel Corporation (DEL)	17
FIBRELAM	Registered	South Africa	745190	1-Oct-74	1-Oct-74	745190	Hexcel Corporation (DEL)	19
HEXCEL AND DESIGN	Registered	South Africa	937523	30-Aug-93	31-Jul-98	937523	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	South Africa	9806877	24-Apr-98	17-Oct-01	9806877	Hexcel Corporation (DEL)	17
REDUX	Registered	South Africa			23-Jun-95	175047	Hexcel Corporation (DEL)	1

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
MAGNAMITE	Registered	Spain	2343443	12-Sep-00	5-Oct-01	2343443	Hexcel Corporation (DEL)	22
MAGNAMITE	Registered	Spain	2421563	17-Aug-01	5-Mar-02	2421563	Hexcel Corporation (DEL)	17
FIBRELAM	Registered	Sweden	44641974	27-Sep-74	16-May-75	151457	Hexcel Corporation (DEL)	12
FLEX-CORE	Registered	Sweden			13-Feb-90	130086	Hexcel Corporation (DEL)	17, 6
FIBREDUX	Registered	Switzerland	390838	3-Jun-91	3-Jun-91	390838	Hexcel Corporation (DEL)	17, 1
FIBRELAM	Registered	Switzerland	273374	24-Sep-74	18-Oct-74	273374	Hexcel Corporation (DEL)	17, 12
FLEX-CORE	Registered	Switzerland	370890	26-Aug-88	26-Aug-88	370890	Hexcel Corporation (CA)	6, 17
HEXCEL	Registered	Switzerland	370889	26-Aug-88	26-Aug-88	370889	Hexcel Corporation (CA)	24, 12, 19, 17, 6
REDUX	Registered	Switzerland	344426	23-Jan-86	23-Jan-86	344426	Hexcel Corporation (DEL)	2, 1, 16
CR III	Registered	Taiwan R.O.C.	96019422	27-Apr-07	16-Oct-08	1332563	Hexcel Corporation (DEL)	6
CR-PAA	Registered	Taiwan R.O.C.			1-Aug-97	769759	Hexcel Corporation (DEL)	6
HEXCEL AND DESIGN	Registered	Taiwan R.O.C.	824639	9-Feb-93	16-Oct-94	658045	Hexcel Corporation (CA)	1
HEXCEL AND DESIGN	Registered	Taiwan R.O.C.	8721114	6-May-98	16-Jul-99	859548	Hexcel Corporation (DEL)	12
HEXCEL AND DESIGN	Registered	Taiwan R.O.C.	90042453	16-Oct-01	16-Nov-02	1022342	Hexcel Corporation (DEL)	6
HEXCEL AND DESIGN	Registered	Taiwan R.O.C.	90042454	16-Oct-01	16-Oct-03	1061524	Hexcel Corporation (DEL)	17
HEXCEL AND DESIGN	Registered	Taiwan R.O.C.	95032557	23-Jun-06	16-May-07	1262969	Hexcel Corporation (DEL)	24
REDUX	Registered	Taiwan R.O.C.			16-Apr-99	846333	Hexcel Corporation (DEL)	1
FIBRELAM	Registered	Thailand	8603154073	11-Oct-74	11-Oct-74	273635KOR20017	Hexcel Corporation (DEL)	12
FIBRELAM	Registered	Thailand	8603154073	11-Oct-74	11-Oct-74	273636KOR20018	Hexcel Corporation (DEL)	17
FIBRELAM	Registered	Thailand	8603154073	11-Oct-74	11-Oct-74	273637KOR20019	Hexcel Corporation (DEL)	19
HEXCEL AND DESIGN	Registered	Turkey	2003032086	24-Nov-03	24-Nov-03	2003032086	Hexcel Corporation (DEL)	17, 12
HEXPLY	Registered	Turkey	2003032087	24-Nov-03	24-Nov-03	2003032087	Hexcel Corporation (DEL)	17
REDUX	Registered	Turkey	96400	27-Jan-97	27-Jan-97	96400	Hexcel Corporation	1
FIBRELAM	Registered	United Kingdom	1356542	1-Sep-88	1-Sep-88	1356542	Hexcel Corporation (DEL)	12
FLEX-CORE	Registered	United Kingdom	941947	30-Apr-90	30-Apr-90	941947	Hexcel Corporation (DEL)	6
FLEX-CORE	Registered	United Kingdom	941948	30-Apr-90	30-Apr-90	941948	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	United Kingdom	1173271	14-Apr-82	14-Apr-82	1173271	Hexcel Corporation (DEL)	22
REDUX	Registered	United Kingdom	617257	5-Dec-90	5-Dec-90	617257	Hexcel Corporation (DEL)	1

MARK / TITLE	STATUS	COUNTRY NAME	APPLICATION NUMBER	DATE FILED	REG DATE	REGISTRATION NUMBER	OWNER	TM CLASS
ACOUSTI-CAP	Allowed	United States of America	77636366	18-Dec-08			Hexcel Corporation (DEL)	17
ACOUSTI-CAP	Registered	United States of America	77362875	2-Jan-08	1-Jul-08	3530212	Hexcel Corporation (DEL)	17
CR III	Registered	United States of America	78177499	23-Oct-02	30-Mar-04	2827821	Hexcel Corporation (DEL)	6
CR-PAA	Registered	United States of America	75057745	14-Feb-96	16-Mar-99	2232548	Hexcel Corporation (DEL)	6
FIBRELAM	Registered	United States of America	73028130	29-Jul-74	8-Jul-75	1015248	Hexcel Corporation (DEL)	12
FLEX-CORE	Registered	United States of America	76558774	7-Nov-03	6-Sep-05	2991103	Hexcel Corporation (DEL)	6, 17
HEX-3R	Registered	United States of America	76117925	28-Aug-00	30-Dec-03	2799607	Hexcel Corporation (DEL)	24, 1
HEXCEL	Registered	United States of America	73527619	18-Mar-85	3-Dec-85	1373213	Hexcel Corporation (DEL)	17, 1
HEXCEL AND DESIGN	Registered	United States of America	76321379	4-Oct-01	7-Jan-03	2671601	Hexcel Corporation (DEL)	24, 22
HEXCEL AND DESIGN	Registered	United States of America	76349442	14-Dec-01	8-Jul-03	2734006	Hexcel Corporation (DEL)	12, 17, 6
HEXCEL AND DESIGN	Registered	United States of America	78729937	10-Oct-05	17-Oct-06	3157655	Hexcel Corporation (DEL)	1
HEXFIT	Registered	United States of America	76179493	11-Dec-00	6-Apr-04	2830362	Hexcel Corporation (DEL)	17
HEXFLOW	Registered	United States of America	75883901	30-Dec-99	10-Dec-02	2660046	Hexcel Corporation (DEL)	1
HEXFORCE	Registered	United States of America	77691991	16-Mar-09	12-Jan-10	3736200	Hexcel Corporation (DEL)	24
HEXFORM	Registered	United States of America	75574710	22-Oct-98	5-Mar-02	2545169	Hexcel Corporation (DEL)	17, 24
HEXMC	Registered	United States of America	75769425	6-Aug-99	9-Apr-02	2559526	Hexcel Corporation (DEL)	17
HEXPLY	Registered	United States of America	76161322	6-Nov-00	25-Nov-03	2786920	Hexcel Corporation (DEL)	17
HEXTOOL	Registered	United States of America	77725555	29-Apr-09	6-Oct-09	3692564	Hexcel Corporation (DEL)	17
HEXTOW	Registered	United States of America	77126738	9-Mar-07	1-Jul-08	3458979	Hexcel Corporation	17, 22
HEXWEB	Registered	United States of America	75769248	6-Aug-99	21-May-02	2571894	Hexcel Corporation (DEL)	6, 17
HITAPE	Pending	United States of America	85027834	30-Apr-10			Hexcel Corporation	17, 24
HRH	Registered	United States of America	76469695	15-Nov-02	2-Sep-03	2758742	Hexcel Corporation (DEL)	17
MAGNAMITE	Registered	United States of America	72433173	18-Aug-72	11-Sep-73	967912	Hexcel Corporation (DEL)	22
POLYSPEED	Registered	United States of America	77306249	17-Oct-07	19-Aug-08	3487662	Hexcel Corporation (DEL)	17
PRIMETEX	Pending	United States of America	85015935	16-Apr-10			Hexcel Corporation	24
REDUX	Registered	United States of America	75399926	4-Dec-97	20-Apr-99	2240474	Hexcel Corporation (DEL)	1
TUBE-CORE	Registered	United States of America	72196157	22-Jun-64	12-Jan-65	783342	Hexcel Corporation (DEL)	6

HEXCEL INTELLECTUAL PROPERTY - PATENT PORTFOLIO

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A10-01	Composite material for structural applications	Pending	Hexcel Corporation	Boyle	United States of America	12764636	21-Apr-10
A09-12	Thermoplastic-toughened cyanate ester resin composites with low heat release properties	Pending	Hexcel Corporation	Wang	United States of America	12713534	26-Feb-10
A09-03	Method of molding complex composite parts using pre-plied multi-directional continuous fiber laminate	Pending	Hexcel Corporation	Kweder	United States of America	12561492	17-Sep-09
A08-19	Composite materials with improved burn properties	Pending	Hexcel Corporation (DEL)	Wang	United States of America	12569817	29-Sep-09
A08-19	Epoxy resins and composite materials with improved burn properties	Pending	Hexcel Corporation (DEL)	Wang	PCT	PCTUS2009059088	30-Sep-09
A08-13	Prepreg with integrated multi-dimensional gas venting network	Pending	Hexcel Corporation	Custer	PCT	PCTUS2010020859	13-Jan-10
A08-13	Prepreg with integrated multi-dimensional gas venting network	Pending	Hexcel Corporation	Custer	United States of America	12358302	23-Jan-09
A08-04	Epoxy resin with improved flexural properties	Pending	Hexcel Corporation (DEL)	Wang	PCT	PCTUS2010033822	6-May-10
A08-04	Epoxy resin with improved flexural properties	Pending	Hexcel Corporation (DEL)	Wang	United States of America	12468926	20-May-09
A07-11	Helicopter blade mandrel with roller assembly	Pending	Hexcel Corporation (DEL)	Callis	PCT	PCTUS2009000254	15-Jan-09
A07-11	Helicopter blade mandrel with roller assembly	Pending	Hexcel Corporation (DEL)	Callis	United States of America	12011344	25-Jan-08
A07-06	Epoxy resins with improved burn properties	Pending	Hexcel Corporation (DEL)	Wang	United States of America	12287202	7-Oct-08
A07-01-1	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	United States of America	12792338	2-Jun-10
A07-01	Composite material with blend of thermoplastic particles	Issued	Hexcel Corporation (DEL)	Tilbrook	United States of America	11787701	17-Apr-07	7754322	13-Jul-10
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	Brazil	PI08092958	2-Apr-08

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	Canada	2682549	2-Apr-08
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	China	2008800185814	2-Apr-08
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	European Patent Office	87998639	2-Apr-08
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	Japan	2010504043	2-Apr-08
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	Malaysia	PI20094344	2-Apr-08
A07-01	Composite material with blend of thermoplastic particles	Pending	Hexcel Corporation (DEL)	Tilbrook	Republic of Korea	1020097023836	2-Apr-08
A06-11-1	Helicopter blade mandrel	Pending	Hexcel Corporation (DEL)	Callis	United States of America	12787439	26-May-10
A06-11	Helicopter blade mandrel	Issued	Hexcel Corporation (DEL)	Callis	United States of America	11645884	27-Dec-06	7749421	6-Jul-10
A06-11	Helicopter blade mandrel	Pending	Hexcel Corporation (DEL)	Callis	Canada	2673975	12-Dec-07
A06-11	Helicopter blade mandrel	Pending	Hexcel Corporation (DEL)	Callis	China	2007800488441	12-Dec-07
A06-11	Helicopter blade mandrel	Pending	Hexcel Corporation (DEL)	Callis	European Patent Office	78750197	12-Dec-07
A06-05	Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	Brazil	PI08096384	2-Apr-08
A06-05	Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	Canada	2682943	2-Apr-08
A06-05	Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	China	2008800185138	2-Apr-08
A06-05	Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	European Patent Office	87272522	2-Apr-08
A06-05	Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	Japan	2010504044	2-Apr-08
A06-05	Preimpregnated composite materials with improved performance	Pending	Hexcel Corporation (DEL)	Tilbrook	United States of America	11787700	17-Apr-07
A06-05	Pre-Impregnated Composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	Malaysia	PI20094337	2-Apr-08

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A06-05	Pre-impregnated composite materials with improved performance	Pending	Hexcel Corporation	Tilbrook	Republic of Korea	1020097023838	2-Apr-08
A05-14-1	Carbon fibers having improved strength and modulus and an associated method and apparatus for preparing same	Pending	Hexcel Corporation (DEL)	Leon y Leon	United States of America	12783069	19-May-10
A05-14	Carbon fibers having improved strength and modulus and an associated method and apparatus for preparing same	Allowed	Hexcel Corporation (DEL)	Leon y Leon	United States of America	11562867	22-Nov-06
A05-14	Carbon fibers having improved strength and modulus and an associated method and apparatus for preparing same	Pending	Hexcel Corporation (DEL)	Leon y Leon	China	2007800435020	7-Nov-07
A05-14	Carbon fibers having improved strength and modulus and an associated method and apparatus for preparing same	Pending	Hexcel Corporation (DEL)	Leon y Leon	European Patent Office	78640190	7-Nov-07
A05-14	Carbon fibers having improved strength and modulus and an associated method and apparatus for preparing same	Pending	Hexcel Corporation (DEL)	Leon y Leon	Japan	2009538444	7-Nov-07
A05-12-1	Corrosion resistant honeycomb	Pending	Hexcel Corporation (DEL)	Wang	United States of America	12714565	1-Mar-10
A05-12	Corrosion resistant honeycomb	Issued	Hexcel Corporation (DEL)	Wang	United States of America	11476964	27-Jun-06	7695797	13-Apr-10
A05-12	Corrosion resistant honeycomb	Pending	Hexcel Corporation (DEL)	Wang	China	2007800227441	14-Jun-07
A05-12	Corrosion resistant honeycomb	Pending	Hexcel Corporation (DEL)	Wang	European Patent Office	77962082	14-Jun-07
A05-12	Corrosion resistant honeycomb	Pending	Hexcel Corporation (DEL)	Wang	Japan	2009518153	14-Jun-07
A05-12	Corrosion resistant honeycomb	Pending	Hexcel Corporation (DEL)	Wang	Malaysia	PI20085238	14-Jun-07
A05-10	Pressure bag tool for a one-sided mold	Pending	Hexcel Corporation (DEL)	Lopez	United States of America	11331511	13-Jan-06
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Austria	71003164	10-Jan-07	1808282	1-Apr-09

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Denmark	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	France	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Germany	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Italy	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Netherlands	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	Spain	71003164	10-Jan-07	1808282	1-Apr-09
A05-10	Pressurized molding of composite parts	Issued	Hexcel Corporation (DEL)	Lopez	United Kingdom	71003164	10-Jan-07	1808282	1-Apr-09
A05-08	BMI system with improved tack and flow control	Issued	Hexcel Corporation (DEL)	Buyny	United States of America	11300135	14-Dec-05	7592072	22-Sep-09
A05-06-2	Aerospace articles made from quasi-isotropic chopped prepreg (HexMC)	Pending	Hexcel Corporation (DEL)	Boursier	United States of America	12508777	24-Jul-09
A05-06-1	Aerospace articles made from quasi-isotropic chopped prepreg (HexMC)	Pending	Hexcel Corporation (DEL)	Boursier	United States of America	11476965	27-Jun-06
A05-01-1	Aircraft floor panels using edge-coated honeycomb	Pending	Hexcel Corporation (DEL)	Wang	United States of America	11471078	20-Jun-06
A05-01	Aircraft floor panels using edge-coated honeycomb	Issued	Hexcel Corporation (DEL)	Smith	United States of America	11228601	16-Sep-05	7581366	1-Sep-09
A05-01	Aircraft floor panels using edge-coated honeycomb	Pending	Hexcel Corporation (DEL)	Wang	European Patent Office	68518653	24-Aug-06
A04-15-2	Method for Molding Composite Structures	Pending	Hexcel Corporation (DEL)	Callis	United States of America	12726677	18-Mar-10
A04-15-1	Method for Molding Composite Structures	Issued	Hexcel Corporation (DEL)	Callis	United States of America	12400017	9-Mar-09	7695661	13-Apr-10
A04-15	Machinable Composite Mold	Issued	Hexcel Corporation (DEL)	Callis	United States of America	11180831	13-Jul-05	7510390	31-Mar-09
A04-15	Machinable composite mold	Pending	Hexcel Corporation (DEL)	Callis	China	2006800255184	11-Jul-06
A04-15	Machinable composite mold	Pending	Hexcel Corporation (DEL)	Callis	European Patent Office	67869776	11-Jul-06

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A04-15	Machinable composite mold	Pending	Hexcel Corporation (DEL)	Callis	India	166CHENP2008	11-Jul-06
A04-10	Expanded Aluminum Foil (EAF) Sheets and Methods of Making and Using the Same	Pending	Hexcel Corporation (DEL)	Rouille	China	2005800424756	19-Dec-05
A04-06-2	Edge coating honeycomb to improve core-skin bondability	Issued	Hexcel Corporation (DEL)	Wang	United States of America	11432780	11-May-06	7550190	23-Jun-09
A04-06-2	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	China	2006800518762	13-Nov-06
A04-06-2	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	European Patent Office	68373992	13-Nov-06
A04-06-2	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	Japan	2008544347	13-Nov-06
A04-06-2	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	Malaysia	PI20081931	13-Nov-06
A04-06-1	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	United States of America	11295829	7-Dec-05
A04-06	Edge coating for honeycomb used in panels with composite face sheets	Issued	Hexcel Corporation (DEL)	Wang	United States of America	10932510	1-Sep-04	7507461	24-Mar-09
A04-06	Edge coating honeycomb to improve core-skin bondability	Issued	Hexcel Corporation (DEL)	Wang	China	2005800289453	17-Aug-05	ZL200580028945.3	6-Jan-10
A04-06	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	European Patent Office	57889198	17-Aug-05
A04-06	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	Japan	2007529968	17-Aug-05
A04-06	Edge coating honeycomb to improve core-skin bondability	Pending	Hexcel Corporation (DEL)	Wang	Malaysia	PI20070259	21-Feb-07
A04-05	Resin compositions with high thermoplatic loading	Pending	Hexcel Corporation (DEL)	Martin	United States of America	11168971	28-Jun-05
A04-05	Surfacing film for lightning strike applications	Pending	Hexcel Corporation (DEL)	Martin	European Patent Office	67712356	23-May-06
A03-21-2	Acoustic septum cap honeycomb	Pending	Hexcel Corporation (DEL)	Ayle	United States of America	12151886	9-May-08
A03-21-1	Acoustic septum cap honeycomb	Issued	Hexcel Corporation (DEL)	Ayle	United States of America	11726451	22-Mar-07	7510052	31-Mar-09
A03-21-1	Acoustic septum cap honeycomb	Pending	Hexcel Corporation (DEL)	Ayle	China	2008800167977	15-Feb-08

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A03-21-1	Acoustic septum cap honeycomb	Pending	Hexcel Corporation (DEL)	Ayle	European Patent Office	87256780	15-Feb-08
A03-21-1	Acoustic septum cap honeycomb	Pending	Hexcel Corporation (DEL)	Ayle	Japan	2009554522	15-Feb-08
A03-21	Acoustic septum cap	Pending	Hexcel Corporation (DEL)	Ayle	China	2006800107322	14-Mar-06
A03-21	Acoustic septum cap	Pending	Hexcel Corporation (DEL)	Ayle	Japan	2008504091	14-Mar-06
A03-21	Acoustic septum cap honeycomb	Issued	Hexcel Corporation (DEL)	Ayle	United States of America	11099337	4-Apr-05	7434659	14-Oct-08
A03-21	Acoustic septum cap honeycomb	Pending	Hexcel Corporation (DEL)	Ayle	European Patent Office	67382226	14-Mar-06
A03-15	Interlocking Double Weave Fabric for Lightning Strike	Issued	Hexcel Corporation (DEL)	Taylor	Australia	2004288913	2-Nov-04	2004288913	7-Jan-10
A03-15	Interlocking Double Weave Fabric for Lightning Strike	Pending	Hexcel Corporation (DEL)	Taylor	European Patent Office	48005862	2-Nov-04
A03-15	Interlocking Double Weave Fabric for Lightning Strike	Pending	Hexcel Corporation (DEL)	Taylor	Japan	2006538436	2-Nov-04
A03-15	Interlocking Double Weave Fabric for Lightning Strike	Pending	Hexcel Corporation (DEL)	Taylor	United States of America	10979574	2-Nov-04
A03-01	Method for making amine-terminated polyarylene polyethers	Issued	Hexcel Corporation (DEL)	Hedges	France	42577510	14-Dec-04	1544231	9-May-07
A03-01	Method for making amine-terminated polyarylene polyethers	Issued	Hexcel Corporation (DEL)	Hedges	Germany	42577510	14-Dec-04	602004006363	9-May-07
A03-01	Method for making amine-terminated polyarylene polyethers	Issued	Hexcel Corporation (DEL)	Hedges	United Kingdom	42577510	14-Dec-04	1544231	9-May-07
A03-01	Method for making amine-terminated polyarylene polyethers	Issued	Hexcel Corporation (DEL)	Hedges	United States of America	10740095	17-Dec-03	6992165	31-Jan-06
A02-16	Heat-settable Resin Composition	Issued	Hexcel Corporation (DEL)	Martin	United States of America	10672006	26-Sep-03	7041740	9-May-06
A02-16	Heat-settable Resin Composition	Pending	Hexcel Corporation (DEL)	Martin	Japan	2004276651	24-Sep-04
A02-16	Heat-settable Resins	Pending	Hexcel Corporation (DEL)	Martin	European Patent Office	42556209	16-Sep-04

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
A02-01	Energy absorbing composite tube	Issued	Hexcel Corporation	Thayer	United States of America	10159653	31-May-02	6601886	5-Aug-03
A01-13	Chromate free coating for aluminum honeycomb	Issued	Hexcel Corporation	Wang	United States of America	10062827	31-Jan-02	6686057	3-Feb-04
A01-11	Process for stretch breaking carbon fiber in an aqueous medium	Issued	Hexcel Corporation	Hansen	France	22579866	20-Nov-02	1319740	11-Jan-06
A01-11	Process for stretch breaking carbon fiber in an aqueous medium	Issued	Hexcel Corporation	Hansen	Germany	22579866	20-Nov-02	60208643.4	11-Jan-06
A01-11	Process for stretch breaking carbon fiber in an aqueous medium	Issued	Hexcel Corporation	Hansen	Italy	22579866	20-Nov-02	1319740	11-Jan-06
A01-11	Process for stretch breaking carbon fiber in an aqueous medium	Issued	Hexcel Corporation	Hansen	Spain	22579866	20-Nov-02	1319740	11-Jan-06
A01-11	Process for stretch breaking carbon fiber in an aqueous medium	Issued	Hexcel Corporation	Hansen	United Kingdom	22579866	20-Nov-02	1319740	11-Jan-06
A01-11	Stretch breaking of fibers	Issued	Hexcel Corporation	Hansen	United States of America	10022129	12-Dec-01	6477740	12-Nov-02
A00-19-1	Room temperature stable epoxy prepreg	Issued	Hexcel Corporation	Cawse	United States of America	10243077	12-Sep-02	6787237	7-Sep-04
A00-18	Friction lining for wet running	Issued	Hexcel Corporation & Miba	Spaun	United States of America	10149638	13-Dec-00	6811820	2-Nov-04
A00-08	Forming process for cellulose paper honeycomb (HRH 86)	Issued	Hexcel Corporation	Hookham	European Patent Office	13084595	3-Oct-01	1195241	21-Apr-10
A00-08	Forming process for cellulose paper honeycomb (HRH 86)	Issued	Hexcel Corporation	Hookham	France	13084595	3-Oct-01	1195241	21-Apr-10
A00-08	Forming process for cellulose paper honeycomb (HRH 86)	Issued	Hexcel Corporation	Hookham	Germany	13084595	3-Oct-01	60141877.8	21-Apr-10
A00-08	Forming process for cellulose paper honeycomb (HRH 86)	Issued	Hexcel Corporation	Hookham	Luxembourg	13084595	3-Oct-01	1195241	21-Apr-10
A00-08	Forming process for cellulose paper honeycomb products (HRH 86)	Issued	Hexcel Corporation (DEL)	Hookham	United States of America	9970740	3-Oct-01	6596124	22-Jul-03
99-23	Solventless node adhesive for honeycomb	Issued	Hexcel Corporation	Caldwell	United States of America	9549506	14-Apr-00	6451406	17-Sep-02

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
99-22	Carbon fiber sheet materials and methods of making and using the same	Issued	Hexcel Corporation (DEL)	Brown	United States of America	9730283	5-Dec-00	6503856	7-Jan-03
99-13-2	Adhesive Prepreg Face Sheets for Sandwich Panels	Issued	Hexcel Corporation	Zhou	Australia	2002228697	14-Nov-01	2002228697	15-Jun-06
99-13-2	Adhesive Prepreg Face Sheets for Sandwich Panels	Issued	Hexcel Corporation	Zhou	Japan	2002568654	14-Nov-01	4175894	29-Aug-08
99-13-2	Adhesive Prepreg Face Sheets for Sandwich Panels	Pending	Hexcel Corporation	Zhou	Canada	2439361	14-Nov-01
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	Austria	19354117	11-May-01	1303570	21-Mar-07
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	France	19354117	11-May-01	1303570	21-Mar-07
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	Germany	19354117	11-May-01	60127411.3	21-Mar-07
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	Italy	19354117	11-May-01	1303570	21-Mar-07
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	Spain	19354117	11-May-01	1303570	21-Mar-07
99-13-1	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	United Kingdom	19354117	11-May-01	1303570	21-Mar-07
99-13-1	Self-Adhesive Prepreg Face Sheet for Sandwich Panels	Issued	Hexcel Corporation	Zhou	United States of America	9795177	27-Feb-01	6508910	21-Jan-03
99-13	Self-Adhesive Prepreg and Articles made Therefrom	Issued	Hexcel Corporation	Zhou	United States of America	9573760	18-May-00	6440257	27-Aug-02
99-11	Low-smoke producing resin for use in honeycomb sandwich panels	Issued	Hexcel Corporation	Wang	United States of America	9930071	14-Aug-01	6605685	12-Aug-03
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	Austria	993059997	28-Jul-99	1072634	16-Mar-05

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	France	993059997	28-Jul-99	1072634	16-Mar-05
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	Germany	993059997	28-Jul-99	69924244.4	16-Mar-05
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	Italy	993059997	28-Jul-99	1072634	16-Mar-05
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	Spain	993059997	28-Jul-99	2237042	16-Mar-05
99-08	Reactive resin sheet materials	Issued	Hexcel Corporation (DEL)	Steele	United Kingdom	993059997	28-Jul-99	1072634	16-Mar-05
99-04	Honeycomb core with controlled crush properties	Issued	Hexcel Corporation	Bitzer	Germany	3041746	17-May-00	60015428.9	3-Nov-04
99-04	Honeycomb core with controlled crush properties	Issued	Hexcel Corporation	Bitzer	Luxembourg	3041746	17-May-00	1054183	3-Nov-04
99-04	Honeycomb core with controlled crush properties	Issued	Hexcel Corporation	Bitzer	United Kingdom	3041746	17-May-00	1054183	3-Nov-04
99-04	Honeycomb core with controlled crush properties	Issued	Hexcel Corporation	Bitzer	United States of America	9314600	19-May-99	6245408	12-Jun-01
98-30-3	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	France	11305638	20-Mar-00	1205507	16-Nov-05
98-30-3	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Germany	11305638	20-Mar-00	60024099.1	16-Nov-05
98-30-3	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Italy	11305638	20-Mar-00	1205507	16-Nov-05
98-30-3	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Spain	11305638	20-Mar-00	1205507	16-Nov-05
98-30-3	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	United Kingdom	11305638	20-Mar-00	1205507	16-Nov-05
98-30-2	Fabric-based prepreg materials for suppressing core crush during sandwich structure fabrication	Issued	Hexcel Corporation (DEL)	Hsiao	United States of America	9876310	7-Jun-01	6663737	16-Dec-03
98-30-1	Fabric-based prepreg materials for suppressing core crush during sandwich structure fabrication	Issued	Hexcel Corporation (DEL)	Hsiao	United States of America	9726940	30-Nov-00	6475596	5-Nov-02
98-30	Core crush resistant fabric and prepreg for fiber reinforced composite sandwich	Issued	Hexcel Corporation	Hsiao	United States of America	9273637	23-Mar-99	6261675	17-Jul-01
98-30	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	France	3022423	20-Mar-00	1046666	18-Aug-04

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
98-30	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Germany	3022423	20-Mar-00	60013018.5	18-Aug-04
98-30	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Italy	3022423	20-Mar-00	1046666	18-Aug-04
98-30	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	Spain	3022423	20-Mar-00	1046666	18-Aug-04
98-30	Core-crush resistant fabric and prepreg for fiber reinforced composite sandwich structures	Issued	Hexcel Corporation (DEL)	Hsiao	United Kingdom	3022423	20-Mar-00	1046666	18-Aug-04
98-30	Fabric-based prepreg materials for suppressing core crush during sandwich structure fabrication	Issued	Hexcel Corporation (DEL)	Hsiao	Australia	2245700	22-Mar-00	767220	6-Nov-03
98-25-1	Fire Resistant Composite Panel	Issued	Hexcel Corporation	Blair	United States of America	9582460	26-Jun-00	6511730	28-Jan-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	France	993008093	3-Feb-99	967070	11-Jun-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	Germany	993008093	3-Feb-99	69908709	11-Jun-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	Italy	993008093	3-Feb-99	967070	11-Jun-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	Luxembourg	993008093	3-Feb-99	967070	11-Jun-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	United Kingdom	993008093	3-Feb-99	967070	11-Jun-03
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Cawse	United States of America	9312134	14-May-99	6194477	27-Feb-01
98-20	Flame retarded glassine paper honeycomb core	Issued	Hexcel Corporation	Khan	Japan	16570099	11-Jun-99	3520223	6-Feb-04
98-14	Formable heavy density honeycomb	Issued	Hexcel Corporation	Miller	United States of America	9241046	1-Feb-99	6197402	6-Mar-01
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation		Spain	993023365	25-Mar-99	949369	6-Nov-02
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation		United Kingdom	993023365	25-Mar-99	949369	6-Nov-02
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation	Steele	France	993023365	25-Mar-99	949369	6-Nov-02

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation	Steele	Germany	993023365	25-Mar-99	69903765.4	6-Nov-02
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation	Steele	Italy	993023365	25-Mar-99	949369	6-Nov-02
98-11	Fibre laminates (Thin skin patent)	Issued	Hexcel Corporation	Steele	Sweden	993023365	25-Mar-99	949369	6-Nov-02
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Australia	5996990	30-Jul-90	630213	12-Feb-93
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Austria	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Belgium	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Canada	2022290	9-Aug-90	2022290	16-Oct-01
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	France	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Germany	90308801	9-Aug-90	69031819.7	17-Dec-97

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Italy	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Japan	20830190	9-Aug-90	2886636	19-Feb-99
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Luxembourg	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Mexico	21924	9-Aug-90	170851	20-Sep-93
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Netherlands	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Republic of Korea	1218890	9-Aug-90	164607	14-Sep-98
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Spain	90308801	9-Aug-90	412827	17-Dec-97

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Sweden	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	Switzerland	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	United Kingdom	90308801	9-Aug-90	412827	17-Dec-97
98-05	Curable blends of cyanate esters and polyarylsulphones [Fiberite Satellite bus acquisition] [Undivided one-half interest from ICI]	Issued	ICI and Hexcel Corporation (DEL)	MacKenzie	United States of America	8055392	3-May-93	5374694	20-Dec-94
98-04-2	Siloxane and phosphazene modified cyanate resin compositions [Fiberite Satellite business acquisition]	Issued	Hexcel Corporation (DEL)	Arnold	United States of America	8386713	9-Feb-95	5539041	23-Jul-96
98-04	Inorganic Oxide Modified Cyanate Resin Bodies	Issued	Hexcel Corporation (DEL)	Arnold	France	923053391	11-Jun-92	518654	16-Aug-00
98-04	Inorganic Oxide Modified Cyanate Resin Bodies	Issued	Hexcel Corporation (DEL)	Arnold	Italy	923053391	11-Jun-92	518654	16-Aug-00
98-04	Inorganic Oxide Modified Cyanate Resin Bodies	Issued	Hexcel Corporation (DEL)	Arnold	United Kingdom	923053391	11-Jun-92	518654	16-Aug-00
98-01	Vented Flexcore	Issued	Hexcel Corporation	Hull	United States of America	74263	7-May-98	6003283	21-Dec-99
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	Austria	973077936	2-Oct-97	E 198212	20-Dec-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	France	973077936	2-Oct-97	906927	20-Dec-00

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	Germany	973077936	2-Oct-97	69703739.8	20-Dec-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	Italy	973077936	2-Oct-97	906927	20-Dec-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	Spain	973077936	2-Oct-97	2154013	20-Dec-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	United Kingdom	973077936	2-Oct-97	906927	20-Dec-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Cawse	United States of America	9162074	28-Sep-98	6107437	22-Aug-00
97-26	Low temperature latent curing agents for epoxy resins (European Appl priority)	Issued	Hexcel Corporation	Whiter	Japan	28000998	1-Oct-98	3469101	5-Sep-03
96-79	Spinning Apparatus Having a Tubular Elastomeric Flow Control Valve Body	Issued	Hexcel Corporation (DEL)	Nakajima	United States of America	7965784	23-Oct-92	5299926	5-Apr-94
96-70-1	Process of Thermally Stabilizing Pan Fibers	Issued	Hexcel Corporation (DEL)	Schimpf	United States of America	7908720	7-May-92	5256344	26-Oct-93
96-63-2	Damage Tolerant Composites Containing Infusible Particles	Issued	Hercules Inc.	Gawin	Canada	616092	14-Jun-91	1326176	18-Jan-94
96-63-1	Damage Tolerant Composites Containing Infusible Particles	Issued	Hercules Inc.	Gawin	Canada	616093	12-Oct-90	1322948	12-Oct-93
96-57	Honeycomb Dip Resin	Issued	Hexcel Corporation	Wang	United States of America	9300110	27-Apr-99	6153687	28-Nov-00
96-55	Thermoformable Honeycomb Structures	Issued	Hexcel Corporation	Wang	United States of America	9299868	27-Apr-99	6245407	12-Jun-01
96-55	Thermoformable honeycomb structures and dip resins	Issued	Hexcel Corporation	Wang	France	3025236	28-Mar-00	1048446	25-Mar-09
96-55	Thermoformable honeycomb structures and dip resins	Issued	Hexcel Corporation	Wang	Germany	3025236	28-Mar-00	60041847.2-08	25-Mar-09
96-55	Thermoformable honeycomb structures and dip resins	Issued	Hexcel Corporation	Wang	Luxembourg	3025236	28-Mar-00	1048446	25-Mar-09
96-55	Thermoformable honeycomb structures and dip resins	Issued	Hexcel Corporation	Wang	United Kingdom	3025236	28-Mar-00	1048446	25-Mar-09

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
96-48-1	Finishing Oil for Precursor for High Performance Carbon Fibers and Precursor	Issued	Hexcel Corporation (DEL)	Maruyama	United States of America	8715098	17-Sep-96	5726241	10-Mar-98
96-30-1	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Green	United States of America	9609959	25-Jul-00	6242090	5-Jun-01
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Cook	France	933057085	20-Jul-93	583090	2-Dec-98
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Cook	Germany	933057085	20-Jul-93	69322329.4	2-Dec-98
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Cook	Italy	933057085	20-Jul-93	583090	2-Dec-98
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Cook	Spain	933057085	20-Jul-93	583090	2-Dec-98
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Cook	United Kingdom	933057085	20-Jul-93	583090	2-Dec-98
96-30	Fibre Reinforced Resin Composite Products	Issued	Hexcel Corporation	Green	United States of America	8097140	26-Jul-93	6133167	17-Oct-00
96-29-1	An Environmentally Safer Process of Manufacturing Honeycomb Products for Use In Composite Materials Using a Water-Based Phenolic Thermosetting Resin	Issued	Hexcel Corporation	Heitkamp	United States of America	8573766	18-Dec-95	5711992	27-Jan-98
96-29	Environmentally safer process of manufacturing honeycomb products for use in composite materials using a water-based phenolic thermosetting resin	Issued	Hexcel Corporation	Iler	Germany	958101651	13-Mar-95	69511747.5	1-Sep-99
96-29	Environmentally safer process of manufacturing honeycomb products for use in composite materials using a water-based phenolic thermosetting resin	Issued	Hexcel Corporation	Iler	Luxembourg	958101651	13-Mar-95	673982	1-Sep-99
96-29	Environmentally safer process of manufacturing honeycomb products for use in composite materials using a water-based phenolic thermosetting resin	Issued	Hexcel Corporation	Iler	United Kingdom	958101651	13-Mar-95	673982	1-Sep-99

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
96-27-1	Hybrid Honeycomb Sandwich Panel	Issued	Hexcel Corporation	Tsotsis	United States of America	8210393	18-Mar-94	5460865	24-Oct-95
96-13	Particulate Reinforcement for Honeycomb Core Materials	Issued	Hexcel Corporation	Cawse	Germany	963053475	22-Jul-96	69610830.5	2-Nov-00
96-13	Particulate Reinforcement for Honeycomb Core Materials	Issued	Hexcel Corporation	Cawse	Luxembourg	963053475	22-Jul-96	820858	2-Nov-00
96-13	Particulate Reinforcement for Honeycomb Core Materials	Issued	Hexcel Corporation	Cawse	United States of America	8897198	21-Jul-97	6117518	12-Sep-00
93-25	Method for creating a bond enhancement layer for thermoplastic urethane panels	Issued	Hexcel Corporation	Harris	United States of America	8609033	29-Feb-96	6099680	8-Aug-00
93-10	Fiber Reinforced Polyimide Honeycomb for High Temperature Applications	Issued	Hexcel Corporation	Buyny	United States of America	8261377	17-Jun-94	5514444	7-May-96
93-08	High Thermal Conductivity Non-Metallic Honeycomb With Optimum Pitch Fiber Angle	Issued	Hexcel Corporation	Darfler	United States of America	8136958	14-Oct-93	5470633	28-Nov-95
93-07	High Thermal Conductivity Non-Metallic Honeycomb With Laminar Cell Walls	Issued	Hexcel Corporation	Darfler	United States of America	8136957	14-Oct-93	5466507	14-Nov-95
93-06	High Thermal Conductivity Triaxial Non-Metallic Honeycomb	Issued	Hexcel Corporation	Darfler	United States of America	8139309	19-Oct-93	5527584	18-Jun-96
92-25	Co-Corrugation Process for Thermally Conductive Honeycomb	Issued	Hexcel Corporation	Darfler	Germany	959154634	31-Mar-95	69532193.5	26-Nov-03
92-25	Co-Corrugation Process for Thermally Conductive Honeycomb	Issued	Hexcel Corporation	Darfler	Japan	52583595	31-Mar-95	2863636	11-Dec-98
92-25	Co-Corrugation Process for Thermally Conductive Honeycomb	Issued	Hexcel Corporation	Darfler	United Kingdom	959154634	31-Mar-95	754121	26-Nov-03
92-25	Co-Corrugation Process for Thermally Conductive Honeycomb	Issued	Hexcel Corporation	Darfler	United States of America	8221833	1-Apr-94	5498462	12-Mar-96

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
92-13	Continuous Process for the Preparation of Unitary Thermoplastic Honeycomb Containing Areas with Different Physical Properties	Issued	Hexcel Corporation	Fell	United States of America	7620958	3-Dec-90	5217556	8-Jun-93
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	France	939035184	20-Jan-93	670776	21-Jul-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	Germany	939035184	20-Jan-93	69325718	21-Jul-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	Italy	939035184	20-Jan-93	670776	21-Jul-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	Japan	51652193	20-Jan-93	2935569	4-Jun-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	Luxembourg	939035184	20-Jan-93	670776	21-Jul-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	United Kingdom	939035184	20-Jan-93	670776	21-Jul-99
92-01	High Thermal Conductivity Non Metallic Honeycomb	Issued	Hexcel Corporation	Corden	United States of America	7853957	19-Mar-92	5288537	22-Feb-94
90-21-3	Method and Apparatus for Making Thermally Fused Thermoplastic Honeycomb Structures	Issued	Hexcel Corporation	Dixon	United States of America	8448136	23-May-95	5571369	5-Nov-96
90-21-1	Method For Making Thermally Fused Thermoplastic Honeycomb Structure (As Amended)	Issued	Hexcel Corporation	Dixon	United States of America	8105763	11-Aug-93	5421935	6-Jun-95
90-19	Resin Systems of Improved Toughness and High Temperature Performance and MethodTherefor (F655-2 Resin)	Issued	Hexcel Corporation	Olesen	United States of America	7744562	13-Aug-91	5278224	11-Jan-94
89-23	Composite Material with Shrinkage Barrier	Issued	Hexcel Corporation	Isley	United States of America	7922629	30-Jul-92	5391425	21-Feb-95
89-21-1	Honeycomb of Fabric-Reinforced Polymer and Methods of Preparation	Issued	Hexcel Corporation	Meyers	United States of America	7667909	12-Mar-91	5260117	9-Nov-93
89-09	Densified Polyethersulfone	Issued	Hexcel Corporation	Hedges	France	909114282	5-Jul-90	481004	5-Mar-97
89-09	Densified Polyethersulfone	Issued	Hexcel Corporation	Hedges	Germany	909114282	5-Jul-90	69030087.5	5-Mar-97

FILE NBR	TITLE	STATUS	OWNER	INVENTOR	COUNTRY	SERIAL NBR	FILING DATE	PATENT NBR	ISSUE DATE
89-09	Densified Polyethersulfone	Issued	Hexcel Corporation	Hedges	Spain	909114282	5-Jul-90	481004	5-Mar-97
89-09	Densified Polyethersulfone	Issued	Hexcel Corporation	Hedges	United Kingdom	909114282	5-Jul-90	481004	5-Mar-97
88-25	Toughened Bismaleimide Resins Systems for Composite Applications	Issued	Hexcel Corporation	Buyny	United States of America	7312016	16-Feb-89	5248711	28-Sep-93

HEXCEL INTELLECTUAL PROPERTY - ADDITIONAL U.S. PATENTS

(Co-Owned By Hexcel and a Third Party)

Patent No. 5849375

Patent No. 5780126

Patent No. 5657595

Patent No. 5357727

Patent No. 5925579

Patent No. 5649398

Patent No. 5607527

Patent No. 5218810

Patent No. 6219991

HEXCEL CORPORATION — COPYRIGHT REGISTRATIONS

PRODUCT	TITLE OF WORK	NATURE OF WORK	RENEWAL/ REG NO.	ORIGINAL REG. NO.	ORIGINAL COPYRIGHT CLAIMANT	EFF DATE RENEWAL/REG	DATE OF EXPIRATION

HONEYCOMB	ALUMINUM HONEYCOMB IN TOOLING APPLICATIONS	Technical Service Bulletin #116 Renewal/Entire Work	RE 544 942	A 716963	Hexcel Products Inc.	09/13/1991	11/15/2038

HONEYCOMB	APPLICATION OF HONEYCOMB IN ADVANCED ROCKET MOTOR DESIGN	R&D Technical Report #202 Renewal/Entire Work	RE 602 064	A 689277	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	ASTROWELD DIFFUSION BONDED HONEYCOMB	R&D Tech Report 201. Renewal/Editorial rev. with add’l new matter	RE 602 508	A 689276	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	CARVING AND FORMING HONEYCOMB MATERIALS	Technical Service Bulletin #117 Renewal/Entire Work	RE 532 393	A 667147	Hexcel Products Inc.	11/07/1990	07/01/2037

HONEYCOMB	CROSS-CORE	Data Sheet 2900 Renewal/Entire Work	RE 544 964	A 678318	Hexcel Products Inc.	09/13/1991	12/01/2038

HONEYCOMB	DESIGN CURVES FOR THE PRELIMINARY SELECTION OF HONEYCOMB SANDWICH STRUCT	Technical Service Bulletin #121 Renewal/Entire Work	RE 602 069	A 737733	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	DESIGN DATA FOR THE PRELIMINARY SELECTION OF HONEYCOMB ENERGY ABSORPTION SYSTEMS	Technical Service Bulletin #122 Renewal/Entire Work	RE 602 068	A 737523	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	DESIGN DATA FOR THE PRELIMINARY SELECTION OF HONEYCOMB ENERGY ABSORPTION SYSTEMS (Supplement)	Technical Service Bulletin #122 Supplement	RE 636 377	A 762229	Hexcel Products Inc.	11/09/1993	12/31/2040

PRODUCT	TITLE OF WORK	NATURE OF WORK	RENEWAL/ REG NO.	ORIGINAL REG. NO.	ORIGINAL COPYRIGHT CLAIMANT	EFF DATE RENEWAL/REG	DATE OF EXPIRATION

HONEYCOMB	FLEX-CORE	Data Sheet 2700 Renewal/Entire Work	RE 602 066	A 716598	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	HEXCEL HONEYCOMB	Bulletin/Brochure Renewal/Entire Work	RE 602 126	A 678319	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	HEXCEL HONEYCOMB	Honeycomb Material Renewal/Entire Work	RE 532 395	KK 170344	Hexcel Products Inc.	11/07/1990	08/31/2037

HONEYCOMB	HEXCEL HONEYCOMB DESIGN CALCULATOR	Calculator/Flexural Rigidity (D) requirements	RE 636 376	A 749136	Hexcel Products Inc.	11/09/1993	12/31/2040

HONEYCOMB	HEXCEL “MYLAR” HONEYCOMB	Data Sheet 3500 Renewal/Entire Work	RE 544 963	A 667146	Hexcel Products Inc.	09/13/1991	11/15/2038

HONEYCOMB	HEXCEL PRODUCTS	Brochure Renewal/Entire Work	RE 532 394	A 576810	Hexcel Products Inc.	11/07/1990	04/27/2037

HONEYCOMB	HEXCELITE 840 NODE ADHESIVE	Data Sheet	RE 636 378	A 771428	Hexcel Products Inc.	11/09/1993	12/31/2040

HONEYCOMB	HONEYCOMB SANDWICH CARGO CONTAINERS - design notes	Brochure	RE 670 617	A 885401	Hexcel Products Inc.	12/09/1966	12/31/2040

HONEYCOMB	HONEYCOMB SANDWICH DESIGN	Brochure “E” Renewal/Entire Work	RE 602 065	A 700985	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	MECHANICAL PROPERTIES OF HEXCEL HONEYCOMB MATERIALS	Technical Service Bulletin #120 Renewal/Entire Work	RE 602 127	A 678321	Hexcel Products Inc.	12/15/1992	12/31/2039

PRODUCT	TITLE OF WORK	NATURE OF WORK	RENEWAL/ REG NO.	ORIGINAL REG. NO.	ORIGINAL COPYRIGHT CLAIMANT	EFF DATE RENEWAL/REG	DATE OF EXPIRATION

HONEYCOMB	MECHANICAL PROPERTIES OF HEXCEL HONEYCOMB MATERIALS	Technical Service Bulletin #120 - 2nd Revision 1/1/66	RE 670 618	A 830328	Hexcel Products Inc.	04/11/1966	12/31/2040

HONEYCOMB	RADIO FREQUENCY SHIELDING PROPERTIES OF HEXCEL METALLIC HONEYCOMB	TSB #113Renewal/Layout rev. and additional text matter	RE 602 067	A 716599	Hexcel Products Inc.	12/15/1992	12/31/2039

HONEYCOMB	TUBE-CORE	Data Sheet 2800	RE 544 965	A 678320	Hexcel Products Inc.	09/13/1991	12/31/2038

HEXCEL INTELLECTUAL PROPERTY - LICENSE AGREEMENTS

1.     Combined Development Agreement and License, dated May 7, 2003, between Applied Poleramic, Inc. and Hexcel Corporation (pertaining to VaRTM Resin Development).

2.     Cross-License Agreement, dated November 19, 1999, between Toray Industries and Hexcel Corporation (pertaining to high tow count/low areal weight fabrics and applications thereof).

3.     License Agreement, dated January 1, 1997, between Hexcel Composites, S.A. and Hexcel Corporation (pertaining to HT93 and related know-how).

4.     License Agreement, dated August 29, 1997, between Fiberite, Inc. and Hexcel Corporation (pertaining to trade secret and know-how re: resin systems for all fields except aircraft interiors).

5.     Cross-License Agreement, dated July 20, 2006, between Cytec Engineered Materials Inc., Cytec Technology Corp. and Hexcel Corporation (pertaining to partially impregnated prepreg products and methods for making and using same).

6.     Settlement and Patent License Agreement, effective January 22, 2010, between Gurit Holding AG and Gurit (UK), Ltd. and Hexcel Corporation, Hexcel Composites GmbH & Co KG and Hexcel Holding GmbH (pertaining to partially impregnated prepreg products and methods for making and using same).

Schedule 5.11

CERTAIN EMPLOYEE BENEFIT PLANS

NONE

Schedule 6.13

POST-CLOSING DELIVERIES

Within ten (10) Business Days from the Closing Date, deliver to Administrative Agent Foreign Pledge Agreements representing a pledge of (1) 65% of the Capital Stock of Hexcel Reinforcements Holding Corp. Luxembourg S.C.S. and (2) 100% of each of (a) the Capital Stock of Hexcel Financing Luxembourg S.a.r.l. and (b) the Class A Preferred Equity Certificates owned by Company required to be pledged under the Collateral Documents and the taking of all such other actions under the laws of such jurisdictions as deemed necessary or advisable by Administrative Agent to perfect or otherwise protect such Liens.

Within ninety (90) days from the Closing Date, issue and deliver to Administrative Agent final Policies for each of Mortgages insuring each such mortgage as a first lien in favor of Administrative Agent, in the form of the Pro Forma Policies delivered on the Closing Date pursuant to subsection 4.1 K(iii) of the Credit Agreement.

Schedule 7.1

CERTAIN EXISTING INDEBTEDNESS

Part I — Outstanding Indebtedness

Hexcel Entity	Amount		Description
Hexcel Composites S.P.R.L.	EUR	750,000	Overdraft (Welk) from CBC
Hexcel Composites S.A.	EUR	1,250,000	Overdraft (Dagneux) from Lyonnaise de Banque
Hexcel Reinforcements S.A.S	EUR	1,250,000	Overdraft (Les Avenieres) from Lyonnaise de Banque
Hexcel Composites GmbH & Co. KG	EUR	500,000	Overdraft (Linz) from Creditanstalt
Hexcel Corporation	USD	5,838,000	Synthetic lease for Prepreg equipment at Windsor, CO
Hexcel Corporation	USD	7,870,000	Synthetic lease for Prepreg equipment at Windsor, CO
Hexcel Composites (Tianjin) Co, Ltd.	USD	5,000,000	Working capital Loan Facility from HSBC-Tianjin

Intercompany Indebtedness

Borrower	Lender	Currency	Amount
Hexcel (UK) Limited	Hexcel Corporation	USD	Demand Note up to 10,000,000.00

Part II — Capital Leases

Lessee	Amount		Description
Hexcel Composites GmbH (Austria)	EUR	1,747,778.60	Lease of Pasching, Austria building from Raiffeisen Leasing Gesellschaft mbH

Schedule 7.2

CERTAIN EXISTING LIENS

1.     Liens in connection with Capital Leases set forth in Part II of Schedule 7.1.

2.     Consigned inventory from Hexcel suppliers entered into in the ordinary course of business.

3.     Deposit with CBC bank of EUR 210,000 guaranteeing certain retirement obligations in Belgium.

4.     Cash deposits in favor of Cardif for the payment of retirement obligations in the amount of EUR 125,000 for Hexcel Composites SASU.

5.     Those liens listed on the attached exhibit related to UCC financing statements, fixture filings and operating leases.

6.     Un-released lien in favor of Bank of America, dated October 6, 1995, recorded in the PTO against patent  98-04-2 (US PAT 5539041), assigned to Hexcel from Fiberite, Inc. in 1997.

7.     Cash deposit in favor of BNP/Fortis for amount of EUR 2,513,277.52 as counter-guarantee of bank guarantees issue by BNP/Fortis on behalf of Hexcel Holding Spain before Spanish Tax Authorities.

Exhibit to Schedule 7.2

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description
Hexcel Corporation	Citibank, N.A.	Delaware	41719428	6/22/04	Accounts receivable from United Technologies Corp. purchased by Secured Party pursuant to terms of Supplier Agreement between Debtor and Secured Party.

			2009 0808870	3/13/09	Continuation

Hexcel Corporation	NMHG Financial Services, Inc.	Delaware	63033156	8/31/06	Equipment lease

Hexcel Corporation	Toyota Motor Credit Corporation	Delaware	2007 4002738	10/23/07	Equipment lease

Hexcel Corporation	NMHG Financial Services, Inc.	Delaware	2007 4860234	12/26/07	Equipment lease

Hexcel Corporation	Dell Financial Services L.L.C.	Delaware	2008 1320652	4/15/08	Equipment lease

Hexcel Corporation	US Express Leasing, Inc.	Delaware	2008 2194163	6/26/08	Equipment lease

Hexcel Corporation	Wells Fargo Financial Leasing, Inc.	Delaware	2008 2400958	7/14/08	Equipment lease

Hexcel Corporation	Les Schwab Tire Centers of Washington, Inc.	Delaware	2009 1575908	5/18/09	Contractual security interest in tires, wheels and batteries.

Hexcel Corporation	General Electric Capital Corporation	Delaware	2009 2213079	7/9/09	Equipment

Hexcel Corporation	General Electric Credit Corporation of Tennessee	Delaware	2009 4123185	12/23/09	Equipment

Hexcel Reinforcements Corp.	Toyota Motor Credit Corporation	Delaware	60660670	2/24/06	Equipment lease

Hexcel Reinforcements Corp.	Toyota Motor Credit Corporation	Delaware	61391903	4/26/06	Equipment lease

Schedule 7.3A

CERTAIN EXISTING INVESTMENTS

1.             The following joint venture:

ACM Holdings Corporation’s 50% ownership in Asian Composites Manufacturing Sdn. Bhd.

2.             Intercompany indebtedness set forth in Part I of Schedule 7.1.

Schedule 7.3B

CERTAIN PROPOSED INVESTMENTS

1.             Company may contribute, sell, dispose of or otherwise transfer the shares of Hexcel Japan K.K. (“Hexcel Japan”), or Hexcel Japan may contribute, sell, dispose of or otherwise transfer its assets, in either case to any Subsidiary of Company in exchange for shares of such Subsidiary or other assets held by such Subsidiary.

2.             Company may contribute, sell, dispose of or otherwise transfer the shares of Hexcel Pacific Rim Corporation (CA) (“HPRC”), or HPRC may contribute, sell, dispose of or otherwise transfer its assets, in either case to any Subsidiary of Company in exchange for shares of such Subsidiary or other assets held by such Subsidiary.

Schedule 7.4

CERTAIN EXISTING CONTINGENT OBLIGATIONS

1.     Bank guarantee by CBC bank of payment of duties in the amount of EUR 12,500 for Hexcel Composites S.P.R.L.

2.     Bank Guaranties by BNP/Fortis for the payment of duties and VAT before customs on goods imported in the amount of EUR 966,518.16 for Hexcel Composites, S.L.

3.     Bank Guaranties by Fortis for the payment of duties and VAT before customs on goods imported in the amount of EUR 1,000,000 for Hexcel Composites, S.L.

4.     Bank Guarantees by BNP/Fortis for obligations to Town Council of Illescas for urbanization costs in the amount of EUR 669,062.02 for Hexcel Fibers SL.

5.     Bank Guarantees by BNP/Fortis in favor of Natural Gas Distributor in the amount of EUR 53,700.90 for Hexcel Fibers SL.

6.     Various surety bonds for self-insurance, customs duty, or customs drawback in the amount of $1,800,000 with respect to Hexcel Corporation and Hexcel Reinforcements Corp.

7.     Bank Guarantees by Fortis for obligations to Town Council of Illescas for urbanization costs in the amount of EUR 670,000 for Hexcel Fibers SL.

8.     Bank Guarantees by Fortis in favor of Natural Gas Distributor in the amount of EUR 55,000 for Hexcel Fibers SL.

9.     Bank Guarantees by HSBC in favor of HM Customs for the payment of duty in the amount of GBP 200,000 for Hexcel Composites Ltd.

10.   Bank Guarantees by Sparkasse in favor of Zollamt Linz Wels for the payment of import taxes in the amount of EUR 50,000 for Hexcel Composites GmbH & Co. KG.

11.   Bank Guarantees by Sparkasse in favor of O. Verkehrskreditbank for the payment of freight taxes in the amount of EUR 11,627.65 for Hexcel Composites GmbH & Co. KG.

12.   Bank Guarantees by BNP/Fortis for obligations before the Spanish Tax Authorities in the amount of EUR 2,513,277.52 for Hexcel Holding Spain SL.

Schedule 7.7

CERTAIN ASSET SALES

1.             Hexcel Corporation’s land located in Livermore, California, may be sold in one or a series of transactions.

2.             Hexcel’s land and facilities in [*****].

3.             Unimproved land located in Lodi, New Jersey.

4.             The land and manufacturing facility of [*****] in [*****].

5.             Hexcel’s equity interest in [*****].

Schedule 7.9

CERTAIN TRANSACTIONS WITH AFFILIATES

NONE

Schedule 10.8

FUNDING AND PAYMENT OFFICE; CERTAIN ADDRESSES FOR NOTICE

BORROWERS

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:              Wayne C. Pensky

Telephone:            (203) 352-6839

Telecopier:            (203) 358-3973

Electronic Mail: Wayne.Pensky@hexcel.com

Website Address:                www.hexcel.com

U.S. Taxpayer Identification No. 94-1109521

With a copy to:

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:              Ira J. Krakower

Telephone:            (203) 352-6841

Telecopier:            (203) 358-3972

Electronic Mail: Ira.Krakower@hexcel.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for financial/loan activity — advances, pay down, interest/fee

Billing and payments, rollovers, rate-settings):

Attention:              Robert Garvey

Telephone:            980.387.9468

Telecopier:            617.310.3288

Electronic Mail:  Robert.garvey@baml.com

Remittance Instructions:

Bank of America, N.A., Charlotte, NC

ABA #206-009-593, New York, NY

Account #1366212250600

Attn:  Corporate Credit Services, Charlotte, NC

Reference:  Hexcel Corporation

LC Issuer’s Office:

(For fee payments due LC Issuer only and new LC requests and amendments):

Trade Operations

1 Fleet Way

Mail Code:  PA6-580-02-30

Scranton, PA 18507

Attention:              Mary J. Cooper

Telephone:            570.330.4235

Telecopier:            570.330.4186

Electronic Mail:  mary.j.cooper@baml.com

Remittance Instructions:

Bank of America, N.A., Charlotte, NC

ABA #026-009-593, New York, NY

Account #04535-883980

Attn:  Scranton Standby

Reference:  Hexcel Corporation and LC#

Other Notices as Administrative Agent:

(For financial statements, compliance certificates, maturity extension

And commitment change notices, amendments, consents, vote taking, etc.)

Bank of America Plaza

101 S. Tryon Street

Mail Code:  NC1-002-15-36

Charlotte, North Carolina 28255

Attention:              William A. (Bill) Cessna

Telephone:            980.388.1639

Telecopier:            704.264.2501

Electronic Mail:  william.a.cessna@baml.com